OMB APPROVAL
OMB Number: 3235-0059 Expires: January 31, 2008 Estimated average burden hours per response 14
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant:	X

Filed by a Party other than the Registrant:

Check the appropriate box:

X	Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Caterpillar Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

100 NE Adams Street
Peoria, Illinois  61629

Notice of Annual Meeting of Stockholders
Wednesday, June 9, 2010
1:30 p.m. — Central Daylight Time

Northern Trust Building
50 South LaSalle Street
Chicago, Illinois 60675

April 30, 2010
Dear fellow stockholder:

On behalf of the board of directors (Board), you are cordially invited to attend the 2010 Caterpillar Inc. annual meeting of stockholders (Annual Meeting) to:

▪	Elect directors;
▪	Ratify our Independent Registered Public Accounting Firm;
▪	Act on Company proposals;
▪	Act on properly presented stockholder proposals; and
▪	Conduct any other business properly brought before the meeting.

We have elected to furnish proxy materials for the Annual Meeting to stockholders via the Internet.  We believe the use of the Securities and Exchange Commission’s e-proxy rule will expedite stockholders’ receipt of the proxy materials, lower the costs and reduce the environmental impact of our Annual Meeting.  On April 30, 2010, we mailed a notice to most stockholders containing instructions on how to access the proxy materials and vote online.  All other stockholders were sent a copy of the proxy materials by mail or e-mail.  See page 4 of this proxy statement for more information on e-proxy and instructions on how you can (i) receive a paper copy of the proxy materials if you received a notice by mail, or (ii) elect to receive your proxy materials over the Internet or by e-mail, if you received them by mail this year.

You must have an admission ticket to attend the Annual Meeting.  Procedures for requesting an admission ticket are detailed on page 74 of this proxy statement.  Attendance and voting is limited to stockholders of record at the close of business on April 12, 2010.

Sincerely yours,

James W. Owens Chairman

Table of Contents
Part One – Information about E-proxy, Meeting Attendance and Voting Matters
Internet Availability of Proxy Materials
Frequently Asked Questions Regarding Meeting Attendance and Voting
Part Two – Corporate Governance Information
Corporate Governance Guidelines
Composition of the Board
Related Party Transaction Approval Process
Director Independence Determinations
Process for Identifying and Evaluating Potential Directors
Board Leadership Structure
Board’s Role in Risk Oversight
Board Meetings and Committees
Communication with the Board
Code of Ethics
Audit Committee Report
Audit Fees and Approval Process
Governance Committee
Part Three – Proposals to be Voted on at the 2010 Annual Meeting
Company Proposals
Proposal 1 –	Election of Directors
Proposal 2 –	Ratification of our Independent Registered Public Accounting Firm
Proposal 3 –	Amend 2006 Long-Term Incentive Plan
Proposal 4 –	Amend Restated Certificate of Incorporation and Bylaws to Provide for Annual Election of Directors
Proposal 5 –	Amend Restated Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements

Stockholder Proposals
Proposal 6 –	Independent Chairman of the Board
Caterpillar Response
Proposal 7 –	Review of Global Corporate Standards
Caterpillar Response
Proposal 8 –	Special Stockholder Meetings
Caterpillar Response
Part Four – Other Important Information
Persons Owning More than Five Percent of Caterpillar Common Stock
Caterpillar Common Stock Owned by Executive Officers and Directors
Compensation
Compensation Discussion and Anlaysis
Compensation Committee Report
Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
Director Compensation
Compensation Risk
Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Director Legal Proceedings
Matters Raised at the Meeting not Included in this Statement
Admission and Ticket Request Procedure
Appendix A – Proposed Amendments to 2006 Long-Term Incentive Plan
Appendix B – Proposed Amendments to Restated Certificate of Incorporation
Appendix C – Proposed Amendments to Bylaws

PART ONE — Information about E-proxy, Meeting Attendance and Voting Matters

Internet Availability of Proxy Materials

As permitted by e-proxy rules adopted by the Securities and Exchange Commission (SEC), Caterpillar Inc. (Caterpillar, the Company, we or us) is providing, in most cases, the proxy materials for its Annual Meeting electronically via the Internet or e-mail.  On April 30, 2010, we initiated delivery of proxy materials to our stockholders of record as of the close of business on April 12, 2010 in one of three ways: 1) a notice containing instructions on how to access proxy materials via the Internet (Internet Notice), 2) a paper copy mailing (Paper Mailing) or 3) an e-mail distribution.  If you received an Internet Notice, you will not receive a printed copy of the proxy materials in the mail.  Instead, the Internet Notice provides instructions on how to access the proxy materials and vote online or by telephone.  If you received an Internet Notice and would like to receive a printed copy of the proxy materials or elect to receive the materials via e-mail in the future, please follow the instructions included in the Internet Notice.  If you received a Paper Mailing and would like to register to receive an Internet Notice or an e-mail regarding availability of proxy materials in the future, you can do so by any of the following methods:

▪	Internet – Go to www.eproxyaccess.com/cat2010 and follow the registration instructions.

▪	Telephone – From within the United States or Canada, call us free of charge at 1-888-216-1363.

▪
E-mail – Send us an e-mail at cat@eproxyaccess.com. Include the control number from your Paper Mailing as the subject line, and indicate whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or for all future meetings.

Frequently Asked Questions Regarding Meeting Attendance and Voting

Q:	Why am I receiving these proxy materials?

A:
You have received these proxy materials because you are a Caterpillar stockholder, and Caterpillar’s Board is soliciting your authority or proxy to vote your shares at the Annual Meeting.  This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

Q:	What is e-proxy and why did Caterpillar choose to use it this year?

A:
SEC rules allow companies to choose the method for delivery of proxy materials to stockholders.  For most stockholders, we have elected to send an Internet Notice, rather than mailing a full set of proxy materials.  We believe that this method of delivery will expedite your receipt of proxy materials and lower the costs and reduce the environmental impact of our Annual Meeting.

Q:	Why didn’t I receive an “annual report” or sustainability report with my proxy materials?

A:
Our 2009 “Year in Review” and 2009 “Sustainability Report” are available exclusively online at www.CAT.com/investor.  The online, interactive format of the reports furthers our efforts to lower costs and reduce the environmental impact of our communications.  As required by SEC rules, complete financial statements, financial statement notes and management’s discussion and analysis for 2009 are included as Appendix D to the proxy statement.

Q:	How do I obtain an admission ticket to attend the Annual Meeting?

A:	Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

▪	Stockholders of record on April 12, 2010 and one immediate family member;
▪	An authorized proxy holder of a stockholder of record on April 12, 2010; or
▪	An authorized representative of a stockholder of record who has been designated to present a stockholder proposal.

You must provide evidence of your ownership of shares with your ticket request and follow the requirements for obtaining an admission ticket specified in the “Admission and Ticket Request Procedure” on page 74.    Accredited members of the media and analysts are also permitted to attend the Annual Meeting pursuant to the directions provided in the “Admission and Ticket Request Procedure” on page 74.

Q:	What is a stockholder of record?

A:
A stockholder of record or registered stockholder is a stockholder whose ownership of Caterpillar stock is reflected directly on the books and records of our transfer agent, BNY Mellon Shareowner Services (Transfer Agent).  If you hold stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or other intermediary.  Caterpillar only has access to ownership records for the stockholders of record.  So, if you are not a stockholder of record, the Company needs additional documentation to evidence your stock ownership as of the record date – such as a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card.

Q:	When is the record date and who is entitled to vote?

A:
The Board set April 12, 2010 as the record date for the Annual Meeting.  Holders of Caterpillar common stock on that date are entitled to one vote per share.  As of April 12, 2010, there were [             ] shares of Caterpillar common stock outstanding.

A list of all registered stockholders will be available for examination by stockholders during normal business hours at 100 NE Adams Street, Peoria, Illinois 61629, at least ten days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:	How do I vote?

A:	You may vote by any of the following methods:

▪

In person – Stockholders of record and stockholders with shares held in street name that obtain an admission ticket and attend the Annual Meeting will receive a ballot for voting.  If you hold shares in street name, you must also obtain a legal proxy from your broker to vote in person and submit the proxy along with your ballot at the meeting.

▪	By mail – Signing and returning the proxy and/or voting instruction card provided.
▪	By phone or via the Internet – Following the instructions on your Internet Notice, proxy and/or voting instruction card or e-mail notice.

If you vote by phone or the Internet, please have your Internet Notice, proxy and/or voting instruction card or e-mail notice available.  The control number appearing on your Internet Notice, proxy and/or voting instruction card or e-mail notice is necessary to process your vote.  A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

Q:	Why is it so important that I vote my shares?

A:
We value your input on questions facing the Company. Please note that if you hold your shares through a broker in street name, beginning this year, New York Stock Exchange (NYSE) rules will not permit your broker to vote your shares in the election of directors without your instruction. Your failure to vote this year may require us to incur additional solicitation costs. In addition, your voice can be heard on important Company matters when you vote. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly so that we can avoid additional costs.

Q:	What are “broker non-votes” and why is it so important that I submit my voting instructions for shares I hold in street name?

A:
Under the rules of the NYSE, if a broker or other financial institution holds your shares in its name and you do not provide your voting instructions to them, that firm has discretion to vote your shares for certain routine matters. For example, Company Proposal 2, the ratification of the appointment of our independent registered public accounting firm, is a routine matter.

On the other hand, the broker or other financial institution that holds your shares in its name does not have discretion to vote your shares for non-routine matters, including stockholder proposals. When a broker votes a client’s shares on some but not all of the proposals at the Annual Meeting, the missing votes are referred to as “broker non-votes.”

Q:	How can I authorize someone else to attend the meeting or vote for me?

A:
Stockholders of record can authorize someone other than the individual(s) named on the proxy and/or voting instruction card to vote on their behalf by crossing out the individual(s) named on the card and inserting the name of the individual being authorized or by providing a written authorization to the individual being authorized to attend or vote.

Street name holders can contact their broker to obtain documentation with authorization to attend or vote at the meeting.

To obtain an admission ticket for an authorized proxy representative, see the requirements specified in the “Admission and Ticket Request Procedure” on page 74.

Q:	How can I change or revoke my vote?

A:
For stockholders of record: You may change or revoke your vote by submitting a written notice of revocation to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629 or by validly submitting another vote on or before June 9, 2010 (including a vote via the Internet or by telephone).  For all methods of voting, the last vote cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:	Is my vote confidential?

A:
Yes. Proxy cards, ballots, Internet and telephone votes that identify stockholders are kept confidential.  There are exceptions for contested proxy solicitations or when necessary to meet legal requirements.  Innisfree M&A Incorporated (Innisfree), the independent proxy tabulator used by Caterpillar, counts the votes and acts as the inspector of election for the Annual Meeting.

Q:	What is the quorum for the meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting.  For Caterpillar, at least one-third of all stockholders must be present in person or by proxy at the Annual Meeting to constitute a quorum.  Abstentions and broker non-votes are counted as present for establishing a quorum.

Q:	What vote is necessary for action to be taken on proposals?

A:
Directors are elected by a plurality vote of the shares present at the meeting, meaning that director nominees with the most affirmative votes are elected to fill the available seats.  Company proposals to amend the Restated Certificate of Incorporation and Bylaws require the affirmative vote of no less than 75 percent of the outstanding shares.  All other actions presented for a vote of the stockholders at the Annual Meeting require an affirmative vote of the majority of shares present or represented at the meeting and entitled to vote.  Abstentions will have the effect of a vote against matters other than director elections.  Broker non-votes will not have an effect on any proposals presented for your vote.

Votes submitted by mail, telephone or Internet will be voted by the individuals named on the card (or the individual properly authorized) in the manner indicated.  If you do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations.  If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:	When are stockholder proposals due for the 2011 annual meeting?

A:
To be considered for inclusion in the Company’s 2011 proxy statement, stockholder proposals must be received in writing no later than January 1, 2011.  Stockholder proposals should be sent to Caterpillar Inc. by mail c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.  Additionally, we request that you also forward all stockholder proposals via facsimile to the following facsimile number:  309-494-1467.

Q:	What does it mean if I receive more than one proxy card?

A:
Whenever possible, registered shares and plan shares for multiple accounts with the same registration will be combined into the same card.  Shares with different registrations cannot be combined and as a result, you may receive more than one proxy card.  For example, registered shares held individually by John Smith will not be combined on the same proxy card as registered shares held jointly by John Smith and his wife.

Street shares are not combined with registered or plan shares and may result in the stockholder receiving more than one proxy card.  For example, street shares held by a broker for John Smith will not be combined with registered shares for John Smith.

If you hold shares in more than one account, you must vote for each notice, proxy and/or voting instruction card or e-mail notification you receive that has a unique control number to ensure that all shares you own are voted.

If you receive more than one card for accounts that you believe could be combined because the registration is the same, contact our Transfer Agent (for registered shares) or your broker (for street shares) to request that the accounts be combined for future mailings.

Q:	Who pays for the solicitation of proxies?

A:
Caterpillar pays the cost of soliciting proxies on behalf of the Board.  This solicitation is being made by mail, but also may be made by telephone or in person.  We have hired Innisfree to assist in the solicitation.  We will pay Innisfree a fee of $15,000  for these services, and will reimburse their out-of-pocket expenses.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:	Are there any matters to be voted on at the Annual Meeting that are not included in this proxy statement?

A:
We do not know of any matters to be voted on by stockholders at the meeting other than those discussed in this proxy statement.  If any other matter is properly presented at the Annual Meeting, proxy holders will vote on the matter in their discretion.

Under Caterpillar’s Bylaws, a stockholder may bring a matter to vote at the Annual Meeting by giving adequate notice to Caterpillar Inc. by mail c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.  To qualify as adequate, the notice must contain the information specified in our Bylaws and be received by us not less than 45 days nor more than 90 days prior to the Annual Meeting.  However, if less than 60 days’ notice of the Annual Meeting date is given to stockholders, notice of a matter to be brought before the Annual Meeting may be provided to us up to the 15th day following the date the notice of the Annual Meeting was provided.

Q:	Can I submit a question in advance of the Annual Meeting?

A:
Stockholders wishing to submit a question for consideration in advance of the Annual Meeting may do so by sending an e-mail to the Corporate Secretary at Directors@CAT.com or by mail to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.  At the Annual Meeting, the Chairman will alternate taking live questions with questions submitted in advance, if any.

PART TWO — Corporate Governance Information

Corporate Governance Guidelines

Our Board has adopted Guidelines on Corporate Governance Issues (Corporate Governance Guidelines), which are available on our Internet site at www.CAT.com/governance.  The Corporate Governance Guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value over the long term.

Composition of the Board

Structure
As of the date of this proxy statement, our Board consists of 15 directors and is divided into three classes for election purposes.  One class is elected at each annual meeting to serve for a three-year term.

In response to prior stockholder proposals, the Board has decided to recommend Company Proposal 4 to declassify the Board.  If at least 75 percent of the outstanding shares of the Company are voted in favor of Company Proposal 4 to amend our Restated Certificate of Incorporation and Bylaws to declassify the Board, each director elected at the Annual Meeting will hold office until the 2011 annual meeting.  At the 2011 annual meeting, all of our currently serving directors’ terms would automatically expire, and all directors would stand for election at the 2011 annual meeting and on an annual basis thereafter.

If fewer than 75 percent of the outstanding shares of the Company are voted in favor of Company Proposal 4, there will be no change to our directors’ terms of office or to the class structure of the Board and directors elected at the Annual Meeting will hold office for a three-year term expiring at the 2013 annual meeting.  Directors in the other two classes will continue in office for the remainder of their terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

At its June 9, 2010 meeting, the Board is expected to elect Douglas R. Oberhelman as a director of the Company, effective on July 1, 2010.  Mr. Oberhelman's election to the Board is expected to occur in connection with his appointment as Chief Executive Officer (CEO) of the Company.  Mr. Oberhelman is not expected to serve on any Board committees and will be a Class II director.  His business experience and recent directorships are provided with his description as a Class II director below.  When Mr. Oberhelman is elected as a director, the Board will have 16 directors.

The Board has determined that, with the exception of Mr. Owens, all directors are independent as determined under NYSE listing standards and the standards described under “Director Independence Determinations” on page 14.

The Company’s Corporate Governance Guidelines require a director to tender his or her resignation upon a significant change in business or personal circumstances.  Accordingly, on November 10, 2009, Gail D. Fosler submitted a letter of resignation from her position as a director following her resignation as president of The Conference Board.  On November 19, 2009, John R. Brazil also submitted a letter of resignation from his position as a director following his retirement as president of Trinity University.  On February 10, 2010, the Board accepted Ms. Fosler’s and Mr. Brazil’s resignations, effective upon the expiration of their current terms as Class I directors on the date of the Company’s annual meeting of stockholders in 2011.

The current composition of the Board classes is as follows:

Director Biographies and Qualifications

Class I – Directors with terms expiring in 2011

▪
W. FRANK BLOUNT, 71, Chairman and CEO of JI Ventures, Inc. (venture capital) and former Chairman and CEO of TTS, Inc. (private equity firm).  Other current directorships: Alcatel-Lucent S.A.; Entergy Corporation; and KBR, Inc.  Other directorships within the last five years:  Adtran Inc. and Hanson PLC.  Mr. Blount has been a director of the Company since 1995.

The Board believes that Mr. Blount’s international business experience allows him to provide important insights for the Company’s management and execution of its strategic plans.  His experience as former Group President of AT&T, Inc. and former CEO of Telstra, Inc. of Australia and as a director for other large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

Mr. Blount will turn 72 this year and is expected to retire from the Board on or before December 31, 2010, pursuant to the mandatory director retirement age set forth in our Corporate Governance Guidelines.

▪
JOHN R. BRAZIL, 64, former President of Trinity University (San Antonio, Texas).  Other current directorships:  none.  Other directorships within the last five years:  none.  Dr. Brazil has been a director of the Company since 1998.

The Board believes that Dr. Brazil’s role as a thought leader in education and academia bring important insights and diverse viewpoints to the Board.  His experience as a university president and prior service as a director of a large utility corporation and several banks also enables him to provide meaningful input and guidance to the Board and the Company.

▪
EUGENE V. FIFE, 69, Managing Principal of Vawter Capital LLC (private investment).  Mr. Fife served as the interim CEO and President of Eclipsys Corporation (healthcare information services) from April to November of 2005 and currently serves as the non-executive Chairman.  Other current directorships:  Eclipsys Corporation.  Other directorships within the last five years:  none.  Mr. Fife has been a director of the Company since 2002.

The Board believes that Mr. Fife’s investment banking experience bolsters the expertise of the Board and adds important insights for the Company’s growth strategy.  His financial expertise and experience are important considerations for the Board.  Additionally, his experiences as a chief executive officer and director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
GAIL D. FOSLER, 62, Senior Advisor of The Conference Board (research and business membership).  Prior to her current position, Ms. Fosler has served as President, Trustee, Executive Vice President, Senior Vice President and Chief Economist of The Conference Board.  Other current directorships:  Baxter International Inc.  Other directorships within the last five years:  DBS Group Holdings Ltd. and Unisys Corporation.  Ms. Fosler has been a director of the Company since 2003.

The Board believes that Ms. Fosler’s knowledge of corporate best practices and global view of economic trends, especially her knowledge of emerging markets, is important to the Company’s management and strategic plans.  Her insight and expertise as a leading economic forecaster and advisor provides the Board with additional insight into long-term macro-economic planning.  Her financial expertise and experience as a director at other large, publicly-traded multinational corporations enables her to provide meaningful input and guidance to the Board and the Company.

▪
PETER A. MAGOWAN, 68, former President and Managing General Partner of the San Francisco Giants (major league baseball team).  Other current directorships:  none.  Directorships within the last five years:  DaimlerChrysler AG, Safeway Inc. and Spring Group plc.  Mr. Magowan has been a director of the Company since 1993.

The Board believes that Mr. Magowan’s business experience as a long-term chief executive officer of Safeway Inc., a large, publicly-traded multinational corporation, is particularly valuable to the Board.  His experience in owning and managing a professional baseball organization also provides a diverse viewpoint on business matters.  In addition, his experience as a director of other large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

Class II – Directors with terms expiring in 2012

▪
DANIEL M. DICKINSON, 48, Managing Partner of Thayer | Hidden Creek (private equity investment).  Other current directorships:  IESI-BFC Ltd. and Mistras Group, Inc.  Other directorships within the last five years:  none.  Mr. Dickinson has been a director of the Company since 2006.

The Board believes that Mr. Dickinson’s experience in mergers and acquisitions, private equity business and role as an investment banker provide important insight for the Company’s growth strategy.  His significant financial expertise and experience, both in the U.S. and internationally, contributes to the Board’s understanding and ability to analyze complex issues. His experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
DAVID R. GOODE, 69, former Chairman, President and CEO of Norfolk Southern Corporation (holding company engaged principally in surface transportation).  Other current directorships: Delta Air Lines, Inc. and Texas Instruments Incorporated.  Other directorships within the last five years:  Norfolk Southern Corporation and Georgia-Pacific Corporation.  Mr. Goode has been a director of the Company since 1993.

The Board believes that Mr. Goode’s experience in the transportation and railroad industry provide valuable expertise to the Board.  His extensive experience in a capital-intensive industry enables him to make important contributions to the Company’s growth strategy.  In addition, his experience as a chief executive officer and director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
DOUGLAS R. OBERHELMAN (effective July 1, 2010), 57, Vice Chairman and Chief Executive Officer-Elect and Group President of Caterpillar Inc. (machinery, engines and financial products).  Mr. Oberhelman has been a Group President since January 1, 2001.  Prior to becoming Group President, Mr. Oberhelman served as vice president with responsibility for the Engine Products Division.  Other current directorships:  Ameren Corporation and Eli Lilly and Company.  As previously announced, Mr. Oberhelman will not stand for re-election to the Ameren board and will step down as a director effective April 27, 2010.  Other directorships within the last five years:  none.

The Board believes that Mr. Oberhelman’s extensive experience and knowledge of the Company is valuable to the Board.  He has worked at the Company for over 30 years and is familiar with its business and strategy.  His knowledge of the business and background in finance enables him to provide meaningful input and guidance to the Board and the Company.

As previously announced, Mr. Oberhelman will become CEO and a member of the Board effective July 1, 2010.

▪
JAMES W. OWENS, 64, Chairman and CEO of Caterpillar Inc. (machinery, engines and financial products).  Prior to his current position, Mr. Owens served as Vice Chairman of Caterpillar.  Other current directorships:  Alcoa Inc. and International Business Machines Corporation.  Other directorships within the last five years:  none.  Mr. Owens has been a director of the Company since 2004.

The Board believes that Mr. Owens’ extensive experience and knowledge of the Company is valuable to the Board.  He has worked at the Company for over 35 years and is familiar with its business and strategy.  His knowledge of the business and background in economics, coupled with his experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

Mr. Owens previously announced that he expects to retire as Chairman of the Board effective October 31, 2010.

▪
CHARLES D. POWELL, 68, Chairman of Capital Generation Partners (asset and investment management), LVMH Services Limited (luxury goods) and Magna Holdings (real estate investment).  Prior to his current positions, Lord Powell was Chairman of Sagitta Asset Management Limited (asset management).  Other current directorships:  LVMH Moët-Hennessy Louis Vuitton and Textron Corporation.  Other directorships within the last five years:  none.  Lord Powell has been a director of the Company since 2001.

The Board believes that Lord Powell’s substantial knowledge of international affairs and business expertise are important to the Board.  His trade, public and governmental affairs and international experience is also valued by the Board.  In addition, his role as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
JOSHUA I. SMITH, 69, Chairman and Managing Partner of the Coaching Group, LLC (management consulting).  Other current directorships: Comprehensive Care Corporation, FedEx Corporation and The Allstate Corporation.  Other directorships within the last five years:  CardioComm Solutions Inc.  Mr. Smith has been a director of the Company since 1993.

The Board believes that Mr. Smith’s experience in management consulting and business leadership provides important guidance to the Board.  His experience as the Chairman of the U.S. Commission on Minority Business Development, Maryland Small Business Development Finance Authority and as a member of the board of directors of the U.S. Chamber of Commerce provides valued insights on diversity issues.  In addition, his experience as the founder and chief executive officer of his own business and role as a director of other large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

Class III – Directors nominated for election at the Annual Meeting

▪
JOHN T. DILLON, 71, Senior Managing Director and former Vice Chairman of Evercore Partners (advisory and investment firm).  Other current directorships:  E. I. du Pont de Nemours and Company and Kellogg Co.  Other directorships within the last five years:  Vertis Inc.  Mr. Dillon has been a director of the Company since 1997.

The Board believes that Mr. Dillon’s prior experience as a chief executive officer of a large, publicly-traded multinational corporation, knowledge of the forest products industry and experience with trade-related issues is particularly valuable to the Board.  In addition, his financial expertise and experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

Mr. Dillon will turn 72 this year and is expected to retire from the Board on or before December 31, 2010, pursuant to the mandatory director retirement age set forth in our Corporate Governance Guidelines.

▪
JUAN GALLARDO, 62, Chairman and former CEO of Grupo Embotelladoras Unidas S.A. de C.V. (bottling).  Former Vice Chairman of Home Mart de Mexico, S.A. de C.V. (retail trade), former Chairman of Grupo Azucarero Mexico, S.A. de C.V. (sugar mills) and former Chairman of Mexico Fund Inc. (mutual fund).  Other current directorships: Grupo Mexico, S.A. de C.V. and Lafarge SA.  Other directorships within the last five years:  none.  Mr. Gallardo has been a director of the Company since 1998.

The Board believes that Mr. Gallardo’s international business experience, particularly in Latin America and South America, are important for the Company’s growth strategy.  His extensive background in trade-related issues also contributes to the Board’s expertise.   In addition, his experience as a chief executive officer and director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
WILLIAM A. OSBORN, 62, retired Chairman and CEO of Northern Trust Corporation (multibank holding company) and The Northern Trust Company (bank).  Other current directorships: Abbott Laboratories and General Dynamics.  Other directorships within the last five years:  Nicor Inc., Tribune Company and Northern Trust Corporation.  Mr. Osborn has been a director of the Company since 2000.

The Board believes that Mr. Osborn’s financial expertise and experience is valuable to the Board.  His experience as a chairman and chief executive officer of a large, publicly-traded multinational corporation is particularly important to the Board.  In addition, his experience as a director of other large, publicly-traded corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
EDWARD B. RUST, JR., 59, Chairman, CEO and President of State Farm Mutual Automobile Insurance Company (insurance). He is also President and CEO of State Farm Fire and Casualty Company, State Farm Life Insurance Company and other principal State Farm affiliates as well as Trustee and President of State Farm Mutual Fund Trust and State Farm Variable Product Trust.  Other current directorships:  Helmerich & Payne, Inc. and The McGraw-Hill Companies, Inc.  Other directorships within the last five years:  none.  Mr. Rust has been a director of the Company since 2003.

The Board believes that Mr. Rust’s financial and business experience is valuable to the Board.  His role as a chief executive officer of a major national corporation and experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.  In addition, his extensive involvement in education improvement compliment the Company’s culture of social responsibility.

▪
SUSAN C. SCHWAB, 55, Professor, University of Maryland School of Public Policy.  Prior to her current position, Ambassador Schwab held various positions including United States Trade Representative (member of the President’s cabinet), Deputy United States Trade Representative and President and CEO of the University System of Maryland Foundation.  Other current directorships:  FedEx Corporation and The Boeing Company.  Other directorships within the last five years:  Adams Express Company, Calpine Corporation and Petroleum & Resources Corporation.  Ambassador Schwab has been a director of the Company since 2009.

The Board believes that Ambassador Schwab brings extensive knowledge, insight and experience on international trade issues to the Board.  Her educational experience and role as the U.S. Trade Representative provide important insights for the Company’s global business model and long-standing support of open trade.  In addition, her experience as a director of large, publicly-traded multinational corporations enables her to provide meaningful input and guidance to the Board and the Company.

Related Party Transaction Approval Process

Caterpillar’s Board adopted a written process governing the approval of related party transactions for directors and certain officers in April 2007.  Under the process, all related party transactions are to be approved in advance by the Governance Committee.  Related parties include directors and executive officers and their immediate family members. Caterpillar’s related party transaction policy includes transactions which may not require disclosure under applicable SEC rules.

Prior to entering into such a transaction, the applicable director or officer must submit the details of the proposed transaction to the Company’s general counsel, including whether: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) the Company is a party; and (iii) the related person or his or her immediate family member has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an entity involved in the transaction).  The general counsel will then evaluate, based on the facts and circumstances of the transaction, whether the related person has a direct or indirect material interest in the transaction.  If so, the general counsel will submit the matter to the Governance Committee for it to consider the following:

▪	The nature of the related person’s interest in the transaction.

▪	The material terms of the transaction, including, without limitation, the amount and type of transaction.
▪	The importance of the transaction to the related person.
▪	The importance of the transaction to the Company.
▪	Whether the transaction would impair the judgment of the director or executive officer to act in the best interest of the Company.
▪	The alternatives to entering into the transaction.
▪	Whether the transaction is on terms comparable to those available to third parties or, in the case of employment relationships, to employees generally.
▪	The potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts.
▪	The overall fairness of the transaction to the Company.

In February 2010, Susan C. Schwab requested consideration of an arrangement whereby Ms. Schwab would provide consulting services to Mayer Brown LLP (Mayer Brown) on international trade issues. The Committee discussed the request, including the compensation she expected to receive from Mayer Brown, the fact that Mayer Brown provides legal services to the Company and that Ms. Schwab would not provide any services to Mayer Brown in connection with any of the Company’s legal matters.  After careful consideration, the Committee unanimously approved the transaction under the Company’s related party transaction policy.

The Governance Committee also considered a matter reported by John T. Dillon under the Company’s related party transaction approval process in February 2010.  Mr. Dillon is Senior Managing Director of Evercore Partners, a subsidiary of which has been appointed Independent Fiduciary and Independent Monitor in connection with a litigation settlement involving Caterpillar.  After careful consideration, the Committee determined that Mr. Dillon did not have a direct or indirect material interest in this transaction.

In addition, the Governance Committee considered long-term transactions and relationships between the Company and The Conference Board, for which Ms. Fosler is currently a senior advisor and was previously the president and trustee, and with LSV Asset Management, for which Mr. Owens’ son is a partner.  The Governance Committee concluded that Ms. Fosler and Mr. Owens’ son do not have a direct or indirect material interest in the applicable relationship or transaction.

The Governance Committee also considered the following matter:

In August 2007, Caterpillar entered into an exclusive marketing agreement with Claycrete, Ltd., a Hong Kong chartered manufacturer of products designed to harden dirt roads.  Under this agreement, the Company agreed to market Claycrete’s products to Caterpillar’s dealers in exchange for a marketing fee paid to Caterpillar based on the revenues generated by the agreement.  In February 2008, Caterpillar also loaned $1 million to Claycrete for working capital and other uses. Caterpillar expected the loan to be repaid from sales generated under the marketing agreement.

Claycrete had been initially introduced to Caterpillar by Mr. Joshua I. Smith, a member of our Board.  Mr. Smith had provided a variety of consulting services to Mr. Jens Bogh, the Chief Executive Officer of Claycrete, including with respect to matters such as agreements with large companies like Caterpillar.  Mr. Smith had an arrangement with Mr. Bogh whereby Mr. Smith would be paid for the business coaching provided to Mr. Bogh based upon among other things, sales by Claycrete of its products.  Ultimately, no Claycrete products were sold under the marketing agreement, and no marketing fees have been paid to Caterpillar.  For his services to Mr. Bogh and Claycrete, Mr. Smith was paid approximately $37,000.  Mr. Bogh is no longer the Chief Executive Officer of Claycrete, and Mr. Smith’s interest in any transactions between Caterpillar and Claycrete has concluded.

The Governance Committee has reviewed the transactions involving Claycrete, Mr. Smith and Caterpillar.  The Governance Committee determined that Caterpillar’s related party transaction approval process was not correctly followed in this instance, but the Committee did not find that Mr. Smith intentionally or willfully violated the policy. At the Board’s request, Mr. Smith certified to the Board his commitment to comply with Caterpillar’s policies and procedures and has undergone additional training focused on Caterpillar’s corporate governance practices.

Director Independence Determinations

The Company’s Corporate Governance Guidelines establish that no more than two non-independent directors shall serve on the Board at any point in time.  A director is “independent” if he or she has no direct or indirect material relationship with the Company or with senior management of the Company and their respective affiliates.  Annually, the Board makes an affirmative determination regarding the independence of each director based upon the recommendation of the Governance Committee.  The Board makes its independence determinations on a case-by-case basis, after consideration of all relevant facts and circumstances.  To assist in making its independence determinations, the Board has adopted the following standards, which conform to the applicable NYSE rules.  Under these standards, a director is considered independent if he or she:

(1)
Has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company, and does not have any relationship that precludes independence under the NYSE director independence standards;

(2)	Is not currently, or within the past three years, employed by the Company, or an immediate family member is not currently, or for the past three years, employed as an executive officer of the Company;

(3)
Is not a current employee, nor is an immediate family member a current executive officer of, a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the past three years, exceeds the greater of $1 million or 2 percent of the consolidated gross revenues of that company;

(4)
Has not received, nor has an immediate family member received, during any twelve month period within the last three years, direct remuneration in excess of $120,000 from the Company other than director and committee fees and pension or other forms of deferred compensation for prior services;

(5)
(i) is not a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) does not have an immediate family member who is a current partner of such a firm; (iii) does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) has not, nor has an immediate family member, been a partner or employee of such a firm and personally worked on the Company’s audit within the last three years;

(6)
Is not part of an “interlocking directorate,” whereby an executive officer of the Company simultaneously served on the compensation committee of another company that employed the director as an executive officer during the last three years;

(7)	Is free of any relationships with the Company that may impair, or appear to impair, his or her ability to make independent judgments; and

(8)
Is not employed by a non-profit organization where a substantial portion of funding for the past three years (exceeding the greater of $1 million or 2 percent of the organization’s annual consolidated gross revenues) comes from the Company or the Caterpillar Foundation.

Applying these standards, on April 7, 2010 the Board determined that each of the following directors met the independence standards: W. Frank Blount, John R. Brazil, Daniel M. Dickinson, John T. Dillon, Eugene V. Fife, Gail D. Fosler, Juan Gallardo, David R. Goode, Peter A. Magowan, William A. Osborn, Charles D. Powell, Edward B. Rust, Jr., Susan C. Schwab and Joshua I. Smith.  In making its determination, the Board considered certain Company transactions, relationships or arrangements, including the following, which the Board determined did not affect the applicable director’s independence:

▪
The Conference Board, for which Ms. Fosler was the president and a trustee in 2009 and is currently serving as a senior advisor, received payments from the Company for research, subscriptions, conferences, webcasts, etc.  The Board determined that the amount of the payments made by the Company was below the greater of $1 million or 2 percent of The Conference Board’s consolidated gross revenues and that Ms. Fosler’s independence was not affected by these payments.

▪
Christopher Powell, brother of Charles D. Powell, is a member of the advisory board of PricewaterhouseCoopers in the United Kingdom; however, he is not a partner or employee of PricewaterhouseCoopers.  PricewaterhouseCoopers is employed by us as our independent registered public accounting firm.  The Board determined that Christopher Powell’s limited role in providing advice to partners, business unit leaders and members of the PricewaterhouseCoopers United Kingdom executive board on the development of business for the firm does not affect Charles D. Powell's independence.

▪
Various matching contributions made by the Caterpillar Foundation to non-profit organizations where directors or immediate family members are employed were also considered; however, none of the contributions were determined to have affected the independence of any of the directors.

In addition, the Board determined that, as a current employee of the Company, Mr. Owens is not independent based on the above standards.

Process for Identifying and Evaluating Potential Directors

The Governance Committee solicits and receives recommendations and reviews the qualifications of potential director candidates.  After review, the Governance Committee recommends to the full Board candidates for election at the annual meeting of the Company’s stockholders and candidates to fill vacancies on the Board.  Potential director candidates may also be nominated by our stockholders and are similarly reviewed by the Governance Committee, which makes recommendations to the full Board.  Additional information about the process for nominating directors and stockholder nominations is described in the “Governance Committee” section on page 21.

Our Chairman and CEO and Governance Committee periodically review with the Board the particular characteristics or attributes that would be most beneficial to the Company in future Board members.  These characteristics, which are set forth in the Company’s Corporate Governance Guidelines, include, but are not limited to: (i) integrity, honesty and accountability, with a willingness to express independent thought; (ii) successful leadership experience and stature in an individual’s primary field, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly-held company (with particular consideration being given to candidates with experience as chief executive officers of successful capital-intensive businesses with international operations); (iii) demonstrated ability to think strategically and make decisions with a forward-looking focus, with the ability to assimilate relevant information on a broad range of complex topics; (iv) be a team player with a demonstrated willingness to ask tough questions in a constructive manner that adds to the decision-making process of the Board; (v) independence and absence of conflicts of interest; (vi) ability to devote necessary time to meet director responsibilities; and (vii) ability to commit to the Company’s stock ownership guidelines.

Consistent with these criteria for potential director candidates and Caterpillar’s Worldwide Code of Conduct, the Board values diversity of talents, skills, abilities and experiences and believes that the diversity that exists on the Board provides significant benefits to the Company.  Although there is no specific diversity policy, the Governance Committee may also consider the diversity of its members and potential candidates in selecting new directors.

Board Leadership Structure

As set forth in the Company’s Bylaws, the Chairman of our Board is also the CEO of the Company.  In addition, in 2007 the independent directors of the Board unanimously elected a Presiding Director who is independent under the NYSE standards.  As part of the Board’s structure, all directors, other than the Chairman, are independent under the NYSE standards, and all committees of the Board are made up entirely of independent directors.

The Presiding Director’s duties and responsibilities include: (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) serving as a liaison between the Chairman and the independent directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) authority to call meetings of the independent directors; and (vii) if requested by major shareholders, ensuring that he is available for consultation and direct communication.

The Board has determined that the combined role of Chairman and CEO is appropriate for the Company as it promotes unified leadership and direction for the Company, allowing for a single, clear focus for management to execute the Company’s strategy and business plans.  This structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman.  The Board believes that the governance structure and role of the Presiding Director allow the Board to effectively work with the combined role of the Chairman and CEO.

In anticipation of Mr. Owens’ upcoming retirement and the leadership transition to Mr. Oberhelman, the Board has decided to allow Mr. Owens, the current Chairman and CEO, to continue to serve as Chairman of the Board until he retires on October 31, 2010.  Mr. Oberhelman is expected to become the new CEO on July 1, 2010 and is expected to assume the role of Chairman of the Board on November 1, 2010.  The Board considers that this approach to succession will provide stability and continuity to the Company during this period.

Board’s Role in Risk Oversight

The full Board oversees enterprise risk as part of its role in reviewing and overseeing the implementation of the Company’s strategic plans and objectives.  The risk oversight function is administered both in full Board discussions and in individual committees that are tasked by the Board with oversight of specific risks as more fully described in the summary of each committee below.

On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company’s strategy and business plans.  In addition, the Audit Committee reviews the Company’s risk assessment and risk management policies and procedures at least annually, including its major financial risk exposures and steps taken to monitor and control such exposures. The Chairman of the Audit Committee presents this information to the full Board for review.

The Board believes the combined role of Chairman and CEO is an effective structure for the Board to understand the risks associated with the Company’s strategic plans and objectives.  Additionally, maintaining an independent Board with a Presiding Director permits open discussion and assessment of the Company’s ability to manage these risks.

Board Meetings and Committees

In 2009, our full Board met six times and regularly scheduled executive sessions, led by the Presiding Director, were held without management present.  In addition to those meetings, directors attended meetings of individual Board committees.  Overall attendance for our directors at full Board and committee meetings held in 2009 was 98.37 percent.  For Board meetings only, attendance was 98.78 percent in 2009.  No director attended fewer than 75 percent of the total meetings held in 2009.  Company policy, posted on our Internet site, states that absent unavoidable conflict, all directors are expected to attend the Annual Meeting.  All of our directors attended the Annual Meeting in June 2009.

Our Board has four standing committees – Audit, Compensation, Governance and Public Policy.  Each committee’s charter is available on our Internet site at www.CAT.com/governance.  Following is a description of each committee of the Board.  Current committee memberships are listed in the “Committee Membership” table on page 17.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the integrity of Caterpillar’s financial statements, Caterpillar’s compliance with legal and regulatory requirements, the qualifications and independence of Caterpillar’s Independent Registered Public Accounting Firm (auditors), the performance of Caterpillar’s internal audit function and the auditors, the effectiveness of Caterpillar’s internal controls and the implementation and effectiveness of Caterpillar’s ethics and compliance program.  The Audit Committee performs this function by monitoring Caterpillar’s financial reporting process and internal controls and by assessing the audit efforts of the auditors and the internal auditing department.  The Audit Committee has ultimate authority and responsibility to appoint, retain, compensate, evaluate and, where appropriate, replace the auditors.  The Audit Committee also reviews updates on emerging accounting and auditing issues provided by the auditors and by management to assess their potential impact on Caterpillar.  During 2009, the Audit Committee met 12 times and overall attendance was 95.83 percent.  Daniel M. Dickinson, John T. Dillon, Gail D. Fosler and William A. Osborn, members of the Audit Committee, each meet the standards for independence set forth in the NYSE listing standards and the financial literacy standards adopted by the Board.  Additionally, the Board has determined that Mr. Dickinson, Mr. Dillon and Mr. Osborn each qualify as an “audit committee financial expert” as defined under SEC rules.

The Compensation Committee assists the Board in fulfilling its responsibilities in connection with the compensation of the Company’s directors, officers and employees. It performs this function by establishing and overseeing the Company’s compensation programs, recommending to the Board the compensation of directors who are not officers of the Company, administering the Company’s equity compensation plans, furnishing an annual Compensation Committee Report on executive compensation and approving the Compensation Discussion and Analysis section in the Company’s proxy statement, in accordance with applicable SEC rules and regulations.  All members of the Compensation Committee meet the standards for independence set forth in the NYSE listing standards.  During 2009, the Compensation Committee met four times and overall attendance was 100 percent.

The Governance Committee assists the Board by making recommendations regarding the size and composition of the Board and the criteria to be used for the selection of candidates to serve on the Board.  The Governance Committee discusses and evaluates the qualifications of directors up for re-election and recommends the slate of director candidates to be nominated for election at the Annual Meeting.  Stockholders who are interested in nominating a director candidate can do so in accordance with the policy discussed in the “Governance Committee” section on page 21.  In addition, the Governance Committee recommends candidates to the Board for election as officers of the Company.  The Governance Committee also oversees the Corporate Governance Guidelines and leads the Board in its annual self-evaluation process and shares the results thereof with the Board for discussion and deliberation.  All members of the Governance Committee meet the standards for independence set forth in the NYSE listing standards.  During 2009, the Governance Committee met six times and overall attendance was 100 percent.

The Public Policy Committee assists the Board in its oversight of matters of national and international public policy affecting the Company’s business, trade policy and international trade negotiations impacting the Company, major global legislative and regulatory developments both in the U.S. and internationally affecting the Company, investor, consumer and community relations issues, employee relations, implementation of policies promoting diversity within the Company, sustainable development initiatives and charitable and political contributions by the Company or by any committee or foundation affiliated with the Company.  All members of the Public Policy Committee meet the standards for independence set forth in the NYSE listing standards.  During 2009, the Public Policy Committee met five times and overall attendance was 100 percent.

Committee Membership
	Audit	Compensation	Governance	Public Policy
W. Frank Blount			Ö*
John R. Brazil		Ö
Daniel M. Dickinson	Ö
John T. Dillon	Ö*
Eugene V. Fife			Ö
Gail D. Fosler	Ö
Juan Gallardo				Ö
David R. Goode		Ö*
Peter A. Magowan			Ö
William A. Osborn	Ö
James W. Owens
Charles D. Powell				Ö*
Edward B. Rust, Jr.		Ö
Susan C. Schwab				Ö
Joshua I. Smith		Ö
* Chairman of committee

Communication with the Board

You may communicate with any of our directors, our Board as a group, our non-management directors as a group or any Board committee as a group by sending an e-mail to a particular director, the Board or a committee at Directors@CAT.com or by mail to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.  The Board has delegated to the Corporate Secretary, or his designee, responsibility for determining, in his discretion, whether the communication is appropriate for consideration by the Presiding Director, an individual director, a committee, a group or the full Board.  According to the policy adopted by the Board, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters, the conduct of the Company’s ordinary business operations, billing issues, product or service related inquiries, order requests and similar issues to the appropriate individual within the Company.  All other communications are to be submitted to the Board as a group, to the particular director to whom it is directed or, if appropriate, to the Presiding Director or committee the Corporate Secretary believes to be the most appropriate recipient.  If a legitimate business concern is sent by e-mail or letter to the Presiding Director, a specific director, the Board or a Board committee, you will receive a written acknowledgement from the Corporate Secretary’s office confirming receipt of your communication.

Code of Ethics

Caterpillar’s code of ethics is called Our Values in Action (Code of Conduct).  Integrity, Excellence, Teamwork and Commitment are the core values identified in the Code of Conduct and are the foundation for Caterpillar’s corporate strategy.  The Code of Conduct applies to all members of the Board and to management and employees worldwide.  It documents the high ethical standards that Caterpillar has upheld since its formation in 1925.  The Code of Conduct is available on our Internet site at www.CAT.com/code.

The Audit Committee has established a means for employees, suppliers, customers, stockholders and other interested parties to submit confidential and anonymous reports (where permitted by law) of suspected or actual violations of the Code of Conduct, our enterprise policies or applicable laws, including those related to accounting practices, internal controls or auditing matters and procedures; theft or fraud of any amount; insider trading; performance and execution of contracts; conflicts of interest; violation of securities and antitrust laws; and violations of the Foreign Corrupt Practices Act.

Any employee, stockholder or other interested party can submit a report via the following methods:

▪	Direct Telephone: 309-494-4393 (English only)

▪	Call Collect Helpline: 770-582-5275 (language translation available)

▪	Confidential Fax: 309-494-4818

▪	E-mail: BusinessPractices@CAT.com

▪	Internet: www.CAT.com/obp

Audit Committee Report

The Audit Committee is comprised entirely of independent directors (as defined for members of an audit committee in the NYSE listing standards) and operates under a written charter adopted by the Board, a copy of which is available on our Internet site at www.CAT.com/governance.  Management is responsible for the Company’s internal controls and the financial reporting process.  The auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board in the United States (PCAOB) and issuing a report thereon.  The Audit Committee is responsible for monitoring these processes.  In this regard, the Audit Committee meets periodically with management, the internal auditors and auditors.  The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any investigations.  The Audit Committee is responsible for selecting and, if appropriate, replacing the current auditors, PricewaterhouseCoopers LLP.

The Audit Committee has discussed with the Company’s auditors the overall scope and execution of the independent audit and has reviewed and discussed the audited financial statements with management.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States.  Discussions about the Company’s audited financial statements included the auditors’ judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications (as adopted by the PCAOB in Rule 3200T).  Management, the internal auditors and the auditors also made presentations to the Audit Committee throughout the year on specific topics of interest, including: (i) management’s philosophy, asset allocation levels, risk management and oversight of the Company’s benefit and pension funds;  (ii) accounting for the Company’s pension funding obligations;  (iii) the Company’s derivatives policy and usage review;  (iv) the 2009 joint audit plan;  (v) updates on the implementation of the internal audit plan for 2009;  (vi) the Company’s information technology systems and the controls in place within those systems for compliance with the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act);  (vii) the applicability of new accounting releases; (viii) the Company’s critical accounting policies; (ix) risk management initiatives and controls for various business units within the Company; (x) updates on the management of financial markets and liquidity risk; and (xi) the Company’s compliance with the internal controls requirements under Section 404 of the Sarbanes-Oxley Act.

The auditors provided to the Audit Committee the written communications required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the auditors’ independence with management and the auditors.  The Audit Committee concluded that the auditors’ independence had not been impaired.

Based on: (i) the Audit Committee’s discussions with management and the auditors; (ii) the Audit Committee’s review of the representations of management; and (iii) the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 19, 2010.

By the current members of the Audit Committee consisting of:
John T. Dillon (Chairman)	Gail D. Fosler
Daniel M. Dickinson	William A. Osborn

Audit Fees and Approval Process

Pre-Approval Process
The Audit Committee pre-approves all audit and non-audit services to be performed by the auditors.  It has policies and procedures in place to ensure that the Company and its subsidiaries are in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act and the SEC rules regarding auditor independence.  These policies and procedures provide a mechanism whereby management can request and secure pre-approval of audit and non-audit services in an orderly manner with minimal disruption to normal business operations.  The policies and procedures are detailed as to the particular service and do not delegate the Audit Committee’s responsibility to management.  These policies and procedures address any service provided by the auditors and any audit or audit-related services to be provided by any other audit service provider.  The pre-approval process includes an annual and interim component.

Annual Pre-Approval Process
Annually, not later than the Audit Committee meeting held in April of each year, management and the auditors jointly submit a service matrix of the types of audit and non-audit services that management may wish to have the auditors perform for the year.  The service matrix categorizes the types of services by audit, audit-related, tax and all other services.  Approval of a service is merely an authorization that this type of service is permitted by the Audit Committee, subject to pre-approval of specific services.  Management and the auditors jointly submit an annual pre-approval limits request.  The request lists individual project and aggregate pre-approval limits by service category.  The request also lists known or anticipated services and associated fees.  The Audit Committee approves or rejects the pre-approval limits and each of the listed services.  For 2009, the pre-approval limits were as follows:

Type of Service	Pre-Approval Limits (in thousands)
	Per Project	Aggregate Limit
Audit Services	$500	$25,000
Audit-Related Services	$500	$10,000
Tax Services	$500	$15,000
All Other Services	$500	$1,000

Interim Pre-Approval Process
During the course of the year, the Audit Committee chairman has the authority to pre-approve requests for services that were not approved in the annual pre-approval process.  Committee approval is not required for individual projects below the pre-approval project limits.  However, all services, regardless of fee amounts, are subject to restrictions on the services allowable under the Sarbanes-Oxley Act and SEC rules regarding auditor independence.  In addition, all fees are subject to on-going monitoring by the Audit Committee.

On-Going Monitoring
At each Audit Committee meeting subsequent to the Board meeting at which the service matrix and annual pre-approval limits request are approved, the chairman reports any interim pre-approvals since the last meeting.  Also, at each of these meetings, management and the auditor provide the Audit Committee with an update of fees expected to be incurred for the year compared to amounts initially pre-approved.

Independent Registered Public Accounting Firm Fee Information
Fees for professional services provided by our auditors included the following (in millions):

	2009 Actual	2008 Actual
Audit Fees 1	$21.8	$22.2
Audit-Related Fees 2	2.1	5.5
Tax Compliance Fees 3	1.9	2.8
Tax Planning and Consulting Fees 4	1.9	2.3
All Other Fees 5	0.1	0.3
TOTAL	$27.8	$33.1

1
“Audit Fees” principally include audit and review of financial statements (including internal control over financial reporting), statutory and subsidiary audits, SEC registration statements, comfort letters and consents.

2
“Audit-Related Fees” principally includes agreed upon procedures for securitizations, attestation services requested by management, accounting consultations, pre- or post- implementation reviews of processes or systems, financial due diligence and audits of employee benefit plan financial statements.  Total fees paid directly by the benefit plans, and not by the Company, were $0.6 in 2008 and 2009 and are not included in the amounts shown above.

3	“Tax Compliance Fees” includes, among other things, statutory tax return preparation and review and advising on the impact of changes in local tax laws.
4	“Tax Planning and Consulting Fees” includes, among other things, tax planning and advice and assistance with respect to transfer pricing issues.
5	“All Other Fees” principally includes subscriptions to knowledge tools and attendance at training classes/seminars.

Governance Committee

The Governance Committee is comprised of three directors, all of whom meet the independence requirements for nominating committee members as defined in the NYSE listing standards and as determined by the Board in its business judgment.  The Governance Committee operates under a written charter adopted by the Board, a copy of which is available on our Internet site at www.CAT.com/governance.  As part of its mandate, the Governance Committee evaluates and makes recommendations regarding proposed candidates to serve on the Board, including recommending the slate of nominees for election at the Annual Meeting.

Director Resignation Policy
The Board has adopted a director resignation policy (Resignation Policy), which can be found in the Corporate Governance Guidelines.  The Resignation Policy establishes that any director who receives more “withheld” votes than “for” votes in an uncontested election shall promptly tender his or her resignation.  The independent directors of the Board will then evaluate the relevant facts and circumstances and make a decision, within 90 days after the election, on whether to accept the tendered resignation.  The Board will promptly publicly disclose its decision and, if applicable, the reasons for rejecting the tendered resignation.

Process for Nominating Directors
The Governance Committee solicits and receives recommendations for potential director candidates from directors, the Chairman and Caterpillar management and may also utilize the services of a third party consultant to identify and evaluate potential nominees.  The Governance Committee also considers unsolicited inquiries and nominees recommended by stockholders in accordance with the following procedures and in compliance with the Company’s Bylaws.

When considering a candidate, the Governance Committee believes that certain characteristics are essential.  For example, candidates must be individuals of high integrity, honesty and accountability, with a willingness to express independent thought.  Candidates must also have successful leadership experience and stature in their primary fields, with a background that demonstrates an understanding of business affairs as well as the complexities of a large, publicly held company.  Particular consideration will be given to candidates with experience as a chief executive officer of successful, capital-intensive businesses with international operations.  In addition, candidates must have a demonstrated ability to think strategically and make decisions with a forward-looking focus and the ability to assimilate relevant information on a broad range of complex topics.

The Governance Committee also believes that certain characteristics are desirable, such as being a team player with a demonstrated willingness to ask tough questions in a constructive manner that adds to the decision-making process of the Board.  At the same time, candidates should be independent, with an absence of conflicts of interests.  Moreover, candidates should have the ability to devote the time necessary to meet director responsibilities and serve on no more than five public company boards in addition to the Board.  Candidates must also have the ability to commit to stock ownership requirements according to the Company’s Corporate Governance Guidelines.

Stockholder Nominations
In accordance with the Company’s Bylaws, stockholders may nominate a director candidate to serve on the Board by providing advance written notice to Caterpillar Inc. c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.  Written notice of an intent to nominate a director candidate at an Annual Meeting must be given either by personal delivery or by United States mail, postage prepaid, to Caterpillar Inc. at the address previously provided no later than ninety (90) days in advance of such meeting.  The notice must state: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the nominating stockholder is a stockholder of record of the Company’s stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.  You may request a copy of the Company’s Bylaws by writing to the Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.

PART THREE — Proposals to be Voted on at the 2010 Annual Meeting

Company Proposals

PROPOSAL 1 — Election of Directors

The Board has nominated the following directors to stand for election for a three-year term expiring at the Annual Meeting in 2012.  The nominees were evaluated and recommended by the Governance Committee in accordance with the process for nominating directors described on page 21.

Directors are elected by a plurality vote of the shares present or represented at the meeting and entitled to vote, meaning that director nominees with the most affirmative votes are elected to fill the available seats.

If at least 75 percent of the outstanding shares of the Company are voted in favor of Company Proposal 4 to amend our Restated Certificate of Incorporation and Bylaws to declassify the Board, each director elected at the 2010 annual meeting will hold office until the 2011 annual meeting.  At the 2011 annual meeting, all of our directors’ terms would automatically expire, and all directors would stand for election on an annual basis thereafter.

If at least 75 percent of the outstanding shares of the Company are not voted in favor of Company Proposal 4, there will be no change to our directors’ terms of office, or to the class structure of the Board and directors elected at the Annual Meeting will hold office for a three-year term expiring at the 2013 annual meeting.  Directors in the other two classes will continue in office for the remainder of their terms.

Class III – Directors nominated for election at the Annual Meeting

▪
JOHN T. DILLON, 71, Senior Managing Director and former Vice Chairman of Evercore Partners (advisory and investment firm).  Other current directorships:  E. I. du Pont de Nemours and Company and Kellogg Co.  Other directorships within the last five years:  Vertis Inc.  Mr. Dillon has been a director of the Company since 1997.

The Board believes that Mr. Dillon’s prior experience as a chief executive officer of a large, publicly-traded multinational corporation, knowledge of the forest products industry and experience with trade-related issues is particularly valuable to the Board.  In addition, his financial expertise and experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

Mr. Dillon will turn 72 this year and is expected to retire from the Board on or before December 31, 2010, pursuant to our mandatory director retirement age set forth in our Corporate Governance Guidelines.

▪
JUAN GALLARDO, 62, Chairman and former CEO of Grupo Embotelladoras Unidas S.A. de C.V. (bottling).  Former Vice Chairman of Home Mart de Mexico, S.A. de C.V. (retail trade), former Chairman of Grupo Azucarero Mexico, S.A. de C.V. (sugar mills) and former Chairman of Mexico Fund Inc. (mutual fund).  Other current directorships: Grupo Mexico, S.A. de C.V. and Lafarge SA.  Other directorships within the last five years:  none.  Mr. Gallardo has been a director of the Company since 1998.

The Board believes that Mr. Gallardo’s international business experience, particularly in Latin America and South America, are important for the Company’s growth strategy.  His extensive background in trade-related issues also contributes to the Board’s expertise.   In addition, his experience as a chief executive officer and director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
WILLIAM A. OSBORN, 62, retired Chairman and CEO of Northern Trust Corporation (multibank holding company) and The Northern Trust Company (bank).  Other current directorships: Abbott Laboratories and General Dynamics.  Other directorships within the last five years:  Nicor Inc., Tribune Company and Northern Trust Corporation.  Mr. Osborn has been a director of the Company since 2000.

The Board believes that Mr. Osborn’s financial expertise and experience is valuable to the Board.  His experience as a chairman and chief executive officer of a large, publicly-traded multinational corporation is particularly important to the Board.  In addition, his experience as a director of other large, publicly-traded corporations enables him to provide meaningful input and guidance to the Board and the Company.

▪
EDWARD B. RUST, JR., 59, Chairman, CEO and President of State Farm Mutual Automobile Insurance Company (insurance). He is also President and CEO of State Farm Fire and Casualty Company, State Farm Life Insurance Company and other principal State Farm affiliates as well as Trustee and President of State Farm Mutual Fund Trust and State Farm Variable Product Trust.  Other current directorships:  Helmerich & Payne, Inc. and The McGraw-Hill Companies, Inc.  Other directorships within the last five years:  none.  Mr. Rust has been a director of the Company since 2003.

The Board believes that Mr. Rust’s financial and business experience is valuable to the Board.  His role as a chief executive officer of a major national corporation and experience as a director of large, publicly-traded multinational corporations enables him to provide meaningful input and guidance to the Board and the Company.  In addition, his extensive involvement in education improvement compliment the Company’s culture of social responsibility.

▪
SUSAN C. SCHWAB, 55, Professor, University of Maryland School of Public Policy.  Prior to her current position, Ambassador Schwab held various positions including United States Trade Representative (member of the President’s cabinet), Deputy United States Trade Representative and President and CEO of the University System of Maryland Foundation.  Other current directorships:  FedEx Corporation and The Boeing Company.  Other directorships within the last five years:  Adams Express Company, Calpine Corporation and Petroleum & Resources Corporation.  Ambassador Schwab has been a director of the Company since 2009.

The Board believes that Ambassador Schwab brings extensive knowledge, insight and experience on international trade issues to the Board.  Her educational experience and role as the U.S. Trade Representative provide important insights for the Company’s global business model and long-standing support of open trade.  In addition, her experience as a director of large, publicly-traded multinational corporations enables her to provide meaningful input and guidance to the Board and the Company.

YOUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE NOMINEES PRESENTED IN PROPOSAL 1.

PROPOSAL 2 — Ratification of our Independent Registered Public Accounting Firm

The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of PricewaterhouseCoopers as auditors for 2010.

PricewaterhouseCoopers has been our auditors since 1925.  For additional information regarding the Company’s relationship with PricewaterhouseCoopers, please refer to the “Audit Committee Report” on page 18 and the “Audit Fees and Approval Process” disclosure on page 19.

If the appointment of PricewaterhouseCoopers as auditors for 2010 is not approved by the stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year.  However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment for the year 2010 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.  The representatives will also be available to respond to questions at the meeting.

YOUR BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND VOTING “FOR” PROPOSAL 2.

PROPOSAL 3 — Amend 2006 Long-Term Incentive Plan

The Board has adopted and recommends that you approve amendments to the Caterpillar Inc. 2006 Long-Term Incentive Plan (Plan) that would: (i) increase the number of shares authorized for issuance under the Plan; (ii) increase the limitation on the number of authorized shares that may be issued regarding restricted stock, restricted stock units and performance shares; (iii) expressly prohibit the exchange of underwater options and/or stock appreciation rights (SARs) for cash; (iv) further restrict the Plan’s definition of change of control; (v) clarify that shares withheld for the payment of taxes will not be made available for additional grants; and (vi) make certain other clarifications to the provisions of the Plan document.  Under the current terms of the Plan, the Company is authorized to issue a total of 37,600,000 shares, of which, approximately 7,000,000 shares remain available for future grants.  We are asking that you approve an additional 20,000,000 shares for issuance under the Plan.  This proposed amendment would increase the shares available for future grants under the Plan to approximately 27,000,000.

By increasing the number of shares authorized under the Plan and increasing the limitation on the number of authorized shares that may be issued regarding restricted stock, restricted stock units and performance shares, the Company believes it will have the flexibility to continue to provide equity incentives in amounts and forms determined appropriate by the Compensation Committee (Committee) over the next three to four years.  The Company’s average annual burn rate for 2007 through 2009, which is the total number of net shares subject to equity awards granted in a given year divided by the total number of shares of Caterpillar stock outstanding, was 1.16 percent. If stockholders approve these amendments, the total number of shares available for grants under the Plan, plus the number of shares subject to outstanding awards under all the Company’s current and prior equity plans as of March 31, 2010, would be approximately 101,320,000 shares. As of the record date, the total number of shares of Caterpillar stock outstanding was approximately [             ].

The purpose of the Plan is to further the Company’s compensation philosophy, as outlined in the Compensation Discussion and Analysis.  Specifically, the Plan allows the Board to provide key present and future employees and members of the Board with cash-based incentives, stock-based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company, aligning their interests with those of stockholders and encouraging the continuance of their services with the Company and its subsidiaries.

The Board desires to ensure the Company’s continued ability to offer cash and equity based compensation to its key employees.  The Board believes this type of compensation is critical to its ability to attract and retain highly qualified individuals and otherwise attain the goals described above.  Recognizing the importance of the Company’s broad-based equity compensation program and its effectiveness in meeting the Board’s goals, the Committee and the Board approved these amendments to the Plan and hereby submit them to the Company’s stockholders for approval.

Stockholder approval of these amendments is required by NYSE rules. The affirmative vote of holders of a majority of the Company’s common stock present or represented at the Annual Meeting and entitled to vote is required to approve the Plan amendments.  If stockholders do not approve these amendments, the Plan will remain in full force and effect through June 13, 2016, without giving effect to the proposed amendments.

The following is a summary of the principal features of the Plan, including the proposed amendments. This summary is qualified in its entirety by reference to the complete text of the amendments and restatement of the Plan with the proposed changes highlighted (attached as Appendix A).  Stockholders are encouraged to read the text of the Plan in its entirety.

The amendments to the Plan will become effective upon stockholder approval.

Approval of the amendments to the Plan will also constitute re-approval, for purposes of Section 162(m) of the Internal Revenue Code (Code), of the performance goals included in the Plan (described below) that are to be used in connection with awards under the Plan that are intended to qualify as “performance-based” compensation for purposes of Section 162(m).

Administration
The Plan is administered by the Committee, or by another committee appointed by the Board.  The Committee consists of at least two persons and Committee members must be “non-employee directors,” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Code.  The full Board performs the functions of the Committee for purposes of granting awards to non-employee directors.

The Committee also has full authority to interpret the Plan and to establish rules for its administration.  Further, the Committee makes all other determinations, that may be necessary or advisable for the administration of the Plan.  The Committee has the authority to select the employees, prospective employees and directors who may participate in the Plan and to determine the size and types of awards, the number of shares subject to awards and the terms and conditions of these awards in accordance with the terms of the Plan.  Subject to certain limitations, the Committee may delegate its authority under the Plan to one or more members of the Committee or one or more officers or other designees of Caterpillar.

Shares Subject to the Plan and Maximum Awards
As amended, the Plan provides that the number of shares of Caterpillar stock that may be issued will not exceed 40 million shares, subject to certain adjustments.  In addition, 17.6 million shares of Caterpillar stock that were authorized for the Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan (1996 Plan) but that have not been issued and that were not subject to outstanding grants pursuant to the 1996 Plan as of the date of adoption of the Plan were reserved and available for grant under the Plan.  Thus, if the amendment is approved, the total number of shares that may be issued under the Plan will not exceed 57,600,000.

The per share closing price of Caterpillar stock on the NYSE on March 31, 2010 was $62.85.  Caterpillar will register the additional shares issuable under the Plan under the Securities Act of 1933, as amended, after it receives stockholder approval.

Of the shares authorized for issuance under the Plan, the maximum aggregate number of shares (including stock options, stock appreciation rights, restricted stock and restricted stock units and performance shares to be paid out in shares) that may be granted in any one fiscal year to a single participant is 800,000 shares.  The maximum aggregate cash payout (including performance units and performance shares paid out in cash but excluding cash-settled SARs) with respect to awards granted in any one fiscal year that may be made to a single participant is $5 million.  As amended, the Plan also provides that only 35 percent of the shares authorized under the Plan may be issued in connection with awards of restricted stock, restricted stock units and performance shares.  Prior to the amendment, this limitation was 20 percent of the shares authorized under the Plan.

To the extent that shares of Company stock subject to an outstanding award under the Plan are not issued by reason of expiration, forfeiture or cancellation of such award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or by reason of being settled in cash in lieu of shares, then such shares will immediately again be available for issuance under the Plan.  Shares underlying awards granted in substitution for awards previously granted by an entity acquired by Caterpillar will not be counted against the Plan limit.

Shares of Company stock issued with respect to awards may be authorized but unissued shares or treasury shares.  In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the shares, the number of shares of Company stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted.  Fractional shares will not be issued under the Plan.

The Plan limit is reduced on a one-for-one basis based upon the number of shares of Company stock for which an award is granted or denominated.  An award of SARs reduces the Plan limit on a one-for-one basis based upon the number of shares of Company stock actually delivered pursuant to the SAR and any shares withheld for the payment of taxes.

Eligibility and Participation
Any director, or current or future employee (including officer) of Caterpillar or any of its subsidiaries is eligible to receive an award under the Plan, except that incentive stock options may only be granted to persons who are employed by the Company or its subsidiaries and only if the recipient does not own more than 10 percent of Caterpillar’s stock.  Caterpillar currently has approximately 94,000 employees and 15 directors.  The selection of participants and the nature and size of the awards granted to participants is subject to the discretion of the Committee.

Awards
The Plan provides for awards of stock options to purchase shares of Company stock, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units, the general terms and conditions of which are described in more detail below.

Stock Options.  Stock options may be nonqualified stock options or incentive stock options that comply with Section 422 of the Code.  Each stock option grant will be evidenced by an award document.  If the award document does not specify the time the stock option will first become exercisable, the stock option will become fully vested and exercisable by the participant on the third anniversary of the grant date.  Each stock option may be exercised in whole or in part, from time to time, after the grant becomes exercisable.  The Plan limits the term of any stock option to ten years and prohibits repricing of stock options without stockholder approval.  As amended, the Plan would also prohibit the exchange of underwater options for cash.

The exercise price per share for all shares of Caterpillar stock issued pursuant to stock options under the Plan will be determined by the Committee but may not be less than 100 percent of the fair market value of a share of Caterpillar stock on the grant date.  The exercise price of a stock option may be paid in cash, by tendering previously acquired shares or through a cashless exercise procedure.

Stock Appreciation Rights (SARs). SARs entitle a participant to receive an amount equal to the excess of the fair market value of a share of Caterpillar stock on the date the SAR is exercised over the fair market value of a share of Company stock on the date the SAR is granted, multiplied by the number of shares to which the SAR is exercised.  The payment may be made in shares of Caterpillar stock having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash or a combination thereof.

The Committee may grant SARs under the Plan alone or in tandem with stock options.  SARs that are granted alone must be granted with a per share exercise price not less than 100 percent of the fair market value of a share of Company stock on the date of grant.  The grant price of tandem SARs will equal the option price of the related stock option.  The Plan limits the term of SARs to 10 years from the grant date and prohibits repricing of SARs without stockholder approval.  The Plan also prohibits the exchange of underwater SARs for cash.

SARs granted alone may be exercised upon the terms and conditions the Committee, in its sole discretion, imposes upon them in the award document.  SARs granted in tandem with stock options may be exercised for all or part of the shares subject to the related stock option upon the surrender of the right to exercise the equivalent portion of the related stock option.  A tandem SAR may be exercised only with respect to the shares for which its related stock option is then exercisable.  With respect to a tandem SAR granted in connection with an incentive stock option:  (i) the tandem SAR will expire no later than the expiration of the underlying incentive stock option; (ii) the value of the payout with respect to the tandem SAR may be for no more than 100 percent of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem SAR is exercised; and (iii) the tandem SAR may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.

Restricted Stock and Restricted Stock Units. An award of restricted stock is a share of Company stock granted to the participant that may not be sold or otherwise disposed of during a restricted period as determined by the Committee in the award document.  The Committee may impose such conditions and/or restrictions on any shares of restricted stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that shares will not be issued until the end of the applicable period of restriction (i.e., a restricted stock unit), restrictions based upon the achievement of specific performance goals (company-wide, subsidiary-wide, divisional and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable stockholder agreements or similar agreements, a requirement that participants pay a stipulated purchase price for each share of restricted stock and/or restrictions under applicable federal or state securities laws.

Restriction periods must be at least three years for time-based restrictions.  However, a maximum of 5 percent of the aggregate shares authorized for issuance of restricted stock, restricted stock units or performance shares) may be issued as restricted stock or restricted stock units with no minimum vesting periods.  If the period of restriction is not set forth in the award document, the transfer and any other restrictions will lapse (i) to the extent of one-third of the shares (rounded to the nearest whole) covered by the restricted stock award on the third anniversary of the grant date, (ii) to the extent of two-thirds of the shares (rounded to the nearest whole) covered by the restricted stock award on the fourth anniversary of the grant date and (iii) to the extent of 100 percent of the shares covered by the restricted stock award on the fifth anniversary of the grant date.

For awards of restricted stock (but not for restricted stock units), the participant may have all rights as a holder of shares of Caterpillar stock except that the restricted shares cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the end of the restriction period established by the Committee and specified in the award document, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the award document.

Performance Shares and Performance Units. Performance shares and performance units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee.  Amounts earned under performance shares and performance units may be paid in shares of Caterpillar stock, cash or a combination thereof.

The terms and conditions of the performance awards are determined by the Committee, and the granting, vesting and/or exercisability of performance awards are conditioned on the achievement in whole or in part of performance goals (as described below) during a performance period as selected by the Committee.  At the sole discretion of the Committee, participants may be entitled to receive any dividends declared with respect to shares that have been earned in connection with grants of performance units and/or performance shares that have been earned, but not yet distributed to participants.

Performance units and/or performance shares may not be sold or transferred, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in the award document, a participant’s rights under the Plan will be exercisable during the participant’s lifetime only by the participant or the participant’s legal representative.

Performance Goals
Section 162(m) of the Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to each of their “covered employees.”  Generally, “covered employees” are the CEO and the three other most highly compensated officers, other than the CFO, who are named in the summary compensation table of the Company’s proxy statement each year.  However, performance-based compensation is excluded from this limitation.  The Plan is designed to permit the Committee to grant awards that qualify, to the extent possible, as performance-based for purposes of satisfying the conditions of Section 162(m).

Under the Plan, the Committee may condition the grant, vesting and/or exercisability of any award, including, but not limited to, performance shares and performance units, upon the attainment of performance targets related to one or more performance goals over a performance period selected by the Committee.  The Committee may reduce any award below the maximum amount that could be paid based upon the degree to which the performance targets related to such award were attained.  However, the Committee may not increase any award that is intended to satisfy the exception for “qualified performance-based compensation” set forth in Section 162(m) of the Code above the maximum amount that could be paid based on the attainment of performance targets.

For any awards that are intended to satisfy the Section 162(m) exception for “qualified performance-based compensation,” the awards will be subject to one or more, or any combination, of the following performance goals which will be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: (i) revenue; (ii) primary or fully-diluted earnings per share; (iii) earnings before interest, taxes, depreciation, and/or amortization; (iv) pretax income; (v) cash flow from operations; (vi) total cash flow; (vii) return on equity; (viii) return on invested capital; (ix) return on assets; (x) net operating profits after taxes; (xi) economic value added; (xii) total stockholder return; (xiii) return on sales; or (xiv) any individual performance objective which is measured solely in terms of quantifiable targets related to the Company or the businesses of the Company; or any combination thereof.  In addition, such performance goals may be based in whole or in part upon the performance of the Company, a subsidiary, division and/or other operational unit under one or more of such measures.  Further, for any awards that are not intended to satisfy the Section 162(m) exception, the Committee may establish performance targets based on other performance goals, as it deems appropriate.

Award Forfeitures
Unless otherwise determined by the Committee, in the case of a forfeiture event, the following forfeitures will result:
•
The unexercised portion of any stock option, whether or not vested, and any other award not then settled (except for an award that has not been settled solely due to an elective deferral by the participant and otherwise is not forfeitable in the event of any termination of service of the participant) will be immediately forfeited and canceled upon the occurrence of the forfeiture event; and

•
The participant will be obligated to repay to Caterpillar, in cash, within five business days after demand is made by Caterpillar, the total amount of award gain (as defined in the Plan) realized by the participant upon each exercise of a stock option or settlement of an award (regardless of any elective deferral) that occurred on or after (i) the date that is six months before the occurrence of the forfeiture event, if the forfeiture event occurred while the participant was employed by Caterpillar or a subsidiary, or (ii) the date that is six months before the date the participant’s employment by, or service as a director with Caterpillar or a subsidiary terminated, if the forfeiture event occurred after the participant ceased to be employed.

Forfeiture Events.  The forfeiture of an award will be triggered upon either (i) the violation by a participant of certain non-solicitation provisions or (ii) the participant’s disclosure to any person or entity, or the participant’s unauthorized use of any “confidential or proprietary information” (as defined in the Plan) at any time during the participant’s employment or service as a director with Caterpillar or a subsidiary or during the one-year period following termination of such employment or service.

Waivers.  The Committee may, in its sole discretion, waive in whole or in part the Company’s right to forfeiture.  In addition, the Committee may impose additional conditions on awards, by inclusion of appropriate provisions in the award document.

Clawback
Any Plan participant who is an officer of the Company and whose negligent, intentional or gross misconduct contributes to the Company having to restate all or a portion of its financial statements, will be required to forfeit awards granted under the Plan and repay the Company the total amounts realized by the participant upon the exercise of an option or settlement of an award.

Change of Control
If any participant’s (i.e., an officer employee’s, a non-officer employee’s or director’s) employment or service with the Company and/or any subsidiary terminates either without cause or for good reason within the 12 month period following a change of control (as defined in the Plan), unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governmental agencies or national securities exchanges:

•	All stock options and SARs granted will become immediately exercisable, and shall remain exercisable throughout their entire term;
•	Any period of restriction and other restrictions imposed on restricted stock will lapse;
•	All restricted stock units will become fully vested; and

•
Unless otherwise specified in an award document, the maximum payout opportunities attainable under all outstanding awards of performance units and performance shares will be deemed to have been fully earned for the entire performance period(s) as of the effective date of the change of control.  The vesting of all such awards will be accelerated as of the effective date of the change of control, and in full settlement of such awards, there shall be paid out in cash to participants within 30 days following the effective date of the change of control the maximum of payout opportunities associated with such outstanding awards.

Other Provisions
The Committee may provide that the receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant pursuant to an applicable deferral plan established by the Company or a subsidiary.

The Committee may make awards on terms and conditions other than those described above or in the Plan to comply with the laws and regulations of any foreign jurisdiction or to make the award effective under such laws or regulations.

The Committee may, at its discretion, accelerate the vesting of options, SARs, restricted stock and restricted stock units, performance units and performance shares at any time.  The Committee may also, at its discretion, extend the period during which an option or SAR is exercisable following a participant’s termination of employment or services.

No award will be construed as giving any participant a right to receive future awards or to continued employment or service with the Company.

U.S.  Federal Income Tax Consequences
Incentive Stock Options. The grant of an incentive stock option will not be a taxable event for the participant or for the Company.  A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Caterpillar stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of Company stock for at least two years after the date of grant and for one year after the date of exercise (holding period requirement).  The Company will not be entitled to any income tax deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the participant generally must be an employee of the Company or an employee of a Company subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.  If all of the foregoing requirements are met except the holding period requirement mentioned above, the participant will recognize ordinary income upon the disposition of the Company stock in an amount generally equal to the excess of the fair market value of the Company stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale).  The balance of the realized gain, if any, will be capital gain.  The Company will be allowed an income tax deduction to the extent the participant recognizes ordinary income, subject to the Company’s compliance with Section 162(m) of the Code and to certain reporting requirements.

Nonqualified Stock Options. The grant of a nonqualified stock option will not be a taxable event for the participant or the Company.  Upon exercising a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company stock on the date of exercise.  Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Company stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).  If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company generally will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Restricted Stock and Restricted Stock Units. A participant who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Company stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture).  However, if shares are issued at the time of grant, the participant may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Company stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions.  If the participant does not make such a Section 83(b) election, the fair market value of the Company stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends paid while the Caterpillar stock is subject to restrictions will be treated as compensation income and may be subject to withholding taxes.  If, on the other hand, shares are not issued until after the restriction period ends (i.e., restricted stock units), the participant is not eligible to make an election under Section 83(b) of the Code.  If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Code, the Company generally will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Generally, there are no immediate tax consequences of receiving an award of restricted stock units under the Plan, provided the restricted stock units are subject to a substantial risk of forfeiture.  Upon vesting of the restricted stock units, a participant will recognize ordinary income in an amount equal to the value of the fair market value of Company stock on the date shares are issued.  If the Company complies with applicable reporting requirements and, if applicable, with the restrictions of Section 162(m) of the Code, the Company generally will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Stock-Settled Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock-settled SARs under the Plan.  Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company stock on the date of exercise.  If the Company complies with applicable reporting requirements and, if applicable, with the restrictions of Section 162(m) of the Code, the Company generally will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

Performance Awards. The award of a performance award will have no federal income tax consequences for the Company or for the participant.  The payment of the award is taxable to a participant as ordinary income.  If the Company complies with applicable reporting requirements and, if applicable, with the restrictions of Section 162(m) of the Code, the Company generally will be entitled to an income tax deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

YOUR BOARD OF DIRECTORS AND COMPENSATION COMMITTEE RECOMMEND VOTING “FOR” PROPOSAL 3.

Required information relating to securities authorized for issuance under equity compensation plans is included in the following table:

Equity Compensation Plan Information (as of December 31, 2009)
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights1	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	68,021,668	$44.2440	16,229,601
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	68,021,668	$44.2440	16,229,601

1	Excludes any cash payments in-lieu-of stock.

PROPOSAL 4 — Amend Restated Certificate of Incorporation and Bylaws to Provide for Annual Election of Directors

The Board proposes the annual election of directors.

The Company’s Restated Certificate of Incorporation (Certificate of Incorporation) and Bylaws currently provide that the Board is to be divided into three classes of directors, with each class elected every three years.  On the recommendation of the Governance Committee, your Board has approved amendments to the Company’s Certificate of Incorporation and Bylaws to provide for the annual election of directors.  Stockholder proposals seeking to implement the annual election of directors were brought before stockholders in 2008 and 2009, and received the vote of more than 69 percent and 65 percent, respectively, of the votes cast at each annual meeting of stockholders.

Each director will stand for re-election annually beginning at the 2011 annual meeting.

If approved, this proposal would become effective upon the filing of an amended and restated Certificate of Incorporation containing the proposed amendments with the Secretary of State of Delaware, which the Company intends to do promptly after the required stockholder approval is obtained.  Upon filing, each director elected at the 2010 Annual Meeting would hold office until the 2011 annual meeting.  At the 2011 annual meeting, all of our current directors’ terms would expire, and all directors would stand for election at the 2011 annual meeting and on an annual basis thereafter.   For example, directors elected in 2009 would serve until 2011 and stand for election annually thereafter rather than for their originally elected three-year term expiring in 2012.  At all times, directors will serve until their successors have been elected and qualified. This proposal would not change the present number of directors, and it would not change the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Subsections (b), (c), (d) and (f) of the SIXTH provision of the Certificate of Incorporation and subsections (b), (c) and (f) of Section 1, Election of Directors, of Article III of the Bylaws contain the provisions that will be affected if this proposal is adopted.

Vote Required

The affirmative vote of no less than 75 percent of the outstanding shares is needed to adopt these amendments.

Background of Proposal

This proposal is a result of the Board’s ongoing review of corporate governance matters. The Board, assisted by the Governance Committee, considered the benefits and disadvantages of maintaining the classified board structure. The Board considered the view of some stockholders who believe that classified boards (i) encourage management entrenchment and self-dealing, (ii) have the effect of reducing the accountability of directors to stockholders because stockholders are unable to elect all directors on an annual basis and (iii) discourage possible bids to purchase the Company because classified boards prevent a hostile bidder from removing all directors at a single meeting.

The Board also considered the benefits of retaining the classified board structure, which has a long history in corporate law. Proponents of a classified structure believe it (i) provides continuity and stability in the management of the business and affairs of a company, (ii) enhances long-term planning and (iii) helps attract and retain director candidates.  Proponents also assert that classified boards may enhance stockholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of that company.  While the Board recognizes those potential benefits, it also recognizes that even without a classified board, the Company has other means that may allow it to compel a takeover bidder to negotiate with the Board, including certain provisions in its Certificate of Incorporation and Bylaws.

On the recommendation of the Governance Committee and after due deliberation based on the facts and data presented, your Board, subject to the approval of no less than 75 percent of the outstanding shares of the Company, approved the proposed amendments to the Certificate of Incorporation and Bylaws, and now recommends that you approve them.

The proposed amendments to the Certificate of Incorporation and Bylaws to declassify the Board are described in more detail below.  Appendix B to this proxy statement sets out the Certificate of Incorporation and Appendix C to this proxy statement sets out the Bylaws, each including these proposed amendments.

Certificate of Incorporation

•	SIXTH:
(b)
~~The Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III, which shall be as nearly equal in number as possible.  Each director shall serve~~ At each annual meeting of stockholders, directors shall be elected for a term of office to expire at the next annual meeting of stockholders, with each director to ~~ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected, provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; each initial director in Class II shall hold office until the annual meeting of stockholders in 1988; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989.  Notwithstanding the foregoing provisions of this Article, each director shall~~ serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c)
~~In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.~~  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)
Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ and until such director's successor shall have been elected and qualified.

(f)
Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH and the resolution or resolutions establishing such class or series adopted pursuant thereto ~~and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms~~.

Bylaws

•	Article III – Section 1. Election of Directors:
(b)
Election and Terms of Directors. Each director shall serve for a term of office to expire at the next annual meeting of stockholders, with each director to  ~~Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; each initial director in Class II shall hold office until the annual meeting of stockholders in 1988; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989. Notwithstanding the foregoing provisions of this subsection (b), each director shall~~ serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c)
Newly Created Directorships and Vacancies. ~~In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.~~ No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ and until such director’s successor shall have been elected and qualified.

(f)
Preferred Stock Provisions. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, nominations, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH of the certificate of incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto ~~and such directors so elected shall not be divided into classes pursuant to Article SIXTH of the certificate of incorporation unless expressly provided by such terms~~.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL 4.

PROPOSAL 5 — Amend Restated Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements

The Board proposes replacing supermajority voting requirements with a simple majority of outstanding shares requirement.

We are proposing amendments to our Certificate of Incorporation and Bylaws that would remove any requirements for a supermajority vote of at least 75 percent of the outstanding stock of the Company.

The Company’s Certificate of Incorporation and Bylaws currently require a supermajority vote of at least 75 percent of the outstanding shares of the Company to alter, amend or repeal provisions relating to (i) procedures and processes for the election and removal of directors, (ii) special meetings and shareholder actions by written consent, and (iii) policies and procedures relating to the annual meeting.  This proposed amendment would reduce the required stockholder approval for these actions to a simple majority of outstanding shares.

Vote Required

The affirmative vote of no less than 75 percent of the outstanding shares is needed to adopt these amendments.

Background of Proposal

Supermajority voting provisions are intended to provide protection against self-interested action by large stockholders and to encourage a person seeking control of a company to negotiate with its board to reach terms that are fair and provide the best results for all stockholders. However, as corporate governance standards have evolved, many investors and commentators now view these provisions as limiting a board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

On the recommendation of the Governance Committee and after due deliberation based on the facts and data presented, your Board, subject to the approval of no less than 75 percent of the outstanding shares of the Company, approved the proposed amendments to the Certificate of Incorporation and Bylaws, and now recommends that you approve them.

The proposed amendments to the Certificate of Incorporation and Bylaws to eliminate these supermajority provisions are described in more detail below.  Appendix B to this proxy statement sets out the Certificate of Incorporation and Appendix C to this proxy statement sets out the Bylaws, each including these proposed amendments.

Certificate of Incorporation

•
Article Fifth – Currently requires a supermajority vote to amend certain provisions in the Bylaws relating to policies and procedures relating to the annual meeting (Article II, Section 1(b)(ii)), special meetings (Article II, Section 1(c)), stockholder action by consent (Article II, Section 3(e)) and election of directors (Article III, Section 1):

“FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide). Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1(b)(ii), 1(c) and 3~~(e)~~(f)1 of Article II, and Section 1 of Article III of the bylaws shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than a majority ~~seventy-five percent (75%)~~  of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that for the purposes of this Article FIFTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH).”

•	Article Sixth, subsection (e) – Currently requires a supermajority vote to remove a director without cause:

“(e) Any director may be removed from office without cause but only by the affirmative vote of the holders of not less than a majority ~~seventy-five percent (75%)~~ of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that for the purpose of this Article SIXTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH).”

•	Article Eighth – Currently requires a supermajority vote to amend Articles Fifth, Sixth, Seventh and Eighth:

"EIGHTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.  Notwithstanding the foregoing, the affirmative vote of not less than a majority ~~seventy-five percent (75%)~~ of the total voting power of all outstanding shares of stock in this corporation entitled to vote generally in the election of directors voting together as a single class (it being understood that for the purposes of this Article EIGHTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH) shall be required to alter, amend or repeal, or adopt any provisions inconsistent with the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, and this Article EIGHTH."

Bylaws

•	Article III, Section 1(e): Requires a supermajority vote to remove a director without cause.

“(e) Removal. Any director may be removed from office without cause but only by the affirmative vote of the holders of not less than a majority ~~seventy-five percent (75%)~~ of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.”

FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL 5.

1	See footnote 1 in Appendix B.

Stockholder Proposals

PROPOSAL 6 — Independent Chairman of the Board

Pursuant to Rule 14a-8(l)(1) of the Securities Exchange Act of 1934, the Company will provide the name, address and number of Company securities held by the proponent of this stockholder proposal promptly upon receipt of a written or oral request.

This proposal requires an affirmative vote of the majority of shares present or represented at the Annual Meeting and entitled to vote to pass.

Supporting Statement of Proponent

I believe:

•	The role of the CEO and management is to run the company.
•	The role of the Board of Directors is to provide independent oversight of the CEO and management.

I believe that the Chair of the Board of Directors should not be the CEO but should be a director independent of management.

As Intel co-founder and former chairman Andrew Grove put it, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In 2009, Yale University’s Millstein Center for Corporate Governance and Performance published a Policy Briefing paper “Chairing the Board,” arguing the case for a separate, independent Board Chair. The report states that chairing and overseeing the Board is a time intensive responsibility and that a separate Chair leaves the CEO free to manage the company and build effective business strategies.

A nonexecutive Chair is the prevailing practice in the United Kingdom and many other countries. More and more U. S. companies are separating the Chair and the CEO as a matter of good corporate governance. Nearly 40% of the S&P 500 companies have boards not chaired by their CEO.

I believe many U. S. companies hold back in making this transition to an independent Chair out of concern that such a move might be viewed as the demotion of the incumbent Chair/CEO, suggesting perhaps a loss of confidence in him or her. In apparent reflection of this, shareholder resolutions have been proposed in a number of companies requesting that the Board adopt a policy of an independent Chair and implementing that policy when the next CEO is chosen.

In October 2009, Caterpillar announced that Douglas Oberhelman would succeed James Owens as CEO. I am delighted that Caterpillar has been able to achieve CEO succession of promoting from within someone whom the board knows well and who has a 35-year successful career at Caterpillar. I have every confidence in Mr. Oberhelman’s ability to run the company.

However, I feel now is the time that Caterpillar should transition to an independent Chair. I believe that, as a matter of good corporate governance, Mr. Oberhelman should not chair the Board, but the Board should elect a director independent of management as chair to lead it in its role of providing independent oversight of the new CEO and his management team.

Resolution Proposed by Stockholder

Resolved: The shareholders request the Board of Directors to adopt as policy that, whenever possible, the Chair of the Board of Directors not be the Chief Executive Officer or anyone reporting, directly or indirectly, to the chief executive officer.

Caterpillar Response to PROPOSAL 6 – Independent Chairman of the Board

Statement in Opposition to Proposal

After careful consideration, the Board recommends voting AGAINST this proposal for the reasons provided below.

The combined role of Chairman and CEO promotes unified leadership and a clear focus for management as it executes our strategy and business plans.

The Board believes the combined role of Chairman and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute our strategy and business plans. The Board has adopted Guidelines on Corporate Governance Issues (available at www.CAT.com/governance), consistent with our Bylaws, which state that the role of the Chairman of the Board is to be filled by the Company’s CEO. This leadership structure has fostered the continued success of the Company, which has paid a cash dividend every year since its formation in 1925. Over the past five years, our annual total cumulative stockholder return has consistently outperformed the S&P 500 Index. Even in 2009, in the most challenging economic environment since the Great Depression, we remained profitable, improved our balance sheet and maintained our dividend rate and our “mid-A” credit ratings. The Board believes that these results are, in part, the product of the unified and focused leadership of our Chairman and CEO. The combined structure also avoids the added costs and inefficiencies that would result by mandating an independent Chairman.

You have repeatedly rejected similar proposals in the past.

Our stockholders rejected similar stockholder proposals in 2006, 2007 and 2009. The proposal suggests that the Board cannot provide effective independent oversight of the Company and its management team because an independent director does not hold the office of Chairman. The Board believes that this assertion is without merit and the majority of our stockholders have indicated that they agree. Indeed, the majority of S&P 500 companies currently combine the positions of Chairman of the Board and CEO.

The proposal suggests that the succession of a new Chairman in 2010 is an opportunity to transition to an independent Chairman of the Board. Rather than introduce uncertainty and doubt regarding roles and responsibilities during the succession, as suggested by the proposal, the Board has determined to amend the Company’s Bylaws to allow the current Chairman and CEO to continue to serve as Chairman of the Board during a transition period of no more than six months, following which time the new CEO will assume the role of Chairman.  The Board considers that this approach to succession will provide stability and continuity as we execute on our strategy and business plans.

The Board has already adopted measures, including establishing the role of an independent Presiding Director, to assure its ability to provide independent oversight of management.

The Board agrees with the proponent that its role, among others, is to provide independent oversight of the CEO and management and has adopted various policies to ensure its independence. Each of the directors, with the exception of the Chairman, has been determined to be independent as defined under NYSE regulations, and all committees of the Board are made up entirely of independent directors. The Board and Governance Committee have consistently selected strong, accomplished individuals as directors, many of whom are currently or recently have been leaders of major companies or institutions, and all of whom are independent thinkers and have a wide range of relevant expertise and skills.

In addition, in 2007 the independent directors unanimously elected, from the ranks of the independent directors, the Chairman of the Governance Committee as the Board’s Presiding Director. The Presiding Director’s duties and responsibilities include: (i) presiding at all meetings of the Board at which the Chairman is not present; (ii) serving as a liaison between the Chairman and the independent directors; (iii) approving information sent to the Board; (iv) approving meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) authority to call meetings of the independent directors; and (vii) if requested by major shareholders, ensuring that he is available for consultation and direct communication. Based on these duties and responsibilities, the Board believes that the Presiding Director provides an effective “counter-balance” to the combined role of CEO and Chairman.

The Board regularly meets in executive session without management. The Presiding Director chairs these meetings and provides the Board’s guidance and feedback to the Chairman and the Company’s management team.  The Board has complete access to the Company’s management team. On a regular basis, the Board and its committees receive information and reports from management on the status of the Company and the risks associated with the Company’s strategy and business plans.

Given the strong leadership of the Company’s Chairman and CEO, the counter-balancing role of the Presiding Director and a Board comprised of strong and independent directors, the Board continues to believe it is in the best long-term interests of the Company and its stockholders to maintain the combined role of Chairman and CEO.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” PROPOSAL 6.

PROPOSAL 7 – Review of Global Corporate Standards

Pursuant to Rule 14a-8(l)(1) of the Securities Exchange Act of 1934, the Company will provide the name, address and number of Company securities held by the proponents of this stockholder proposal promptly upon receipt of a written or oral request.

This proposal requires an affirmative vote of the majority of shares present or represented at the Annual Meeting and entitled to vote to pass.

Supporting Statement of Proponents

Caterpillar’s current policy, the Worldwide Code of Conduct, contains no references to existing international human rights codes except for a corporate policy of non-discrimination, and aspirational goals to maintain employee health and safety. It also does not apply to company dealers whose activities can carry extensive reputational risks for Caterpillar. We believe company policies should reflect more robust, comprehensive understanding of human rights.

We recommend the review include policies designed to protect human rights-civil, political, social, environmental, cultural and economic-based on internationally recognized human rights standards: i.e.; the Universal Declaration of Human Rights, the Fourth Geneva Convention, the International Covenant on Civil and Political Rights, core labor standards of the International Labor Organization, the International Covenant on Economic, Cultural and Social Rights, and United Nations resolutions and reports of UN special rapporteurs on countries where Caterpillar does business.

This review and report will assure shareholders that Caterpillar policies and practices reflect or conform to human rights conventions and guidelines and international law. While we are not recommending specific provisions of the above-named international conventions, we believe significant commercial advantages may accrue to our company by adopting a comprehensive human rights policy based on the UN Human Rights Norms serving to enhance corporate reputation, improve employee recruitment and retention, improve community and stakeholder relations and reduce risk of adverse publicity, consumer boycotts, divestment campaigns and lawsuits.

Resolution Proposed by Stockholders

Whereas, Caterpillar, a global corporation, faces increasingly complex problems as the international social and cultural context within which Caterpillar operates changes.

Companies are faced with ethical and legal challenges arising from diverse cultures and political and economic contexts. Today, management must address issues that include human rights, workers’ right to organize, non-discrimination in the workplace, protection of environment and sustainable community development. Caterpillar itself does business in countries with human rights challenges including China, Colombia, Myanmar/Burma, Syria and Israel and the occupied Palestinian territories.

We believe global companies must implement comprehensive codes of conduct, such as those found in “Principles for Global Corporate Responsibility: Bench Marks for Measuring Business Performance,” developed by an international group of religious investors. (April, 2003, www.ben-marks.org) Companies must formulate policies to reduce risk to reputation in the global marketplace. To address this situation, some companies, such as Hewlett-Packard and Coca-Cola, are even extending policies to include franchisees, licensees and agents that market, distribute or sell their products.

In August 2003, the United Nations Sub-Commission on the Promotion and Protection of Human Rights took historic action by adopting “Norms on the Responsibilities of Transnational Corporations and Other Business Enterprises with Regard to Human Rights.”(www1.umn.edu/humanrts/links/NormsApril2003.html)

RESOLVED, the shareholders request the Board of Directors to review and amend, where applicable, Caterpillar’s policies related to human rights that guide international and U.S. operations, extending policies to include franchisees, licensees and agents that market, distribute or sell its products, to conform more fully with international human rights and humanitarian standards, and that a summary of this review be posted on Caterpillar’s website by October 2010.

Caterpillar Response to PROPOSAL 7 – Review of Global Corporate Standards

Statement in Opposition to Proposal

After careful consideration, the Board recommends voting AGAINST this proposal for the reasons provided below.

Our Worldwide Code of Conduct (Code of Conduct) defines what we stand for and believe in, documenting the uncompromisingly high ethical standards our Company has upheld since its founding in 1925.

Our Code of Conduct, first published in 1974, is readily available on the Company’s website at www.CAT.com/code and, as illustrated in the following excerpts, already embodies many of the principles contained in the proponents’ proposal.

We Treat People Fairly and Prohibit Discrimination
•	We build and maintain a productive, motivated work force by treating all employees fairly and equitably. We respect and recognize the contributions of employees.
•
We will select and place employees on the basis of their qualifications for the work to be performed, considering accommodations as appropriate and needed -- without regard to their race, religion, national origin, color, gender, sexual orientation, age, and/or physical or mental disability.

•	We support and obey laws that prohibit discrimination everywhere we do business.

We Select, Place and Evaluate Employees Based on their Qualifications and Performance
•
Caterpillar selects employees, and places them in positions, based on their personal qualifications and skills for the job. We evaluate and reward employees based on the quality of the work they do and the contributions they make to Caterpillar.

We Foster an Inclusive Environment
•
We understand and accept the uniqueness, and are non-judgmental regarding differences, of individuals. We value the diversity of unique talents, skills, abilities, and experiences that enable Caterpillar people to achieve superior business and personal results.

We Conduct Business Worldwide With Consistent Global Standards
•
As a global company, we understand that there are many differing economic and political philosophies and forms of government throughout the world. We acknowledge the wide diversity that exists among the social customs and cultural traditions in the countries in which we operate. We respect such differences, and to the extent that we can do so in keeping with the principles of our Code of Conduct, we will maintain the flexibility to adapt our business practices to them.

We Protect the Health and Safety of Others and Ourselves
•
As a company, we strive to contribute toward a global environment in which all people can work safely and live healthy, productive lives, now and in the future. We actively promote the health and safety of employees with policies and practical programs that help individuals safeguard themselves and their co-workers.

We Support Environmental Responsibility Through Sustainable Development
•
Our products and services are intended to support sustainable development of global resources and they will meet or exceed applicable regulations and standards wherever they are initially sold.  We establish and adhere to environmentally sound policies and practices in product design, engineering, and manufacturing.  We educate and encourage our customers to use the products they purchase from us in environmentally responsible ways.  We take effective steps to continually increase the natural resources efficiency and cleanliness of our facilities. We offer leadership and financial support to industry and community initiatives that share our commitment to the environment.

We Refuse to Make Improper Payments
•
In dealing with public officials, other corporations, and private citizens, we firmly adhere to ethical business practices. We will not seek to influence others, either directly or indirectly, by paying bribes or kickbacks, or by any other measure that is unethical or that will tarnish our reputation for honesty and integrity. Even the appearance of such conduct must be avoided.

Living By the Code
•
While we conduct our business within the framework of applicable laws and regulations, for us, mere compliance with the law is not enough. We strive for more than that. Through our Code of Conduct, we envision a work environment all can take pride in, a company others respect and admire, and a world made better by our actions.

We View Our Suppliers As Our Business Allies
•
We look for suppliers and business allies who demonstrate strong values and ethical principles and who support our commitment to quality. We avoid those who violate the law or fail to comply with the sound business practices we promote.

At Caterpillar, we are dedicated to promoting a healthy, productive and rewarding work environment for our employees worldwide.

Our Code of Conduct reflects our dedication to these issues.  Your Board believes that the Code of Conduct effectively articulates our long-standing support for, and continued commitment to, human rights and does not believe that implementation of this proposal is necessary or desirable as the concerns raised by the proponent are already being addressed in a meaningful way.  As these issues are already provided for in our Code of Conduct, the Board further believes that this proposal would add unnecessary cost to the Company and divert management’s attention from the current processes in place to address these issues.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” PROPOSAL 7.

PROPOSAL 8 – Special Stockholder Meetings

Pursuant to Rule 14a-8(l)(1) of the Securities Exchange Act of 1934, the Company will provide the name, address and number of Company securities held by the proponent of this stockholder proposal promptly upon receipt of a written or oral request.

This proposal requires an affirmative vote of the majority of shares present or represented at the Annual Meeting and entitled to vote to pass.

Supporting Statement of Proponent

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings.  If shareowners cannot call a special meeting investor returns may suffer.  Shareowners should have the ability to call a special meeting when a matter merits prompt attention.  This proposal does not impact our board’s current power to call a special meeting.

This proposal topic also won more than 60% support at these companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R.R. Donnelley (RRD).

We gave more than 57%-support each to 2008 and 2009 shareholder proposals calling for one-year terms for directors (declassification of the board).  The Council of Institutional Investors www.cii.org recommends that management adopt shareholder proposals upon receiving their 50%-plus vote.

I believe that shareholders like us, who repeatedly give more than 57%-support to one-year terms for directors, will support a shareholder right to call a special meeting by a majority vote.

Please encourage our board to respond positively to this proposal regarding Special Shareowner Meetings.

Resolution Proposed by Stockholder

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting.  This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders.  This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Caterpillar Response to PROPOSAL 8 – Special Stockholder Meetings

Statement in Opposition to Proposal

After careful consideration, the Board recommends voting AGAINST this proposal for the reasons provided below.

Our Certificate of Incorporation already provides a process for calling special meetings, effectively safeguarding the broader interests of all stockholders.

The Board has a longstanding goal of providing effective governance of our business for the long-term benefit of our stockholders. The Board is composed of independent, active and effective directors. 14 of our 15 directors meet the independence requirements of the NYSE, the SEC and the Board’s standards for determining director independence. The primary responsibility of the Board is to promote the best interests of Caterpillar and its stockholders by overseeing the management of the Company’s business and affairs.

Our Certificate of Incorporation provides that a special meeting of stockholders may be called at any time by a majority of the Board members. This provision is appropriate for a public company the size of Caterpillar because it allows the Board members, in accordance with their fiduciary duties, to exercise their business judgment to determine when it is in the best interests of the Company and its stockholders to convene a special meeting. These provisions effectively safeguard the broader interests of the Company and all stockholders by entrusting such decisions to a qualified and experienced group of directors elected by all stockholders who have a fiduciary duty to act in the best interests of the Company and all stockholders.

This proposal would enable holders of only 10 percent of our outstanding shares to call special stockholders’ meetings without any limitation on the number or frequency of such meetings. Adoption of this proposal would mean that a small minority of stockholders acting together would be able to call such a special meeting.  Thus, a very small group of stockholders could call special meetings on topics that do not concern, or may be of little or no interest or value to, the majority of stockholders.

A special stockholders’ meeting would be an expensive and time-consuming event. Proxy materials would have to be prepared, printed and distributed, requiring the Company to incur significant costs. The Board and management of the Company would be required to spend a significant amount of time preparing for the meeting, diverting their attention from overseeing and managing the Company’s business. As a result, the Board believes that a special stockholders’ meeting should be convened when the Board members, exercising their fiduciary obligations, determine that there is an extraordinary matter or significant strategic concern that requires consideration by the Company’s stockholders before the next annual meeting.

Our corporate governance policies ensure that the Board is held accountable and provide stockholders with access to the Board and ample opportunity to submit items for approval at annual meetings.

The Board believes that the Company’s existing corporate governance policies provide an appropriate balance between ensuring that the Board is accountable to the stockholders and enabling the Board to effectively oversee the Company’s business for the long-term benefit of the stockholders. In particular, stockholders may communicate directly with any director, any Board committee or the full Board; propose director nominees to the Governance Committee; and submit proposals for presentation at an annual meeting of the stockholders of the Company and for inclusion in the Company’s proxy statement for that annual meeting.

In fact, the Board’s governance practices and policies demonstrate its commitment to being accountable to the Company’s stockholders, including the following:

•	In June 2005, the Company terminated its shareholder rights plan, or “poison pill,” early in response to stockholder concerns.
•
Based on shareholder votes in 2008 and 2009, the Board has approved a plan to declassify the Board so that all of the Directors are elected annually.  We are seeking your approval for this plan set forth in Company Proposal 4.

•
In response to current trends in corporate governance, we are also seeking your approval to eliminate certain supermajority voting requirements in our Certificate of Incorporation and Bylaws. See Company Proposal 5.

These policies provide stockholders with reasonable access to Board members and adequate opportunities to bring matters before the stockholders on an annual basis.

Our stockholders already have the right to vote on certain significant corporate transactions.

The suggestion that stockholders need the right to call special meetings to protect their interests in the case of extraordinary events involving the Company is simply misleading. We are subject to rules governing Delaware corporations and companies listed on the NYSE that already require us to submit certain significant matters to a stockholder vote for approval.  For example, amendments to the Company’s Certificate of Incorporation, mergers, a sale of all or substantially all of the Company’s assets, increases in the number of authorized shares and the adoption of equity-based compensation plans all require a stockholder vote.

Our stockholders expect us to make decisions based on facts – not speculation.

Currently, over half of the S&P 500 companies do not permit stockholders to call special meetings.  However, without providing any factual basis, the proponent speculates that investor returns may suffer if stockholders are unable to call a special meeting. The Board believes that speculation is an insufficient justification to disrupt the Company’s operations and to incur the additional costs that would certainly be required if a small minority of activist stockholders were able to call special meetings.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS RECOMMENDS VOTING “AGAINST” PROPOSAL 8.

PART FOUR — Other Important Information

Persons Owning More than Five Percent of Caterpillar Common Stock

Based on a review of any Schedule 13G and any amendments to Schedule 13G filed with the SEC through April 8, 2010, the following persons beneficially own more than five percent of Caterpillar common stock.

Persons Owning More than Five Percent of Caterpillar Common Stock(1) (as of December 31, 2009)
	Voting Authority		Dispositive Authority		Total Amount of Beneficial	Percent of
Name and Address	Sole	Shared	Sole	Shared	Ownership	Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	32,738,861	0	32,738,861	0	32,738,861	5.24
State Street Corporation and various direct and indirect subsidiaries (2) State Street Financial Center One Lincoln Street Boston, MA 02111	0	27,518,971	0	86,887,071	86,887,071	13.9
(1)

This information is based upon Schedule 13Gs filed with the SEC for year end December 31, 2009, except for Percent of Class adjusted from  percent reported in the Schedule 13Gs filed by BlackRock and State Street to percentages calculated using Caterpillar’s actual outstanding share amount of 624,722,719 at December 31, 2009.

(2)	State Street Bank and Trust Company serves as investment manager for certain Caterpillar defined benefit plans (17,711,047 shares) and defined contribution plans (41,657,053 shares).

Security Ownership of Certain Beneficial Owners and Management

Security ownership of management is included in the following table.

Caterpillar Common Stock Owned by Executive Officers and Directors (as of December 31, 2009)
Blount	73,033	1	Magowan	327,980	12
Brazil	39,803	2	Oberhelman	826,401	13
Burritt	168,797	3	Osborn	57,699	14
Dickinson	3,820	4	Owens	1,935,336	15
Dillon	78,429	5	Powell	53,387	16
Fife	53,000	6	Rapp	285,874	17
Fosler	31,515	7	Rust	35,933	18
Gallardo	267,756	8	Schwab	1,518
Goode	98,800	9	Smith	43,352	19
Lavin	256,282	10	Vittecoq	611,987	20
Levenick	487,964	11	Wunning	536,423	21
			All directors and executive officers as a group	6,687,583	22

1
Blount - Includes 55,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to the Directors’ Deferred Compensation Plan (DDCP) representing an equivalent value as if such compensation had been invested on December 31, 2009, in 1,659 shares of common stock.

2
Brazil - Includes 31,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 612 shares of common stock.

3
Burritt - Includes 148,200 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to the Supplemental Deferred Compensation Plan (SDCP), Supplemental Employees’ Investment Plan (SEIP) and/or the Deferred Employees’ Investment Plan (DEIP) representing an equivalent value as if such compensation had been invested on December 31, 2009, in 278 shares of common stock.

4
Dickinson - In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 7,537 shares of common stock.

5
Dillon - Includes 55,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 5,880 shares of common stock.

6	Fife - Includes 31,000 shares subject to stock options exercisable within 60 days.
7	Fosler - Includes 23,000 shares subject to stock options exercisable within 60 days.
8
Gallardo - Includes 55,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 9,363 shares of common stock.

9
Goode - Includes 47,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 45,868 shares of common stock.

10
Lavin - Includes 208,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to SDCP, SEIP and/or DEIP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 16,776 shares of common stock.

11
Levenick - Includes 415,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to SDCP, SEIP and/or DEIP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 14,947 shares of common stock.

12
Magowan - Includes 23,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 21,412 shares of common stock.

13
Oberhelman - Includes 745,399 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to SDCP, SEIP and/or DEIP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 41,747 shares of common stock.

14
Osborn - Includes 31,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 176 shares of common stock.

15
Owens - Includes 1,590,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to SDCP, SEIP and/or DEIP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 8,137 shares of common stock.

16
Powell - Includes 47,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 176 shares of common stock.

17
Rapp - Includes 246,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to SDCP, SEIP and/or DEIP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 20,036 shares of common stock.

18
Rust - Includes 31,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 13,339 shares of common stock.

19
Smith - Includes 27,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to DDCP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 1,811 shares of common stock.

20	Vittecoq - Includes 507,000 shares subject to stock options exercisable within 60 days.
21
Wunning - Includes 465,000 shares subject to stock options exercisable within 60 days. In addition to the shares listed above, a portion of compensation has been deferred pursuant to SDCP, SEIP and/or DEIP representing an equivalent value as if such compensation had been invested on December 31, 2009, in 21,729 shares of common stock.

22
This group includes directors, named executive officers and five additional executive officers subject to Section 16 filing requirements (group). Amount includes 5,133,239 shares subject to stock options exercisable within 60 days and 478,653 shares for which voting and investment power is shared. The group beneficially owns 1.07 percent of the Company’s outstanding common stock. None of the shares held by the group have been pledged.

Compensation

Compensation Discussion and Analysis

At Caterpillar, integrity is one of our core values.  We believe in the power of honesty and know the only way to build and strengthen our reputation is through trust.  We hold ourselves to the highest standard of integrity and ethical behavior and strive for transparency.  We welcome the opportunity to share this Compensation Discussion and Analysis (CD&A) with our stockholders.

We understand investors have a vested interest in executive compensation.  After reading this CD&A, we hope you will recognize a few vital points:

▪	We have a thorough compensation review process
▪	We have a competitive compensation plan that aligns executive performance and long-term stockholder interests
▪	We believe the best way to compensate our executives is to base their rewards on performance
▪	We have no severance packages that apply solely to executives. Change in Control provisions are found within existing compensation plans and apply equally to all participants in those plans.
▪	We do not backdate or re-price equity grants

During fiscal year 2009, Caterpillar was organized into six groups, each led by a group president.  Because the six group presidents have comparable responsibilities and are similarly compensated, we are including all six of the group presidents as named executive officers (NEOs), in addition to the Chief Executive Officer and Chief Financial Officer.

On October 22, 2009, we announced that James W. Owens, Chairman and CEO, would retire on October 31, 2010.  As Owens’ successor, Douglas R. Oberhelman became Vice Chairman and CEO-Elect on January 1, 2010, and is expected to become CEO on July 1, 2010 and Chairman on November 1, 2010.

This CD&A describes the overall compensation practices at Caterpillar and specifically describes the 2009 total compensation for the following NEOs:

▪	James W. Owens, Chairman and CEO
▪	Douglas R. Oberhelman, Vice Chairman, CEO-Elect and Group President
▪	Richard P. Lavin, Group President
▪	Stuart L. Levenick, Group President
▪	Edward J. Rapp, Group President
▪	Gerard R. Vittecoq, Group President
▪	Steven H. Wunning, Group President
▪	David B. Burritt, Vice President and Chief Financial Officer

We are fortunate to have executives who are “career employees” with a strong commitment to the long-term success of Caterpillar. In fact, the average tenure of our NEOs is 33 years.  Our reputation is a reflection of our employees’ ethical performance, and the values that guide Caterpillar have in turn rewarded our employees and stockholders with a successful and profitable Company.

Compensation Philosophy and Objectives

Two primary components define Caterpillar’s compensation philosophy: Pay for Performance and Pay at Risk.

As an employee’s responsibility increases, so does the proportional amount of “at risk” pay. This is especially true for our executives who have direct responsibility for overall Company performance. A significant portion of executive pay depends on meeting certain performance goals, which is fundamental to aligning executive pay with long-term stockholder interests.

The Compensation Committee established three principles to drive this philosophy through the Company’s compensation design.

1.
Base salary, as a percentage of total direct compensation, should decrease as salary grade levels increase. As employees move to higher levels of responsibility with more direct influence over the Company’s performance, they have a higher percentage of pay at risk.

2.
The ratio of long-term incentive compensation to short-term incentive compensation should increase as salary grade levels increase. Caterpillar expects executives to focus on the Company’s long-term success. The compensation program is designed to motivate executives to take actions that are best for the Company’s long-term viability.

3.
Equity compensation should increase as salary grade levels increase. Employees in positions that most directly affect the Company’s performance should have profitable growth for the Company as their main priority. Receiving part of their compensation in the form of equity reinforces the link between their actions and stockholders’ investment. Equity ownership encourages executives to behave like owners and provides a clear link with stockholders’ interests.

In following these principles and by tying employee compensation to both individual performance and the long-term performance of the Company, Caterpillar links the interests of management and long-term stockholders. In addition, the compensation program is designed to attract and retain high-caliber, talented employees who will guide the Company in continuing to meet and exceed its performance goals.

Overview of Compensation Practices
The Compensation Committee is responsible for the compensation program design and decision-making process for NEOs.  The Compensation Committee regularly reviews Caterpillar’s compensation practices, including the methodologies for setting NEO total compensation, the goals of the compensation program and the underlying compensation philosophies.  The Compensation Committee believes that by utilizing long-term cash and equity as the predominant components of NEO total compensation, along with significant stock ownership requirements, the NEO objectives are aligned with those of our long-term stockholders.

The Compensation Committee also uses benchmarking data, provided by its compensation consultant, to track Caterpillar’s practices and compensation levels against comparable companies within its industry and across multiple industries.  However, the Compensation Committee exercises its independent judgment when establishing compensation policies, especially when rewarding individual performance. The responsibilities of the Compensation Committee are described more fully in its charter, which is available at www.CAT.com/governance.

How Caterpillar Determines Total Compensation for Executives

Performance Evaluation:  CEO
The Board, excluding the CEO, performs the CEO’s evaluation.  The Board’s evaluation includes both objective and subjective criteria of the CEO’s performance, including:

▪	Caterpillar’s financial performance
▪	The accomplishment of Caterpillar’s long-term strategic objectives
▪	The achievement of individual goals set at the beginning of each year
▪	The development of Caterpillar’s top management team

Prior to the Board’s determination, the Compensation Committee evaluates CEO compensation using benchmarking information (discussed on page 47) to set total compensation.  The Compensation Committee also performs its own performance review and provides its recommendations to the Board.

Performance Evaluations:  NEOs other than CEO
The Compensation Committee, in conjunction with the CEO, performs the other NEOs’ evaluations, excluding Mr. Burritt whose evaluation is performed by Mr. Rapp.  Each February, the CEO submits a performance assessment and compensation recommendation to the Compensation Committee for each of the other NEOs.  The performance evaluation is based on factors such as:

▪	Achievement of individual and Company objectives
▪	Contribution to the Company’s performance
▪	Leadership accomplishments

The Compensation Committee also reviews total compensation benchmark information, with respect to the other NEOs, in determining whether to increase or decrease the CEO’s compensation recommendation.  The Compensation Committee makes the final decision regarding the total compensation for the other NEOs.

Compensation Consultant
For 2009, the Compensation Committee retained John L. Anderson of Hewitt Associates LLC (Hewitt) to provide ongoing advice and information regarding design and implementation of Caterpillar’s executive compensation programs.  Mr. Anderson also provided information and updates to the Compensation Committee about regulatory and other technical developments that may affect the Company’s executive compensation programs. In addition, Mr. Anderson and a team at Hewitt provided the Compensation Committee with competitive market information, analyses and trends on executive base salary, short-term incentives, long-term incentives, benefits and perquisites.

With the full knowledge of the Compensation Committee, Caterpillar has retained a separate and distinct unit of Hewitt to be the third-party administrator for Caterpillar’s U.S. retirement plans, as well as Caterpillar’s U.S. Health & Welfare plans, in 2009.

In 2010, Hewitt’s executive compensation group separated from Hewitt and formed Meridian Compensation Partners, LLC (Meridian).  Mr. Anderson joined Meridian and is no longer employed by Hewitt.  For 2010, the Compensation Committee hired Meridian solely as its consultant.

The Compensation Committee believes that Mr. Anderson and, for 2009, a team working with him from Hewitt, provided candid, direct and objective advice to the Compensation Committee, which was not influenced by any other services provided by Hewitt.  To ensure independence:

▪	The Compensation Committee directly hired and has the authority to terminate Mr. Anderson
▪	Mr. Anderson is engaged by and reports directly to the Compensation Committee and its chairman
▪	Mr. Anderson meets regularly and as needed with the Compensation Committee in executive sessions that are not attended by any personnel of the Company
▪	Mr. Anderson has direct access to all members of the Compensation Committee during and between meetings
▪	Mr. Anderson was not the Hewitt client relationship manager for Caterpillar
▪	Neither Mr. Anderson nor any member of the team from Hewitt participated in any activities related to the administration services provided to Caterpillar by other Hewitt business units
▪	Interactions between Mr. Anderson and management generally are limited to discussions on behalf of the Compensation Committee and information presented to the Compensation Committee for approval

Annual Review of Consultant Independence
The Compensation Committee is responsible, without the influence or input of management, for retaining and terminating compensation consultants and determining their terms and conditions, including fees.  Hewitt provided the Compensation Committee an annual update on its services and related fees. The Compensation Committee determined whether the compensation consultant’s services were performed objectively and free from the influence of management.  The Compensation Committee also closely examined the safeguards and steps Hewitt took to ensure that its executive compensation consulting services were objective, for example:

▪	Hewitt separated its executive compensation consulting services into a single, segregated business unit within Hewitt

▪
Hewitt paid its executive compensation consultants solely on their individual results and the results of its executive compensation consulting practice.  In 2009, Mr. Anderson received no incentives based on other services Hewitt provided to Caterpillar.

▪	Mr. Anderson does own shares in Hewitt; however, he did not receive stock options or other equity-related awards from Hewitt
▪	The total amount of fees for executive compensation consulting services to the Compensation Committee in 2009 was $255,822
▪
The total amount of fees paid by Caterpillar to Hewitt in 2009 for all other services, excluding Compensation Committee services, was $14,928,178. This is compared to total Hewitt fiscal 2009 revenues of $3,073,560,000.

▪	Other services were provided under a separate contractual arrangement and by a separate business unit at Hewitt

For these reasons, the Compensation Committee does not believe the services provided by Hewitt in conjunction with administering Caterpillar’s benefit plans compromised Mr. Anderson’s ability to provide the Compensation Committee with perspective and advice that was objective.

Peer Group Benchmarking

Caterpillar uses a comparator group to benchmark (compare) all components of compensation to other companies within the group.  Caterpillar targets the executive total cash compensation package, as well as the long-term incentive compensation components, at the size-adjusted median level of the comparator group.  The Compensation Committee believes that targeting at the size-adjusted median level of the comparator group is necessary to attract and retain high-caliber employees.  This ensures that Caterpillar remains competitive while maximizing its resources for stockholders.

For 2009 peer group benchmarking, Caterpillar continued to use the Caterpillar Compensation Comparator Group (CCCG) for NEO compensation benchmarking, which consisted of the 28 large public companies listed below.  Because we compete for executive talent from a variety of industries, the 28 companies represent a cross section of industries, not just heavy manufacturing companies.  The peer group study methodology is consistent each year, which makes it easier to isolate how Caterpillar’s executive compensation program is changing in relation to the market.  The Compensation Committee monitors the CCCG to ensure that it continues to provide a reasonable comparison basis for executive compensation.  There were no changes from 2008 to 2009 with respect to the companies included in the CCCG.

The CCCG’s median annual revenue is less than Caterpillar’s.  To account for differences in the size of the companies in that group, the compensation consultant conducts a regression analysis with each comparison and presents the analysis to the Compensation Committee.  Regression analysis adjusts the compensation data for differences in the companies’ revenue, allowing Caterpillar to compare its compensation levels to similarly sized companies.  The following companies compose the CCCG:

Components of Caterpillar’s Compensation Program
Total compensation is a mix of total cash and long-term incentives.

Executive Short-Term Incentive Plan (ESTIP) and Short-Term Incentive Plan (STIP) are annual incentive plans that deliver a targeted percentage of base salary (excluding any variable base pay) based on performance against predetermined enterprise goals.  The plans are designed to focus the NEOs on the shorter-term critical issues that are indicative of improved year-over-year performance.

The Long-Term Incentive Plan (LTIP) includes both equity and cash under the Long-Term Cash Performance Plan (LTCPP).  LTIP is designed to reward the Company’s key employees for achieving and/or exceeding the Company’s long-term goals, to drive stockholder return and to foster stock ownership.

Total compensation for all NEOs is a mix of annual total cash and long-term incentives.
Annual base salary represents a relatively small portion of our NEOs’ compensation.  In fact, on average, 73 percent of annual compensation for our NEOs varies each year based on Caterpillar’s performance.  The following chart shows the 2009 total compensation mix (based on targeted compensation).

Total Annual Cash Compensation

The Compensation Committee’s review of 2009 market data showed total annual cash compensation structures for all NEOs were in line with the size-adjusted median level of the CCCG. The Compensation Committee made no adjustments to the base salary compensation structures, or to the short-term incentive target opportunities shown below.
Total cash includes base salary and the Executive Short-Term Incentive Plan or Short-Term Incentive Plan.

Base Salary
Base salary increases are performance-driven.  The Compensation Committee uses the criteria described in the “Performance Evaluation” section to assess performance, which are assigned no particular weighting.  Base salary increases, however, are dependent upon assessment of these factors.  Base salary structures for Caterpillar executives are designed with a midpoint set at the size-adjusted median level of the CCCG.  For all employees, the minimum of the base salary structure is 80 percent of the midpoint of the salary structure and the maximum is 120 percent of the midpoint of the salary structure.  Base salaries for the NEOs are not increased above the midpoint of their respective structures without meeting certain performance requirements.  If NEOs reach the midpoint of their salary structure, any amount awarded above the midpoint must be re-earned annually and approved by the Compensation Committee.  This amount is called variable base pay and is paid in the form of an annual lump sum cash award (disclosed in the “Bonus” column of the Summary Compensation table on page 61).  This reinforces the Pay for Performance component of Caterpillar’s compensation program.  Additionally, due to current economic conditions, NEO base salary structures have been frozen and merit increases have been eliminated for 2009 and 2010.

Executive Short-Term Incentive Plan
The NEOs, excluding Mr. Burritt, participated in the 2009 ESTIP.  The CEO was eligible for a target opportunity of 135 percent of base salary and the group presidents were eligible for a target opportunity of 100 percent of base salary.

In February 2009, the Compensation Committee reviewed and approved two enterprise-focused measures for the 2009 ESTIP.  As further described below, these two measures link the compensation of the CEO and group presidents directly to the overall performance of Caterpillar.  The measures and their relative weights in determining ESTIP payouts are as follows:

▪75% Corporate Return on Assets
▪25% Enterprise Quality

Prior to any ESTIP payout a “trigger” must be achieved, which is based on the Company’s PPS.  If the trigger is not achieved, there is no ESTIP payout.  The Compensation Committee approved a PPS trigger of $2.50 for ESTIP because Caterpillar has a strategic goal of achieving a PPS of at least $2.50 annually.  Due to a PPS of $1.43 in 2009, no payments were made under ESTIP.

Corporate Return on Assets (ROA) is Machinery and Engines profit after tax plus short-term incentive compensation expense (after tax) divided by average monthly Machinery and Engines assets.

Enterprise Quality is an average of the business unit quality performance factors.

Profit Per Share (PPS) is the portion of a company's profit allocated to each outstanding share of common stock, diluted by the assumed exercise of stock-based compensation awards.  PPS serves as an indicator of a company's profitability.  This is also known as Earnings Per Share.

As with all components of Caterpillar’s compensation program, ESTIP rewards performance.  For both measures listed above, the Compensation Committee established the threshold, target and maximum performance levels.  If the threshold level is not achieved for a given measure, there is no ESTIP payout on that measure.  Increasingly larger payouts are awarded for achievement of target and maximum performance levels.  The following table outlines the payout factor range that applied to each performance level.  The payout factor for each measure does not exceed 200 percent.

Return On Assets
The Compensation Committee approved ROA as the largest portion of 2009 ESTIP.  The Compensation Committee selected ROA because it is a good indicator of how efficiently the Company is using its assets to generate earnings and driving value for our stockholders.  The Compensation Committee reviewed forecasted versus actual ROA results to determine the appropriate target for the 2009 measure.  The corporate ROA slope ranged from a threshold of 4.40 percent to the maximum of 12.40 percent, with a target of 7.10 percent.  The following table illustrates ROA performance levels:

Enterprise Quality
The Compensation Committee approved enterprise quality as the other 2009 ESTIP factor.  The Compensation Committee selected enterprise quality because Caterpillar must continue to place an increased emphasis on quality across the entire organization to meet our long-term goals.  Enterprise quality was measured by the average of the various business unit quality performance factors, which are Mean Dealer Repair Frequency, Very Early Hour Reliability, Significant Part Numbers and Cat Production System Assessment.  Each business unit’s quality performance factor or factors were weighted based on its applicable 2009 net sales and transfers (inter-company sales).  The results were averaged to determine the enterprise quality result.

The 2009 ESTIP results were as follows:

Due to a PPS of $1.43 in 2009, no payments were made under 2009 ESTIP and the individual payout factors were not applicable.

Mean Dealer Repair Frequency measures the dealer repair frequency for a collection of products over a period of time approximately equal to their first year of operation.

Very Early Hour Reliability captures the number of dealer-performed repairs to a product that occur from the pre-delivery inspection through the initial hours of machine operation.

Significant Part Numbers are part numbers that have had failures in the last three years on products built in the last five years (unless the part is a remanufactured part).

Cat Production System (CPS) Assessment is the common Order-To-Delivery process used to achieve our long-term safety, quality, velocity, earnings and growth goals.

Short-Term Incentive Plan
As a vice president, our CFO, Mr. Burritt, participated in Caterpillar’s 2009 STIP.  Mr. Burritt was eligible for a target opportunity of 90 percent of base salary.  The measures and their relative weights in determining the 2009 STIP are as follows:

▪	87.5% Corporate Return on Assets
▪	12.5% Enterprise Quality

PPS of $2.50 was also used as the “trigger” for payout under the 2009 STIP.  The same trigger methodology applies for STIP as described previously for ESTIP.

Due to a PPS of $1.43 in 2009, no payments were made under 2009 STIP and the individual payout factors were not applicable.

Long-Term Incentive Plan

The Compensation Committee annually analyzes market data on portfolio approaches for long-term incentive plans.  Based on advice from the compensation consultant, portfolio approaches, where two or more long-term incentive compensation awards are used in some combination, are common practice. For example, SARs reward share appreciation; time-vested restricted units strengthen and enhance retention; and cash performance awards reinforce a long-term pay-for-results culture (see page 52 for definition of SARs and restricted stock units).

Caterpillar uses all three awards in its executive compensation package.  Instead of awarding all long-term compensation in the form of equity, the Compensation Committee has decided to award a portion in cash.  The Compensation Committee sets the cash percent for NEOs each year.  The cash award is tied to long-term stockholder performance due to the measures within the plan.  This amount is then removed from the total CCCG long-term market award value.  Providing a portion of long-term incentive in the form of cash also allows Caterpillar the ability to manage its share run rate, and preserve the available pool of shares authorized for issuance under LTIP.  The 2009 LTIP award mix is illustrated in the following table:

Run rate measures the rate at which companies grant equity.  It is the number of shares granted under LTIP in any one year divided by the number of common shares outstanding.

An equity award is a stock award representing ownership in the Company.  Equity for Caterpillar currently consists of stock-settled Stock Appreciation Rights, Restricted Stock Units and restricted stock.

The standard equity award is the equity value determined each year by the Compensation Committee.  Each year, we benchmark against the CCCG to determine our standard award level, which is set at the size-adjusted median level of the comparator group.

Equity
Each year, the Compensation Committee benchmarks against the CCCG to determine a competitive equity award for each salary grade, including NEOs.  Our process benchmarks total equity value for all salary grades.  Consistent with the Company’s compensation philosophy, individuals at higher levels receive a greater proportion of total pay in the form of equity.

In February 2009, the Compensation Committee approved the 2009 equity design, which consisted of a mix of SARs and RSUs.  This equity design supports our Pay for Performance and Pay at Risk philosophy.  RSUs represent actual shares of stock and therefore carry less risk than SARs.

The Compensation Committee has the discretion to make positive or negative adjustments to equity awards based on a subjective assessment of an individual’s performance, provided these adjustments do not increase the total number of awards issued to employees.

At the February 2009 Compensation Committee meeting, Mr. Owens discussed his recommendations with respect to standard equity award adjustments for all NEOs, other than himself.  Equity award adjustments were made and were based upon individual performance (discussed in the “Other NEOs Compensation Decisions” section of this CD&A).  NEO equity grants, other than Mr. Owens’, ranged from 71,176 to 166,252 SARs and 4,449 to 7,335 RSUs.  At the February 2009 Board meeting, the Chairman of the Compensation Committee, Mr. Goode, in consultation with the Board and in accordance with the following “Annual Equity Grant Timing” section, established the equity award for Mr. Owens based on exceptional performance (discussed in “Compensation Decisions – Chairman and CEO Compensation Decisions – Equity Grant for 2010” section of this CD&A).  Accordingly, for the 2009 equity grant, Mr. Owens received 504,180 SARs and 20,152 RSUs.

A Stock Appreciation
Right (SAR) is a right to receive Caterpillar common shares based on the appreciation in value of a set number of shares of Company stock between the grant date and the exercise date.  SARs were introduced in 2006 because they extend the life of the Caterpillar stock option pool and minimize stockholder dilution.

A Restricted Stock Unit (RSU) is a grant valued in terms of Company stock. At the time of the grant, no Company stock is issued. The grant entitles the recipient to receive Caterpillar common shares at the time of vesting.  RSUs were introduced in 2007 because they reduce the share run rate and may be more tax efficient for equity-eligible employees outside the United States.

The Chairman’s Restricted Stock Award Program is a tool that makes equity a part of the compensation program to help attract and retain outstanding performers.  Key elements of the program are (i) selected performance and retention-based grants can be made to officers and other key employees, as well as prospective employees; (ii) restricted shares have three to five year vesting schedules; and (iii) restricted shares are forfeited if the grantee leaves Caterpillar prior to vesting.

The final 2009 SAR and RSU awards for the NEOs are disclosed in the Grants of Plan-Based Awards in 2009 table on page 63.

Annual Equity Grant Timing
At the October 2008 Compensation Committee meeting, the Committee approved a formal policy for setting the timing of the annual equity grant date.  As a result, beginning in 2009, the grant date for the annual equity grant will be the first Monday in March.

Caterpillar does not backdate, re-price or grant equity awards retroactively. The Compensation Committee approved the valuation of the 2009 equity awards at the February 10, 2009 meeting and delegated its authority to finalize the individual grants on the grant date to the Compensation Committee chair. The grant price ($22.17) was the closing price for Caterpillar stock as reported on the NYSE on March 2, 2009 (grant date).  All 2009 equity grants for the NEOs are disclosed in the Grants of Plan-Based Awards in 2009 table on page 63.

Chairman’s Restricted Stock Award Program
The CEO may submit restricted stock grant recommendations to the Compensation Committee at any Compensation Committee meeting.  The Compensation Committee reviews the amount of the proposed grants as well as the CEO’s reasoning and approves or rejects the requested restricted stock grants.  The Compensation Committee delegated the authority to execute the Chairman’s Restricted Stock Award Program, in its entirety, to the CEO.  At the end of each year, the CEO will report an annual summary of the program to the Compensation Committee.

Stock Ownership Requirements
Equity compensation encourages our executives to have an owner’s perspective in managing the Company.  Accordingly, the Compensation Committee approved stock ownership requirements for all participants receiving equity compensation.

Specifically, NEOs are required to own shares equal to a minimum of 50 percent of the average (based on number of shares) of the last five grants received.  Failure to meet these guidelines results in automatic grant reductions, unless compelling personal circumstances prevent an employee from meeting his or her targeted ownership requirement.

Even though Caterpillar targets all officers’ total compensation at the size-adjusted median level of the CCCG, its stock ownership requirements are much higher than the median level, reaching well into the upper quartile of practices of the companies examined.  At present, all NEOs exceed stock ownership requirements.

Long-Term Cash Performance Plan
The LTCPP is a Pay at Risk plan that delivers a targeted percentage of base salary to each participant based on performance against the goals of the entire Company.  The LTCPP is offered to NEOs and other key employees.  A three-year performance cycle is established each year for determining compensation under the LTCPP.  The Compensation Committee generally sets threshold, target and maximum levels that make the relative difficulty of achieving the target level consistent from year to year.  The payout amount can vary greatly from one year to the next.  The objective is to have payouts under the LTCPP be at target, on average, over a period of years.

Each year the Compensation Committee specifies two measures and their payout factors, such as relative PPS growth and ROA, both weighted 50 percent for the LTCPP.  The threshold performance levels must be met under both measures before a payout is made under that particular measure; however, there is no overall trigger as there is under ESTIP and STIP.  In other words, each measure triggers independently of the other.  Increasingly larger payments are awarded when the target and maximum performance levels are achieved.  The following table outlines the payout factor range that applies to each performance level.

The Compensation Committee selected the following Standard & Poor’s 500 companies (S&P Group) to compare Caterpillar’s performance against the performance of our specific industry.  This S&P Group is used because market cycle fluctuations are minimized when compared to similar companies.  The S&P Group is used only for the relative PPS growth measure, not for setting levels of compensation under the LTCPP.  There were no changes in the S&P Group from 2008 to 2009.

Relative PPS growth is one of two measures in the LTCPP.  It measures Caterpillar’s PPS growth against those companies in the Standard & Poor’s peer group.

Return On Assets (ROA)
is a profitability measure that reveals how much profit a company generates with the assets of the company.  This is one of two measures in the 2007-2009 LTCPP.

The companies in this S&P Group are:

The 2009 LTCPP payout was based on a three-year performance cycle, which began in 2007 and ended in 2009.  The 2007-2009 cycle evaluated two components:  relative PPS growth, measured against the S&P Group, and ROA, again each weighted 50 percent.  At the February 2007 meeting, the Compensation Committee determined that the targets (shown in the following table) were very challenging and that achieving the targets during this performance cycle would put the Company far ahead of historical benchmark levels at other companies, including the CCCG, the S&P Group and the S&P 500 overall.

The final 2009 LTCPP ROA was 8.6 percent, resulting in a payout factor of 66.41 percent.  The relative PPS growth percentile rank was 19, resulting in no payout for this performance measure.  The resulting weighted payout factors were added together to calculate the total cash payout factor of 33.21 percent, which resulted in a collective payout of $2.5 million for all of the NEOs.

The Compensation Committee has the discretion to reduce individual LTCPP awards based on performance, but individual increases are not permitted.  No adjustments were made to the 2009 LTCPP payouts to the NEOs.  Individual payouts were capped at $5 million and are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table on page 61.

Similar to the 2007-2009 LTCPP cycle, the 2008-2010 and 2009-2011 LTCPP cycles include a relative PPS Growth and ROA measure.

Compensation Decisions

The Executive Office (CEO and six group presidents) works as a team to drive our corporate strategy and deliver the annual business plan.  Our ESTIP is based on corporate ROA and enterprise quality metrics and is the same for each executive officer.  Our LTIP is the same for each executive officer and is based on corporate PPS growth relative to our peer group and ROA.  Annual merit pay adjustment and equity grants are based on the NEOs’ achievement of their goals set at the beginning of the year.  Both elements of compensation are benchmarked with peer companies and therefore keep the total compensation package competitive.

Chairman and CEO Compensation Decisions

The CEO is evaluated by the Board on Company and individual performance metrics.  In February of 2010, the Board reviewed the Compensation Committee’s assessment of Mr. Owens’ individual goals (which were created at the beginning of 2009) and his performance against those goals.  The most critical results for Mr. Owens for 2009 were as follows:

▪	Despite the most significant recessionary industry conditions since the 1930s, Caterpillar delivered profitability for the year at $1.43 per share, or $2.18 per share excluding redundancy costs
▪	Further, in the face of a $19 billion drop in top line sales and revenues, the Company strengthened its balance sheet and maintained its credit rating and dividend
▪	Caterpillar maintained positive employee communications throughout the financial crisis – the employee survey, with 94 percent participation, achieved a record 82 percent favorable response
▪
Using the Cat Production System, the Company maintained enterprise focus on process discipline and execution through disruptive schedule fluctuations – safety, product quality, and delivery performance all improved

Equity Grant for 2010
On March 1, 2010, the Compensation Committee, with approval from the Board, granted Mr. Owens an equity award of 300,000 RSUs under the Company’s LTIP.  This award represents Mr. Owens’ total equity compensation for 2010.  The RSUs will vest on November 1, 2010; however, the Compensation Committee placed transfer restrictions on the shares of common stock that will be issued upon the vesting of the award.  Pursuant to the restrictions, the shares may not be assigned, transferred or pledged until three years after the March 1, 2010 grant date.

In making this award, the Compensation Committee considered, among other things, Mr. Owens’ significant contributions in leading Caterpillar through the present economic downturn and positioning it for future success.

The Compensation Committee determined that instead of the usual mixture of SARs and RSUs, which would vest soon after his retirement, a grant of RSUs, with a three-year transfer restricted period, would better tie Mr. Owens’ final year compensation more directly to the longer-term success or failure of the actions taken in his final year as Chairman and CEO.

Other NEOs Compensation Decisions

The CEO presents each NEO’s performance evaluation to the Compensation Committee (excluding Mr. Burritt’s performance evaluation).  The focus of the evaluation for other NEOs is based upon product and business unit metrics in their respective areas of responsibility.  The CEO presented the Compensation Committee the following key points for Group Presidents in making compensation decisions for 2009.  Mr. Rapp conducted the performance evaluation for Mr. Burritt.

Douglas R. Oberhelman, Group President

▪	Formed Strategic Planning Committee and launched update of the Company’s Vision 2020 after Board selection as Vice Chairman in October 2009
▪	Helped deliver a significant increase in 2009 cash flow, through an intense focus on cost and inventory reduction
▪	Provided executive leadership for our Diversity and Sustainability initiatives, maintaining important positive momentum through the financial crisis
▪	Improved product quality for commercial reciprocating engines and safety for his direct report divisions

Richard P. Lavin, Group President

▪	Traveled extensively in Asia-Pacific region effectively overseeing dealer development and capacity expansion in this dynamic growth region
▪	Established a new country manager for China in 2009 and leveraged this position to gain more traction with governmental/public affairs in China
▪	Cash flow for his divisions improved markedly from 2008 levels due to inventory reduction, lower capital expenditures and strong cost management
▪	Significantly improved operational performance – on time shipment dates and safety improved over 2008 levels

Stuart L. Levenick, Group President

▪	Provided executive leadership for the Enterprise Alignment transition that was launched to reduce organizational complexity, improve accountability, increase customer focus and streamline costs
▪	Successfully aligned manufacturing operations in the Americas tri-sphere into one business unit – maintained Caterpillar Production System deployment momentum
▪	Met aggressive inventory reduction goals and managed CAPEX down in large construction equipment business
▪	Worked closely on growth initiatives tied to investments, acquisitions and/or joint ventures to expand mining and tunnel boring product lines and capacity

Edward J. Rapp, Group President

▪	Provided executive leadership for the enterprise initiative to focus on cash flow and liquidity in order to maintain our credit rating and dividends
▪	Strongly supported restructure and cost reductions in small machine business division
▪	Provided leadership to our captive finance company successfully navigating through very disruptive financial markets in 2009
▪	Markedly improved quality on new product introductions and reduced inventory

Gerard R. Vittecoq, Group President

▪	Provided executive leadership to drive manufacturing execution and supply chain efficiencies across the corporation with the Cat Production System
▪	Markedly increased accountable cash flow from his business units in 2009
▪	Championed enterprise machine product quality journey allowing us to achieve continuous improvement in 2009
▪	Drove significant improvement in safety, compared to 2008, in our European manufacturing groups

Steven H. Wunning, Group President

▪	Effectively deployed a robust process to monitor the financial viability of over 900 suppliers
▪	Provided executive leadership for the corporate Tier 4 emissions compliance initiative
▪	Markedly increased cash flow from his business units in 2009 by reducing inventory and managing capital expenditures
▪	Drove enterprise simplification and logistics initiatives which significantly reduced costs

David B. Burritt, Vice President and Chief Financial Officer

▪	Supported corporate efforts to maintain profitability with strong cash flow, hold mid-A credit rating and maintain the dividend
▪	Strengthened the balance sheet and reduced debt to capital ratio
▪	Demonstrated strong cost management for Global Finance and Strategic Services, while also strengthening internal controls
▪	Provided clear and consistent communication during a period of economic turbulence

Retirement and Other Benefits

The defined contribution and defined benefit plans available to the NEOs (excluding Mr. Vittecoq for the reasons described below) are also available to many U.S. Caterpillar salaried and management employees.  All of the NEOs (excluding Mr. Vittecoq) participate in all of the following U.S. retirement plans.

Mr. Vittecoq is not eligible for the U.S. benefit plans because he is on the Swiss payroll and eligible for the Swiss benefit programs.  He participates in Caprevi, Prevoyance Caterpillar and the Swiss Employees’ Investment Plan.  Both are Swiss retirement plans that are available to all other Swiss management employees.  Mr. Vittecoq is eligible under Caprevi, Prevoyance Caterpillar for an early retirement benefit with no reduction.

A defined contribution savings plan is a retirement plan that provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant’s account, and any income, expenses, gains and losses.

A defined benefit pension plan is a retirement plan in which benefits must be definitely determinable.  Plan formulas are geared to retirement benefits, not contributions.  The plan is funded by contributions to a trust account that are separate from the general assets of the Company.  The Pension Benefit Guaranty Corporation insures certain benefits.

A qualified retirement plan is afforded special tax treatment for meeting a host of requirements of the Internal Revenue Code.

A nonqualified plan is designed primarily to provide retirement income for essential employees.  There are no limits on benefits or contributions, and there are no reporting requirements so long as it is not funded.

Pension Plans

Caterpillar Inc. Retirement Income Plan (RIP)

Many U.S. salaried and management employees are eligible to participate in RIP.  Benefit amounts are not offset for any Social Security benefits.  Plan participants may choose among several payment options, such as a single life annuity, term-certain or various joint and survivor annuity benefits.  Of the NEOs, Mr. Lavin, Mr. Levenick, Mr. Oberhelman, Mr. Rapp, Mr. Wunning and Mr. Burritt are currently eligible for early retirement, with a four percent benefit reduction, per year, from age 62.  Mr. Owens is currently eligible to retire with no reduction in benefits.

Supplemental Retirement Plan (SERP)

If an employee’s annual compensation or retirement income benefit under RIP exceeds the Internal Revenue Service tax code limitations, the excess benefits are paid from the SERP.  The formula used to calculate the benefit payable in SERP is similar to the one used under RIP.  The formula is described in detail in the 2009 Pension Benefits table on page 66.

Savings Plans

Caterpillar 401(k) Plan

Most U.S. salaried and management employees, including the U.S.-based NEOs, are eligible to participate in the 401(k) plan.

▪	Contributions are made on a pre-tax basis
▪	Participants can contribute up to 70 percent of their base salary and STIP awards
▪	Contributions are limited by the tax code
▪	Company matches 100 percent of the first six percent of pay contributed to the savings plan
▪	All contributions vest immediately

Supplemental Deferred Compensation Plan (SDCP)

In addition to the 401(k) plan, all U.S.-based NEOs are allowed to participate in SDCP, which provides the opportunity to increase deferrals of base salary and to elect deferrals of STIP and LTCPP awards.

▪
The plan was created in March 2007 with a retroactive effective date of January 1, 2005.  It effectively replaces SEIP and DEIP (both defined below).  The change allows the Company to comply with Internal Revenue Code Section 409A.

▪	Contributions are made on a pre-tax basis and are comprised of four possible contribution types:
•	Supplemental Base Pay Deferrals (maximum 70 percent deferral election)
•	Supplemental STIP Deferrals (maximum 70 percent deferral election)
•	Supplemental LTCPP Deferrals (maximum 70 percent deferral election)
•	Excess Base Pay Deferrals (flat six percent deferral election)
▪	Supplemental Base Pay Deferrals earn matching contributions at a rate of six percent of the deferred amount
▪	Up to six percent of Supplemental STIP Deferrals are matched dollar-for-dollar
▪	Supplemental LTCPP Deferrals are not eligible for an employer matching contribution
▪
Excess Base Pay Deferrals are matched 100 percent by the Company.  This is provided to restore the matching opportunity that is not available under the qualified plan due to Internal Revenue Service tax code limitations.

▪	All contributions vest immediately

Supplemental Employees’ Investment Plan (SEIP) and Deferred Employees’ Investment Plan (DEIP)

In addition to the 401(k) plan, all U.S.-based NEOs were previously allowed to participate in SEIP and DEIP.  These plans were frozen to new participants and new salary deferrals in March of 2007.  Pay deferred into SEIP and DEIP prior to January 1, 2005 remains in SEIP and DEIP.  Pay deferred on and after January 1, 2005 was transferred to SDCP.

Perquisites

The Company provides NEOs a very limited number of perquisites that it and the Compensation Committee believe are reasonable and consistent with its overall compensation program, and necessary to remain competitive.  The Compensation Committee annually reviews the levels of perquisites provided to the NEOs.  Costs associated with perquisites provided by the Company are included in the 2009 All Other Compensation table on page 62.  Descriptions of these perquisites are provided below:

▪	Home security systems are provided to ensure the safety of our NEOs
▪
Mr. Owens participates in the Director’s Charitable Award program, which is provided to all directors of the Company, and is funded by life insurance arrangements for which the Company pays the premiums.  Mr. Owens derives no direct financial benefit from the program.

▪	The Director’s Charitable Award program was discontinued for new directors after April 1, 2008. Directors as of that date were grandfathered under the program.
▪	Limited personal use of the Company aircraft is permitted for security purposes and to allow the NEOs to devote additional time to Caterpillar business.

Change in Control

Except as required by applicable law, Caterpillar has no special executive severance packages or contracts.  Mr. Vittecoq has an employment contract, which is required under Swiss law.  The change in control provisions are provided under our long-term and short-term plans and are standard provisions for these types of plans, which apply to all participants in those plans.  Our change in control provisions have no direct correlation with other compensation decisions.

The change in control provisions generally provide accelerated vesting and maximum payout under the incentive plans.  The change in control provisions impose a “double-trigger,” whereby a change in control and termination of employment without cause within 12 months of the change in control are needed to trigger the change in control provisions.  These provisions are intended to allow executives to evaluate business opportunities with the best interests of stockholders in mind, as opposed to maximizing their own personal interests.  The terms of the change in control provisions are applicable to all employees covered by these plans and are not specific to the NEOs.  Additionally, no payments are made for voluntary separation, resignation and termination for cause.

In the event of a change in control, maximum payout factors are assumed for amounts payable under the 1996 and 2006 Stock Option and LTIP.

▪
LTIP allows for the maximum performance level, 150 percent payout factor, to be paid under each open plan cycle of the LTCPP.  This is prorated based on the time of active employment during the performance cycle.

▪	All unvested stock options, SARs, restricted stock and restricted stock units vest immediately
▪	Stock options and SARs remain exercisable over the normal life of the grant
▪	The ESTIP is assumed to achieve the maximum payout factor, 200 percent, under a change in control

Change in control information is disclosed in the “Potential Payments Upon Termination or Change in Control” section on page 68 of this proxy statement.

Tax and Accounting Implications

Deductibility of Compensation

The goal of the Compensation Committee is to comply with the requirements of Internal Revenue Code Section 162(m), to the extent possible, with respect to long-term and short-term incentive programs to avoid losing the deduction for compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated officers (other than the chief financial officer).  Caterpillar has generally structured performance-based compensation plans with the objective that amounts paid under those plans will be tax deductible and the plans must be approved by the Company’s stockholders.  However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.

Compensation Recoupment Policy

If the Board learns of any misconduct by an officer who contributed to the Company restating all or a portion of its financial statements, it will do what is required to correct the misconduct and prevent it from occurring again and, if appropriate, take necessary remedial action.

To determine the corrective action, the Board will review the situation to identify whether the restatement was the result of negligence, or intentional misconduct.  The Board will require reimbursement of any bonus or incentive compensation awarded to an officer or cancel unvested restricted or deferred stock awards previously granted to the executive officer if all of the following apply:

▪	The amount of the bonus or incentive compensation was calculated based on the achievement of certain financial results that were subsequently the subject of a restatement
▪	The officer engaged in intentional misconduct that caused or partially caused the need for the restatement
▪	The amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded

Additionally, at the Board’s discretion, it may dismiss the officer, authorize legal action for breach of fiduciary duty or take other action to enforce the officer’s obligations to the Company.  In determining appropriate remedial action, the Board may take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities.  The Board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, third party actions.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A included in this proxy statement with management.  The Compensation Committee is satisfied that the CD&A fairly and completely represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation.  We recommend to the Board that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for filing with the SEC.

By the current members of the Compensation Committee consisting of:
David R. Goode (Chairman)
John R. Brazil
Edward B. Rust, Jr.
Joshua I. Smith

Executive Compensation Tables

2009 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus 2	Stock Awards 3	Option Awards 4	Non-Equity Incentive Plan Compensation 5	Change in Pension Value and Nonqualified Deferred Compensation Earnings 6	All Other Compensation 7	Total
J.W. Owens	2009	$1,550,004	$—	$407,413	$3,578,115	$868,001	$1,985,254	$360,998	$8,749,785
Chairman	2008	$1,550,004	$—	$981,794	$7,461,609	$4,353,227	$2,932,489	$377,413	$17,656,536
& CEO	2007	$1,512,504	$300,000	$1,186,354	$7,136,911	$4,442,998	$2,575,395	$324,147	$17,478,309
D.R. Oberhelman	2009	$729,996	$—	$148,292	$1,179,874	$266,635	$505,259	$164,719	$2,994,775
Group President	2008	$729,996	$60,000	$284,238	$2,577,707	$1,495,186	$619,845	$124,812	$5,891,784
	2007	$729,996	$198,000	$289,631	$2,610,192	$1,666,505	$568,400	$121,431	$6,184,155
R.P. Lavin 1	2009	$584,004	$—	$132,644	$1,055,465	$196,257	$366,197	$148,887	$2,483,454
Group President	2008	$584,004	$10,000	$363,633	$2,484,182	$1,071,222	$381,424	$619,217	$5,513,682
S.L. Levenick	2009	$729,996	$—	$132,644	$1,055,465	$264,505	$621,419	$144,239	$2,948,268
Group President	2008	$729,996	$10,000	$284,238	$2,577,707	$1,457,336	$699,119	$212,908	$5,971,304
	2007	$712,248	$110,000	$289,631	$2,579,339	$1,560,817	$531,446	$180,868	$5,964,349
E.J. Rapp 1	2009	$584,004	$—	$132,644	$1,055,465	$196,190	$362,994	$100,886	$2,432,183
Group President	2008	$584,004	$10,000	$323,936	$2,453,022	$1,071,010	$312,921	$49,348	$4,804,241
G.R. Vittecoq 8	2009	$895,957	$—	$140,003	$1,113,944	$327,253	$882,754	$35,838	$3,395,749
Group President	2008	$880,993	$20,000	$284,238	$2,484,182	$1,735,385	$843,600	$45,240	$6,293,638
	2007	$826,177	$82,618	$422,801	$2,270,803	$1,896,463	$1,228,584	$43,047	$6,770,493
S.H. Wunning	2009	$729,996	$—	$132,644	$1,055,465	$264,925	$481,115	$168,011	$2,832,156
Group President	2008	$729,996	$10,000	$284,238	$2,484,182	$1,465,075	$777,695	$190,418	$5,941,604
	2007	$715,746	$24,000	$289,631	$2,585,518	$1,581,445	$708,727	$160,698	$6,065,765
D.B. Burritt	2009	$504,000	$—	$89,945	$505,129	$144,791	$438,896	$59,212	$1,741,973
Vice President	2008	$494,751	$25,000	$169,478	$1,024,730	$858,879	$436,890	$88,269	$3,097,997
& CFO	2007	$454,503	$—	$155,485	$981,632	$930,660	$352,648	$102,032	$2,976,960
1		Mr. Lavin and Mr. Rapp were not NEOs in 2007.
2		There was no Lump Sum Discretionary Cash Bonus awarded to NEOs for 2009 performance.
3

The following Restricted Stock Units (RSUs) were granted to NEOs on March 2, 2009:  Mr. Owens — 20,152; Mr. Oberhelman — 7,335; Mr. Lavin — 6,561; Mr. Levenick — 6,561; Mr. Rapp — 6,561; Mr. Vittecoq — 6,925; Mr. Wunning — 6,561; and Mr. Burritt — 4,449.  The amounts included in this column represent the aggregate grant date fair market value for RSUs and restricted stock granted in the years shown calculated in accordance with Financial Accounting Standards Board Standards Codification Topic 718, Compensation – Stock Compensation (FASB ASC Topic 718).  In general, the aggregate grant date fair market value is the amount of the total expense the Company expects to report in its financial reporting over the equity award’s vesting schedule.  The amounts reported reflect the total accounting expense and do not reflect the actual value that will be realized by the NEO.  Assumptions made in the calculation of these amounts are included in Note 2 “Stock based compensation” to the Company’s consolidated financial statements for the fiscal year ended December 31, 2009, included in the Company’s Annual Report on Form 10-K (Form 10-K) filed with the SEC on February 19, 2010.

4

The following SARs were granted to NEOs on March 2, 2009:  Mr. Owens — 504,180; Mr. Oberhelman — 166,252; Mr. Lavin — 148,722; Mr. Levenick — 148,722; Mr. Rapp — 148,722; Mr. Vittecoq — 156,962; Mr. Wunning — 148,722; and Mr. Burritt — 71,176.  The amounts included in this column represent the aggregate grant date fair market value for SARs granted in the years shown in accordance with FASB ASC Topic 718.  In general, the aggregate grant date fair market value is the amount of the total expense the Company expects to report in its financial reporting over the equity award’s vesting schedule.  The amounts reported reflect the total accounting expense and do not reflect the actual value that will be realized by the NEO.  Assumptions made in the calculation of these amounts are included in Note 2 “Stock based compensation” to the Company’s consolidated financial statements for the fiscal year ended December 31, 2009, included in  the Company’s Form 10-K filed with the SEC on February 19, 2010.

5

The amounts in this column reflect the cash payments made to NEOs under the  LTCPP with respect to performance over a three-year plan cycle from 2007 through 2009.  The 2009 ESTIP or STIP did not trigger a payout, as the performance metrics of the plan(s) were not achieved.

6

Because NEOs do not receive “preferred” or “above market” earning on compensation deferred into SDCP, SEIP and/or DEIP, the amount shown represents only the change between the actuarial present value of each officer’s total accumulated pension benefit between December 31, 2008 and December 31, 2009.   The amount assumes the pension benefit is payable at each NEO’s earliest unreduced retirement age based upon the officer’s current compensation.

7

All Other Compensation for 2009 consists of the following items detailed in a separate table appearing on page 62:  Matching contributions to the Company’s 401(k) plan; matching contributions to SDCP/EIP; corporate aircraft usage; home security; life insurance premiums for Mr. Owens under the Directors’ Charitable Award Program; and ISE allowances.

8

All amounts reported for Mr. Vittecoq were paid in Swiss Francs and have been converted to U.S. dollars using the exchange rate in effect on December 31, 2009 (1 Swiss Franc = .96340 US Dollar).  Mr. Vittecoq's 2009 Swiss Franc base salary has remained constant from 2008's level at CHF 929,994.  The conversion of Swiss Franc to the U.S. dollar amount inflates Mr. Vittecoq's reported base salary, as the U.S. dollar has depreciated against the Swiss Franc.

2009 All Other Compensation Table
Name	Year	Matching Contributions 401(k)			Matching Contributions SDCP/EIP	Financial Counseling 2	Corporate Aircraft 3	Tax Gross-Up on Corporate Aircraft 3	Home Security 4	Director’s Charitable Award Insurance Premiums 5		Other 6		Total All Other Compensation
J. W. Owens	2009		$14,700		$189,494	$—	$116,523	$—	$5,201		$32,560		$2,520	$360,998
	2008		$13,800		$213,780	$13,530	$89,044	$9,936	$1,952		$32,851		$2,520	$377,413
	2007		$13,500		$168,672	$4,545	$102,840	$3,660	$919		$30,011		$—	$324,147
D. R.	2009		$14,700		$71,491	$—	$21,190	$—	$55,718	$	N/A		$1,620	$164,719
Oberhelman	2008		$13,800		$83,544	$5,325	$13,585	$3,273	$4,385		$—		$900	$124,812
	2007		$13,500		$72,726	$4,975	$21,000	$4,795	$4,435		$—		$—	$121,431
R. P. Lavin	2009		$14,700		$51,974	$—	$520	$—	$950	$	N/A		$80,743	$148,887
	2008		$13,800		$50,972	$8,000	$—	$98	$1,520		$—		$544,827	$619,217
S. L. Levenick	2009		$14,700		$68,491	$—	$58,500	$—	$928	$	N/A		$1,620	$144,239
	2008		$13,800		$35,280	$8,000	$51,376	$2,572	$1,094		$—		$100,786	$212,908
	2007		$13,500		$62,265	$8,000	$95,720	$464	$919		$—		$—	$180,868
E. J. Rapp	2009		$14,700		$51,974	$—	$32,587	$—	$725	$	N/A		$900	$100,886
	2008		$13,800		$21,240	$8,000	$3,458	$1,047	$903		$—		$900	$49,348
G. R. Vittecoq	2009	$	N/A	1	$35,838	$—	$—	$—	$—	$	N/A	$		$35,838
	2008	$	N/A	1	$35,240	$10,000	$—	$—	$—		$—		$—	$45,240
	2007	$	N/A	1	$33,047	$10,000	$—	$—	$—		$—		$—	$43,047
S. H. Wunning	2009		$14,700		$68,491	$—	$83,200	$—	$—	$	N/A		$1,620	$168,011
	2008		$13,800		$75,242	$18,575	$81,181	$—	$—		$—		$1,620	$190,418
	2007		$13,500		$65,178	$8,000	$74,020	$—	$—		$—		$—	$160,698
D. B. Burritt	2009		$14,700		$42,684	$—	$—	$—	$928	$	N/A		$900	$59,212
	2008		$13,800		$44,390	$6,600	$20,254	$1,423	$902		$—		$900	$88,269
	2007		$13,500		$39,647	$7,500	$38,880	$1,586	$919		$—		$—	$102,032
1					Mr. Vittecoq participates in a non-U.S. Employee Investment Plan.
2					The Officers Financial Counseling Program was eliminated effective January 1, 2009.
3

Several of our NEOs serve as board members for other corporations at the request of the Company, and the personal usage noted above primarily consists of NEO flights to attend these outside board meetings. Under the rules of the SEC, use of aircraft for this purpose is deemed to be personal, even though Caterpillar considers these flights beneficial to the Company and for a business purpose.  Other personal usage is limited to the NEOs, their spouses or other guests, and CEO approval is required for all personal use. The value of personal aircraft usage reported above is based on Caterpillar’s incremental cost per flight hour, including the weighted average variable operating cost of fuel, oil, aircraft maintenance, landing and parking fees, catering and other smaller variable costs.  Occasionally, a spouse or other guest may accompany the NEO, and if the Company aircraft is already scheduled for business purposes and can accommodate additional passengers, no additional variable operating cost is incurred.  Effective January 1, 2009, the tax gross-up on spousal accompanied travel was eliminated.  Company aircraft is provided for security purposes and allows the NEOs to devote additional time to Caterpillar business.

4

Amounts reported for Home Security represent the cost provided by an outside security provider for hardware and monitoring service.  The incremental cost associated with the home security services is determined based upon the amounts paid to the outside service provider.

5

Mr. Owens received no direct compensation for serving on the Board, but is entitled to participate in the Directors’ Charitable Award Program.  The amount reported includes Company paid life insurance premiums and administrative fees for Mr. Owens’ participation in the program.

6

Mr. Lavin was an International Service Employee (ISE) based in China until his return to the U.S. in December of 2007.  The amount shown includes foreign service allowances typically paid by the Company on behalf of ISEs, including allowances for Mr. Lavin’s foreign and U.S. taxes attributable to his international service assignment.  These allowances are intended to ensure that our ISEs are in the same approximate financial position as they would have been if they lived in the U.S. during the time of their international service.  The amount shown also includes the premium cost of Company provided basic life insurance under a Group Variable Universal Life policy.  The coverage amount is two times base salary, capped at $500,000.  The premium cost is as follows: Mr. Owens — $2,520; Mr. Oberhelman — $1,620;  Mr. Lavin — $1,620; Mr. Levenick — $1,620; Mr. Rapp — $900; Mr. Wunning — $1,620; and Mr. Burritt — $900.  Mr. Vittecoq is not covered under a Company sponsored life insurance product.

Grants of Plan-Based Awards in 2009
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards 1			All Other Stock Awards: Number of Shares of Stock or Units 2	All Other Option Awards: Number of Securities Underlying Options 3	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) 4
		Threshold	Target	Maximum
J.W. Owens	LTCPP	$1,317,503	$2,635,007	$3,952,510	—	—	$—	$—
	ESTIP	$627,752	$2,092,505	$4,000,000	—	—	$—	$—
	03/02/2009	$—	$—	$—	20,152	—	$—	$407,413
	03/02/2009	$—	$—	$—	—	504,180	$22.17	$3,578,115
D.R. Oberhelman	LTCPP	$626,117	$1,252,234	$1,878,351	—	—	$—	$—
	ESTIP	$218,999	$729,996	$1,459,992	—	—	$—	$—
	03/02/2009	$—	$—	$—	7,335	—	$—	$148,292
	03/02/2009	$—	$—	$—	—	166,252	$22.17	$1,179,874
R. P. Lavin	LTCPP	$321,202	$642,404	$963,607	—	—	$—	$—
	ESTIP	$175,201	$584,004	$1,168,008	—	—	$—	$—
	03/02/2009	$—	$—	$—	6,561	—	$—	$132,644
	03/02/2009	$—	$—	$—	—	148,722	$22.17	$1,055,465
S.L. Levenick	LTCPP	$401,498	$802,996	$1,204,493	—	—	$—	$—
	ESTIP	$218,999	$729,996	$1,459,992	—	—	$—	$—
	03/02/2009	$—	$—	$—	6,561	—	$—	$132,644
	03/02/2009	$—	$—	$—	—	148,722	$22.17	$1,055,465
E.J. Rapp	LTCPP	$321,202	$642,404	$963,607	—	—	$—	$—
	ESTIP	$175,201	$584,004	$1,168,008	—	—	$—	$—
	03/02/2009	$—	$—	$—	6,561	—	$—	$132,644
	03/02/2009	$—	$—	$—	—	148,722	$22.17	$1,055,465
G.R. Vittecoq	LTCPP	$492,776	$985,552	$1,478,328	—	—	$—	$—
	ESTIP	$268,787	$895,956	$1,791,912	—	—	$—	$—
	03/02/2009	$—	$—	$—	6,925	—	$—	$140,003
	03/02/2009	$—	$—	$—	—	156,962	$22.17	$1,113,944
S.H. Wunning	LTCPP	$401,498	$802,996	$1,204,493	—	—	$—	$—
	ESTIP	$218,999	$729,996	$1,459,992	—	—	$—	$—
	03/02/2009	$—	$—	$—	6,561	—	$—	$132,644
	03/02/2009	$—	$—	$—	—	148,722	$22.17	$1,055,465
D.B. Burritt	LTCPP	$226,800	$453,600	$680,400	—	—	$—	$—
	STIP	$133,583	$445,276	$890,552	—	—	$—	$—
	03/02/2009	$—	$—	$—	4,449	—	$—	$89,945
	03/02/2009	$—	$—	$—	—	71,176	$22.17	$505,129
1

The amounts reported in this column are estimated awards under the LTCPP, ESTIP and STIP.  The LTCPP estimates are based upon a predetermined percentage of an executive’s base salary throughout the three-year cycle, and Caterpillar’s achievement of specified performance levels (relative PPS growth and return on assets) over the three-year period.  The threshold amount is earned if at least 50 percent of the targeted performance level is achieved.  The target amount is earned if at least 100 percent of the targeted performance level is achieved.  The maximum award is earned at 150 percent or greater of the targeted performance level. Base salary levels for 2009 were used to calculate the estimated dollar value of future payments for the 2009 to 2011 performance cycle.  The ESTIP estimates are based upon the executive’s base salary for 2009, and the achievement of specific performance metrics (75 percent Corporate Return on Assets and 25 percent Enterprise Quality).  Prior to any ESTIP payout, a profit per share of $2.50 must be achieved for a payout to occur.   The STIP estimate for Mr. Burritt was based upon his base salary for 2009, and the achievement of specific performance metrics (87.5 percent Corporate Return on Assets and 12.5 percent Enterprise Quality).  Prior to any STIP payout, a profit per share of $2.50 must be achieved for a payout to occur.  For the 2009 ESTIP and STIP, the threshold amount was earned if at least 30 percent of the targeted performance level was achieved.  The target amount was earned if at least 70 percent of the targeted performance level was achieved.  The maximum award was earned at 200 percent or greater of the targeted performance level, with a plan cap set at $4,000,000.  The 2009 ESTIP and STIP performance metrics were not achieved, and there was no cash payout for the 2009 plan year to report in the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation table.

2

All RSUs are granted to the NEOs under the LTIP and will vest three years from the grant date.  Plan provisions exist for accelerated vesting in the event of termination due to long-service separation (age 55 with 10 or more years of Company service), death, total disability or change in control.  The actual realizable value of the RSU will depend on the fair market value of Caterpillar stock at the time of vesting.

3

Amounts reported represent SARs granted under the LTIP.  The base price for all SARs granted to the NEOs is the closing price of Caterpillar stock on the grant date.  The grant price was based upon the closing price ($22.17) for Caterpillar stock on the grant date of March 2, 2009.  All SARs granted to the NEOs will vest three years from the grant date.  Plan provisions exist for accelerated vesting in the event of termination due to long-service separation (age 55 with 10 or more years of Company service), death, total disability or change in control.  The actual realizable value of the SAR will depend on the fair market value of Caterpillar stock at the time of exercise.

4

The amounts shown do not reflect realized compensation by the NEO.  The amounts shown represent the value of the SAR and RSU awards granted to the NEOs based upon the grant date value of the award as determined in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2009 Fiscal Year-End
Name	Grant Date	Vesting Date	Option Awards				Stock Awards
			Number of Securities Underlying Unexercised SARs/Options		SAR / Option Exercise Price	SAR / Option Expiration Date 1	Number of Shares or Units of Stock That Have Not Vested 2		Market Value of Shares or Units of Stock That Have Not Vested 3
			Exercisable	Unexercisable
J.W. Owens	06/12/2001	06/12/2004	108,000	—	$26.7650	06/12/2011	—		$—
	06/11/2002	06/11/2005	122,000	—	$25.3575	06/11/2012	—		$—
	06/10/2003	06/10/2006	140,000	—	$27.1425	06/10/2013	—		$—
	06/08/2004	12/31/2004	460,000	—	$38.6275	06/08/2014	—		$—
	02/18/2005	02/18/2005	460,000	—	$45.6425	02/18/2015	—		$—
	02/17/2006	02/17/2009	300,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	—	344,198	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	—	334,288	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	—	504,180	$22.1700	03/02/2019	—		$—
	—	—	—	—	$—	—	48,583	4	$2,768,745
	—	—	—	—	$—	—	11,664	5	$664,731
D.R. Oberhelman	06/12/2001	06/12/2004	48,000	—	$26.7650	06/12/2011	—		$—
	06/11/2002	06/11/2005	122,000	—	$25.3575	06/11/2012	—		$—
	06/10/2003	06/10/2006	140,000	—	$27.1425	06/10/2013	—		$—
	06/08/2004	12/31/2004	140,000	—	$38.6275	06/08/2014	—		$—
	02/18/2005	02/18/2005	140,000	—	$45.6425	02/18/2015	—		$—
	02/17/2006	02/17/2009	110,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	—	125,884	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	—	115,484	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	—	166,252	$22.1700	03/02/2019	—		$—
	—	—	—	—	$—	—	16,276	6	$927,570
	—	—	—	—	$—	—	1,330	7	$75,797
R.P. Lavin	06/10/2003	06/10/2006	20,000	—	$27.1425	06/10/2013	—		$—
	06/08/2004	12/31/2004	70,000	—	$38.6275	06/08/2014	—		$—
	02/18/2005	02/18/2005	70,000	—	$45.6425	02/18/2015	—		$—
	02/17/2006	02/17/2009	48,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	—	47,580	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	—	111,294	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	—	148,722	$22.1700	03/02/2019	—		$—
	—	—	—	—	$—	—	13,264	8	$755,915
	—	—	—	—	$—	—	2,332	9	$132,901
S.L. Levenick	06/10/2003	06/10/2006	54,000	—	$27.1425	06/10/2013	—		$—
	06/08/2004	12/31/2004	126,000	—	$38.6275	06/08/2014	—		$—
	02/18/2005	02/18/2005	130,000	—	$45.6425	02/18/2015	—		$—
	02/17/2006	02/17/2009	105,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010	—	124,396	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	—	115,484	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	—	148,722	$22.1700	03/02/2019	—		$—
	—	—	—	—	$—	—	15,502	10	$883,459
	—	—	—	—	$—	—	666	11	$37,955
E.J. Rapp	06/12/2001	06/12/2004	24,000	—	$26.7650	06/12/2011	—		$—
	06/10/2003	06/10/2006	54,000	—	$27.1425	06/10/2013	—		$—
	06/08/2004	12/31/2004	60,000	—	$38.6275	06/08/2014	—		$—
	02/18/2005	02/18/2005	60,000	—	$45.6425	02/18/2015	—		$—
	02/17/2006	02/17/2009	48,000	—	$72.0500	02/17/2016	—		$—
	03/02/2007	03/02/2010		47,044	$63.0400	03/02/2017	—		$—
	03/03/2008	03/03/2011	—	109,898	$73.2000	03/03/2018	—		$—
	03/02/2009	03/02/2012	—	148,722	$22.1700	03/02/2019	—		$—
	—	—	—	—	$—	—	13,264	12	$755,915
	—	—	—	—	$—	—	1,500	13	$85,485

(table continued on next page)

Outstanding Equity Awards at 2009 Fiscal Year-End (continued)
Name	Grant Date	Vesting Date	Option Awards				Stock Awards
			Number of Securities Underlying Unexercised SARs/Options		SAR / Option Exercise Price	SAR / Option Expiration Date 1	Number of Shares or Units of Stock That Have Not Vested 2		Market Value of Shares or Units of Stock That Have Not Vested 3
			Exercisable	Unexercisable
G.R. Vittecoq	06/12/2001	06/12/2004	48,000	—	$26.7650	06/12/2011	—			$—
	06/11/2002	06/11/2005	54,000	—	$25.3575	06/11/2012	—			$—
	06/10/2003	06/10/2006	54,000	—	$27.1425	06/10/2013	—			$—
	06/08/2004	12/31/2004	126,000	—	$38.6275	06/08/2014	—			$—
	02/18/2005	02/18/2005	130,000	—	$45.6425	02/18/2015	—			$—
	02/17/2006	02/17/2009	95,000	—	$72.0500	02/17/2016	—			$—
	03/02/2007	03/02/2010	—	109,516	$63.0400	03/02/2017	—			$—
	03/03/2008	03/03/2011	—	111,294	$73.2000	03/03/2018	—			$—
	03/02/2009	03/02/2012	—	156,962	$22.1700	03/02/2019	—			$—
	—	—	—	—	$—	—	15,866	14		$904,204
	—	—	—	—	$—	—	2,177	15		$124,067
S.H. Wunning	06/11/2002	06/11/2005	60,000	—	$25.3575	06/11/2012	—			$—
	06/10/2003	06/10/2006	54,000	—	$27.1425	06/10/2013	—			$—
	06/08/2004	12/31/2004	126,000	—	$38.6275	06/08/2014	—			$—
	02/18/2005	02/18/2005	130,000	—	$45.6425	02/18/2015	—			$—
	02/17/2006	02/17/2009	95,000	—	$72.0500	02/17/2016	—			$—
	03/02/2007	03/02/2010	—	124,694	$63.0400	03/02/2017	—			$—
	03/03/2008	03/03/2011	—	111,294	$73.2000	03/03/2018	—			$—
	03/02/2009	03/02/2012	—	148,722	$22.1700	03/02/2019	—			$—
	—	—	—	—	$—	—	15,502	16		$883,459
D.B. Burritt	06/10/2003	06/10/2006	23,100	—	$27.1425	06/10/2013	—			$—
	06/08/2004	12/31/2004	23,100	—	$38.6275	06/08/2014	—			$—
	02/18/2005	02/18/2005	54,000	—	$45.6425	02/18/2015	—			$—
	02/17/2006	02/17/2009	48,000		$72.0500	02/17/2016	—			$—
	03/02/2007	03/02/2010	—	47,342	$63.0400	03/02/2017	—			$—
	03/03/2008	03/03/2011	—	45,909	$73.2000	03/03/2018	—			$—
	03/02/2009	03/02/2012	—	71,176	$22.1700	03/02/2019			$
	—	—	—	—	$—	—	9,493	17		$541,007
1					SARs granted in 2009 are exercisable three years after the grant date. The SARs were granted with a 10-year term, subject to earlier termination in the event of separation from service.
2

In addition to the RSUs and restricted stock granted in 2009 to the NEOs (reported in the 2009 Summary Compensation Table), the amounts shown also include the portion of any prior grants that were not vested as of December 31, 2009.  Plan provisions exist for accelerated vesting in the event of termination due to long-service separation (age 55 with 10 or more years of company service), death, total disability or change in control.

3

The market value of the non-vested RSUs and restricted shares (or equivalent shares in the case of Mr. Vittecoq) is calculated using the closing price of Caterpillar common stock on December 31, 2009 ($56.99 per share).

4					This amount includes 14,238 RSUs that are scheduled to vest on March 2, 2010; 14,193 RSUs scheduled to vest on March 3, 2011; and 20,152 RSUs scheduled to vest on March 2, 2012.
5

This amount includes 6,664 shares of restricted stock scheduled to vest on March 1, 2010; 1,667 shares scheduled to vest on April 2, 2010; 1,667 shares scheduled to vest on April 2, 2011; and 1,666 shares scheduled to vest on April 2, 2012.

6					This amount includes 4,832 RSUs that are scheduled to vest on March 2, 2010; 4,109 RSUs scheduled to vest on March 3, 2011; and 7,335 RSUs scheduled to vest on March 2, 2012.
7					This amount includes 998 shares of restricted stock scheduled to vest on March 1, 2010, and 332 shares scheduled to vest on March 1, 2011.
8					This amount includes 2,594 RSUs that are scheduled to vest on March 2, 2010; 4,109 RSUs scheduled to vest on March 3, 2011; and 6,561 RSUs scheduled to vest on March 2, 2012.
9

This amount includes 332 shares of restricted stock scheduled to vest on March 1, 2010; 334 shares scheduled to vest on April 2, 2010; 334 shares scheduled to vest on April 1, 2011; 333 shares scheduled to vest on April 2, 2011; 333 shares scheduled to vest on April 1, 2012; 333 shares scheduled to vest on April 2, 2012; and 333 shares scheduled to vest on April 1, 2013.

10					This amount includes 4,832 RSUs that are scheduled to vest on March 2, 2010; 4,109 RSUs scheduled to vest on March 3, 2011; 6,561 RSUs scheduled to vest on March 2, 2012.
11					This amount includes 334 shares of restricted stock scheduled to vest on March 1, 2010, and 332 shares scheduled to vest on March 1, 2011.
12					This amount includes 2,594 RSUs that are scheduled to vest on March 2, 2010; 4,109 RSUs scheduled to vest on March 3, 2011; and 6,561 RSUs scheduled to vest on March 2, 2012.
13

This amount includes 334 shares of restricted stock scheduled to vest on April 2, 2010; 167 shares scheduled to vest on April 1, 2011; 333 shares scheduled to vest on April 2, 2011; 167 shares scheduled to vest on April 1, 2012; 333 shares scheduled to vest on April 2, 2012; and 166 shares scheduled to vest on April 1, 2013.

14					This amount includes 4,832 RSUs that are scheduled to vest on March 2, 2010; 4,109 RSUs scheduled to vest on March 3, 2011; and 6,925 RSUs scheduled to vest on March 2, 2012.
15

This amount includes 726 shares of restricted stock (in phantom form) scheduled to vest on April 2, 2010; 726 shares (in phantom form) scheduled to vest on April 2, 2011; and 725 shares (in phantom form) scheduled to vest on April 2, 2012.

16					This amount includes 4,832 RSUs that are scheduled to vest on March 2, 2010; 4,109 RSUs scheduled to vest on March 3, 2011; and 6,561 RSUs scheduled to vest on March 2, 2012.
17					This amount includes 2,594 RSUs that are scheduled to vest on March 2, 2010; 2,450 RSUs scheduled to vest on March 3, 2011; and 4,449 RSUs scheduled to vest on March 2, 2012.

2009 Option Exercises and Stock Vested
	Option Awards1		Stock Awards2
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
J.W. Owens	108,000	$3,090,074	6,668	$153,964
D.R. Oberhelman	2,601	$71,467	3,002	$80,136
R.P. Lavin	42,132	$845,651	998	$26,636
S.L. Levenick	54,000	$1,351,485	334	$7,712
E.J. Rapp	83,202	$2,751,209	664	$18,924
G.R. Vittecoq	23,968	$802,947	—	$—
S.H. Wunning	48,000	$1,025,520	—	$—
D.B. Burritt	—	$—	—	$—
1

Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy income tax-withholding requirements.  The amounts shown are gross amounts absent netting for shares surrendered.

2

Upon release of the restricted stock, shares are surrendered to satisfy income tax-withholding requirements.  The amounts shown are gross amounts absent netting for shares surrendered.  Mr. Vittecoq received a cash payment for the value of his equivalent restricted shares.  Equivalent restricted shares are issued to Mr. Vittecoq as they provide a tax efficient award under Swiss tax law.

2009 Pension Benefits
Name	Plan Name 1	Number of Years of Credited Service 2	Present Value of Accumulated Benefit 3	Payments During Last Fiscal Year
J.W. Owens	RIP	35.00	$2,093,089	$—
	SERP	35.00	$16,124,598	$—
D.R. Oberhelman	RIP	34.50	$1,571,646	$—
	SERP	34.50	$4,717,927	$—
R.P. Lavin	RIP	25.25	$1,221,891	$—
	SERP	25.25	$2,178,279	$—
S.L. Levenick	RIP	32.50	$1,480,536	$—
	SERP	32.50	$3,746,719	$—
E.J. Rapp	RIP	30.50	$1,090,700	$—
	SERP	30.50	$1,740,514	$—
G.R. Vittecoq	Caprevi, Prevoyance	34.17	$11,843,800	$—
S.H. Wunning	RIP	35.00	$1,782,196	$—
	SERP	35.00	$4,716,839	$—
D.B. Burritt	RIP	31.92	$1,265,440	$—
	SERP	31.92	$1,621,002	$—
1

Caterpillar Inc. Retirement Income Plan (RIP) is a noncontributory U.S. qualified defined benefit pension plan and the Supplemental Retirement Plan (SERP) is a U.S. non-qualified pension plan.  The benefit formula is 1.5 percent for each year of service (capped at 35 years) multiplied by the final average earnings during the highest five of the final ten years of employment.  Final average earnings include base salary, short-term incentive compensation and deferred compensation.  If an employee’s annual retirement income benefit under the qualified plan exceeds the Internal Revenue Code limitations, the excess benefits are paid from SERP.  SERP is not funded.  The same formula is used to calculate the benefits payable in both the SERP and RIP.  Mr. Vittecoq participates in Caprevi, Prevoyance Caterpillar, a Swiss pension benefit plan.  The Swiss plan requires participants to contribute approximately seven percent of pensionable income to the plan.  The benefit formula is 1.75 percent for each year of service multiplied by the final average earnings for the highest three years of a participant’s career.  Final average earnings consist of base salary and short-term incentive pay, reduced by a prescribed percentage to arrive at “salary considered for contribution.”  The benefit can be received in a 100 percent lump sum payment or annuity.

2

Mr. Owens and Mr. Wunning have more than 35 years of service with the Company.  Amounts payable under both RIP and SERP are based upon a maximum of 35 years of service.  All RIP and SERP participants may receive their benefit immediately following termination of employment, or may defer benefit payments until any time between early retirement age and normal retirement age.  Normal retirement age is defined as age 65 with five years of service.  Early retirement is defined as: any age with 30 years of service; age 55 with 15 years of service; age plus service = 85 points; or age 60 with 10 years of service.  If a participant elects early retirement, benefits are reduced by four percent per year, before age 62.  Currently, all NEOs are eligible to retire.  Mr. Lavin, Mr. Levenick, Mr. Oberhelman, Mr. Rapp, Mr. Wunning and Mr. Burritt are eligible for early retirement, with a four percent reduction per year under age 62.  Mr. Vittecoq is eligible under the Swiss pension plan for a retirement benefit with no reduction.

3

The amount in this column represents the actuarial present value for each NEO’s accumulated pension benefit on December 31, 2009, assuming benefits are payable at each NEO’s earliest unreduced retirement age based upon current level of pensionable income.  The interest rate of 5.80 percent and the RP2000 mortality table used in the calculations are based upon the FASB ASC 715 disclosure on December 31, 2009.  Mr. Vittecoq’s pension measurement date changed from a fiscal (September to September) date to a calendar date in 2009.  Mr. Vittecoq’s lump sum present value accumulated benefit is based upon the 12 month pension measurement date ending on December 31, 2009.  The EVK 2000 mortality table and the Swiss disclosure interest rate of 3.25 percent were used to calculate Mr. Vittecoq’s benefit.

2009 Nonqualified Deferred Compensation 1
Name	Plan Name	Executive Contributions in 2009 1	Registrant Contributions in 2009 2	Aggregate Earnings in 2009 3	Aggregate Balance at 12/31/09 4
J.W. Owens	SDCP	$189,494	$189,494	$491,230	$1,833,156
	SEIP	$—	$—	$168,362	$709,933
	DEIP	$—	$—	$257,481	$1,105,316
D.R. Oberhelman	SDCP	$71,491	$71,491	$370,307	$1,219,547
	SEIP	$—	$—	$122,680	$500,324
	DEIP	$—	$—	$161,667	$659,323
R.P. Lavin	SDCP	$161,400	$51,974	$303,969	$760,181
	SEIP	$—	$—	$45,051	$183,732
	DEIP	$—	$—	$3,012	$12,285
S.L. Levenick	SDCP	$240,040	$68,491	$379,830	$2,125,909
	SEIP	$—	$—	$7,337	$30,444
	DEIP	$—	$—	$531,671	$3,317,614
E.J. Rapp	SDCP	$51,974	$51,974	$340,888	$1,222,127
	SEIP	$—	$—	$11,419	$47,596
	DEIP	$—	$—	$79,997	$611,986
G.R. Vittecoq	EIP	$53,757	$35,838	$542,394	$2,197,860
S.H. Wunning	SDCP	$390,255	$68,491	$297,176	$2,362,309
	SEIP	$—	$—	$80,492	$328,566
	DEIP	$—	$—	$222,581	$909,210
D.B. Burritt	SDCP	$151,304	$42,684	$72,914	$606,364
	SEIP	$—	$—	$399	$17,231
	DEIP	$—	$—	$12,920	$96,227
1

The Supplemental Deferred Compensation Plan (SDCP) is a non-qualified deferred compensation plan created in March of 2007 with a retroactive effective date of January 1, 2005, which effectively replaced the existing plans, Supplemental Employees’ Investment Plan (SEIP) and Deferred Employees’ Investment Plan (DEIP).  All future contributions will be made under SDCP.

2

SDCP allows eligible U.S. employees, including all NEOs (except Mr. Vittecoq), to voluntarily defer a portion of their base salary and short-term incentive pay into the plan and receive a Company matching contribution.  LTCPP pay may also be deferred, but does not qualify for any Company matching contributions.  Mr. Vittecoq is a participant in a non-U.S. Employee Investment Plan that allows him to contribute a portion of his base salary to the plan and receive a Company matching contribution.  Amounts deferred by executives in 2009 for base salary, short-term incentive pay and/or long-term cash performance payouts are included in the 2009 Summary Compensation Table.  Matching contributions in non-qualified deferred compensation plans made by Caterpillar in 2009 are also included in the 2009 All Other Compensation Table under the Matching Contributions SDCP column.  SDCP participants may elect a lump sum payment, or an installment distribution payable for up to 15 years after separation.

3	Aggregate earnings comprise interest, dividends, capital gains and appreciation/depreciation of investment results.
4

This column includes any amounts deferred under SEIP and/or DEIP prior to the creation of SDCP.  The investment choices available to the participant mirror those of our 401(k) plan.  Amounts in this column were previously reported in the Summary Compensation table for the years 2007 - 2009 as follows:  Mr. Owens $1,143,892; Mr. Oberhelman $595,261; Mr. Lavin $315,318; Mr. Levenick $829,753; Mr. Rapp $146,428; Mr. Vittecoq $260,313; Mr. Wunning $1,396,360; and Mr. Burritt $362,062.

Potential Payments Upon Termination or Change in Control

General

Caterpillar does not have any special severance agreements or packages (such as golden parachutes) under which payments are to be made to any NEO.  Potential payments to NEOs may, however, be available under the terms of existing compensation and benefit programs in the case of 1) termination (including voluntary separation, termination for cause or long-service separation) or 2) a change in control of the Company.  The terms applicable to these potential payments in various termination scenarios are discussed below.

The following payments are not quantified in the following tabular information: Payments that would be provided to an NEO under plans generally available to management employees who are similarly situated to the NEOs in age, years of service, date of hire, etc. and that do not discriminate in favor of the NEOs (such as death and disability benefits, retiree medical and life insurance benefits).  The discussion below assumes that each NEO is eligible for benefits unless otherwise noted.

The following narrative and tabular information describes and quantifies certain payments and benefits that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2009.  The information is provided relative to the NEO’s compensation and service levels as of the date specified.  If applicable, they are based on the Company’s closing stock price on December 31, 2009.

Terms of Potential Payments - Termination

The terms of potential payments to NEOs in each of the following termination scenarios under existing compensation and benefit programs follows:

▪	Voluntary Separation (resignation or termination without cause)
▪	Termination for Cause (termination)
▪	Long-Service Separation (retirement)

Equity awards
Unvested equity awards granted to NEOs in accordance with the long-term plan become fully vested and exercisable upon retirement.  In the event of resignation, NEOs keep vested equity awards but forfeit any that are not yet vested.  If terminated, equity awards that are outstanding (whether vested or unvested) will expire.  Potential amounts and assumptions regarding equity awards are included in the Potential Payments upon Termination or Change in Control table (Potential Payments table) on page 70.  These terms are applicable to all employees covered by the LTIP.

Short-term incentive pay
In the event of retirement at December 31, 2009, NEOs would be eligible to receive the amount otherwise payable to them for the 2009 plan year under their applicable STIP.  In the case of termination or resignation at December 31, 2009, the NEO would forfeit all short-term incentive pay.  Potential amounts and assumptions regarding the short-term incentive pay are included in the Potential Payments table on page 70.

Long-term performance awards
In the event of retirement at December 31, 2009, NEOs would be eligible to receive amounts otherwise payable to them under the LTCPP feature of the Caterpillar Inc. 2006 Long-Term Incentive Plan and the 1996 Stock Option and Long-Term Incentive Plan.  The NEOs’ eligibility and award amount would be determined at the conclusion of the performance period, depending on the achievement of the established performance criteria.  Potential amounts and assumptions regarding the short-term incentive pay are included in the Potential Payments table on page 70.  These terms are applicable to all employees covered by these long-term plans.

Deferred compensation
The 2009 Nonqualified Deferred Compensation table on page 67 describes unfunded, non-qualified deferred compensation plans that permit the deferral of salary, bonus and short-term cash performance awards by NEOs.  These plans also provide for matching contributions by the Company.  LTCPP pay may also be deferred, but is not eligible for a Company matching contribution.

NEOs are eligible to receive the amount in their deferred compensation accounts following termination under any termination scenario unless the named executive elects to further defer payment as permitted by the plans.  The Non-Qualified Deferred Compensation column of the Potential Payments table assumes the NEO terminated employment at December 31, 2009 with no further deferral of payments.

Severance pay
Other than in accordance with the terms of existing compensation and benefit programs, the Company is not obligated to provide any special severance payments to any NEOs.

Perquisites
In the event of retirement, perquisites such as security may be provided to the NEO, at the discretion of the Compensation Committee.

Pension benefits
The footnotes to the 2009 Pension Benefits table on page 66 include a description of the defined benefit pension plans (qualified and non-qualified) in which the NEOs participate, including the years of credited service and the present value of each NEO’s accumulated pension benefit.  These pension benefits are available to management employees generally and are not quantified in the tabular information in the Potential Payments table.

Terms & Potential Payments – Change in Control

Change in control provisions within our long and short-term plans generally provide for accelerated vesting.  Potential payment amounts and assumptions are included in the following Potential Payments table.  These change in control provisions are designed so that employees are not harmed in the event of termination of employment without cause or for good reason within 12 months following a change in control.  The provisions are intended to ensure that executives evaluate business opportunities in the best interests of stockholders.  The terms are applicable to all employees covered by these plans and there are no payments made for voluntary separation, resignation or termination for cause.

Potential Payments Upon Termination or Change in Control
		Equity Awards			Incentive
Name	Termination Scenario	Stock Options/ SARs 1	Restricted Stock/ RSUs 2		Short-term Incentive 3	Long-term Incentive 4	Non-Qualified Deferred Compensation 5	Total
J.W. Owens	Voluntary Separation/Resignation	$—		$—	$—	$—	$3,648,405	$3,648,405
	Long-Service Separation/Retirement	$17,555,548		$3,433,477	$0	$2,635,007	$3,648,405	$27,272,437
	Termination for Cause	$—		$—	$—	$—	$3,648,405	$3,648,405
	Change in Control	$17,555,548		$3,433,477	$4,000,000	$3,952,510	$3,648,405	$32,589,940
D.R.	Voluntary Separation/Resignation	$—		$—	$—	$—	$2,379,195	$2,379,195
Oberhelman	Long-Service Separation/Retirement	$5,788,895		$1,003,366	$0	$1,074,557	$2,379,195	$10,246,013
	Termination for Cause	$—		$—	$—	$—	$2,379,195	$2,379,195
	Change in Control	$5,788,895		$1,003,366	$1,459,992	$1,611,835	$2,379,195	$12,243,283
R.P. Lavin	Voluntary Separation/Resignation	$—		$—	$—	$—	$956,198	$956,198
	Long-Service Separation/Retirement	$5,178,500		$888,816	$0	$642,404	$956,198	$7,665,918
	Termination for Cause	$—		$—	$—	$—	$956,198	$956,198
	Change in Control	$5,178,500		$888,816	$1,168,008	$963,607	$956,198	$9,155,129
S.L. Levenick	Voluntary Separation/Resignation	$—		$—	$—	$—	$5,473,967	$5,473,967
	Long-Service Separation/Retirement	$5,178,500		$921,414	$0	$802,996	$5,473,967	$12,376,877
	Termination for Cause	$—		$—	$—	$—	$5,473,967	$5,473,967
	Change in Control	$5,178,500		$921,414	$1,459,992	$1,204,493	$5,473,967	$14,238,366
E.J. Rapp	Voluntary Separation/Resignation	$—		$—	$—	$—	$1,881,709	$1,881,709
	Long-Service Separation/Retirement	$5,178,500		$841,400	$0	$642,404	$1,881,709	$8,544,013
	Termination for Cause	$—		$—	$—	$—	$1,881,709	$1,881,709
	Change in Control	$5,178,500		$841,400	$1,168,008	$963,607	$1,881,709	$10,033,224
G.R. Vittecoq	Voluntary Separation/Resignation	$—	$		$—	$—	$2,197,860	$2,197,860
	Long-Service Separation/Retirement	$5,465,417		$1,028,271	$0	$955,687	$2,197,860	$9,647,235
	Termination for Cause	$—		$—	$—	$—	$2,197,860	$2,197,860
	Change in Control	$5,465,417		$1,028,271	$1,791,912	$1,433,530	$2,197,860	$11,916,990
S.H. Wunning	Voluntary Separation/Resignation	$—		$—	$—	$—	$3,600,085	$3,600,085
	Long-Service Separation/Retirement	$5,178,500		$883,459	$0	$802,996	$3,600,085	$10,465,040
	Termination for Cause	$—		$—	$—	$—	$3,600,085	$3,600,085
	Change in Control	$5,178,500		$883,459	$1,459,992	$1,204,493	$3,600,085	$12,326,529
D.B. Burritt	Voluntary Separation/Resignation	$—		$—	$—	$—	$719,822	$719,822
	Long-Service Separation/Retirement	$2,478,348		$541,006	$0	$451,750	$719,822	$4,190,926
	Termination for Cause	$—		$—	$—	$—	$719,822	$719,822
	Change in Control	$2,478,348		$541,006	$0	$677,625	$719,822	$4,416,801
1
In the event of termination of employment due to a change in control, maximum payout factors are assumed for amounts payable under the Caterpillar Inc. 2006 Long-Term Incentive Plan (LTIP) and the prior plan, the Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan and ESTIP.  Additionally, all unvested stock options, SARs, restricted stock and RSUs vest immediately.  Stock options and SARs remain exercisable over the normal life of the grant.  For valuation purposes as of December 31, 2009, when the closing price of Caterpillar common stock was $56.99, grants for 2007 and 2008 were “under water,” with grant prices of $63.04 and $73.20, respectively; the 2009 grant, with a $22.17 grant price, was in the money by $34.82.  The 2007, 2008 and 2009 grants were not fully vested as of December 31, 2009.  For separations due to long-service separation/retirement, death and disability, the life of the equity grant is reduced to a maximum of 60 months from the date of separation or 10 years from the original granting date, whichever occurs first.  For voluntary separations, the equity grant life is reduced to 60 days from the date of separation.

2
The LTIP allows immediate vesting to occur on outstanding restricted stock and RSUs in the event of a change in control.  The valuation shown is based upon the number of shares vesting multiplied by the closing price of Caterpillar common stock on December 31, 2009, which was $56.99 per share.

3
ESTIP provisions provide for the maximum payout allowed under the plan in the event of a change in control.  The plan provisions limit the payout to a maximum of $4 million in any single year.  Mr. Owens’ payout for a change in control is capped at $4 million.  This amount is less than his plan payout at maximum.   Therefore, amounts shown for change in control represent the maximum payout available under ESTIP for all NEOs, with the exception of Mr. Burritt.  Mr. Burritt is a participant in STIP, which has no plan provisions for a change in control.  Thus, Mr. Burritt’s amount shown for change in control is his actual payout available under the plan.  In the event of a voluntary separation or termination for cause before the completion of the performance period, both the ESTIP and STIP plan participant forfeit any benefit.  Participants in both the ESTIP and STIP who separate due to long-service separation/retirement receive a prorated benefit based on the time of active employment during the performance period.

4
The LTCPP provisions provide for maximum payout allowed for each open plan cycle in the event of a change in control. Participants who separate via a change in control receive a prorated benefit based on the time of active employment during the performance period.  Change in control amounts shown for all NEOs represent a prorated benefit at maximum payout for plan cycles 2008-2010 and 2009-2011, both of which are open cycles as of December 31, 2009.  Plan provisions in effect for the 2008-2010 and 2009-2011 performance cycle restrict Mr. Owens’ payout to $5 million per plan cycle.  The 2007-2009 plan cycle amounts are not shown as this cycle was fully vested as of December 31, 2009.  Participants who separate via a long-service separation/retirement receive a prorated benefit based on the time of active employment during the performance period.  The amount shown for long-service separation/retirement is the NEO’s prorated benefit based on a target payout for plan cycles 2008-2010 and 2009-2011, both of which were open cycles as of December 31, 2009.  Participants forfeit any benefit upon a voluntary separation or a termination for cause that occurs prior to the completion of the performance period.

5	Amounts assume Termination or Change in Control separation occurring on December 31, 2009, with no further deferral of available funds.

Director Compensation

Of our current Board members, only Mr. Owens is a salaried employee of Caterpillar. Non-employee directors are compensated for Board service.  For 2009, compensation for non-employee directors was comprised of the following components:

Retainer:	$208,000 annually (effective April, 2009)
Committee Chairman Stipend:	Audit	$15,000 annually
	Compensation	$10,000 annually
	Governance	$10,000 annually
	Public Policy	$10,000 annually
Audit Committee Members Stipend:	$10,000 annually

In April of 2009, the cash retainer fee was increased from $90,000 to $208,000.  This increase in the retainer was to compensate for the elimination of the annual equity grant to directors.  In conjunction with this increase, new target ownership guidelines were implemented that require directors to own Caterpillar common stock in the amount of two and one half times their annual retainer fee.  Directors have a five-year period to meet the new target ownership guidelines.

In addition to the above, the Company reimburses non-employee directors’ expenses related to meeting attendance.

Under Caterpillar’s Directors’ Deferred Compensation Plan (DDCP), directors may defer 50 percent or more of their annual retainer and stipend in an interest-bearing account or an account representing equivalent shares of Caterpillar stock.

Eligible directors may also participate in a Charitable Award Program.  Under the program, a donation of up to $1 million will be made by the Company, in the director’s name, in 10 equal annual installments, with the first installment to be made as soon as practicable after the director’s death.  Of the total donation, half will be donated to the eligible tax-exempt organization(s) selected by the director, and the remainder will be directed to the Caterpillar Foundation.  The maximum amount payable is $1 million on behalf of each eligible director.  The sum is based on the director’s length of service.  The program is financed through the purchase of life insurance policies.  Directors derive no financial benefit from the program.  Premiums paid by the Company for this program are included in the following 2009 All Other Director Compensation Table for non-employee directors and in the 2009 All Other Compensation Table on page 62 for Mr. Owens.

Director Compensation for 2009
Director	Fees Earned or Paid in Cash	Stock Awards 1		Option Awards 1		All Other Compensation 2	Total
W. Frank Blount	$188,505	$	N/A	$	N/A	$5,500	$194,005
John R. Brazil	$181,008	$	N/A	$	N/A	$1,500	$182,508
Daniel M. Dickinson	$186,003	$	N/A	$	N/A	$3,000	$189,003
John T. Dillon	$200,592	$	N/A	$	N/A	$3,500	$204,092
Eugene V. Fife	$188,923	$	N/A	$	N/A	$34,879	$223,802
Gail D. Fosler	$181,838	$	N/A	$	N/A	$—	$181,838
Juan Gallardo	$178,506	$	N/A	$	N/A	$25,024	$203,530
David R. Goode	$188,505	$	N/A	$	N/A	$35,700	$224,205
Peter A. Magowan	$178,506	$	N/A	$	N/A	$1,500	$180,006
William A. Osborn	$188,505	$	N/A	$	N/A	$25,024	$213,529
Charles D. Powell	$188,505	$	N/A	$	N/A	$34,879	$223,384
Edward B. Rust, Jr.	$178,506	$	N/A	$	N/A	$36,560	$215,066
Susan C. Schwab	$121,338	$	N/A	$	N/A	$4,000	$125,338
Joshua I. Smith	$178,506	$	N/A	$	N/A	$1,500	$180,006
1
In April of 2009, the cash retainer fee was increased from $90,000 to $208,000.  This increase in the retainer was to compensate for the elimination of the annual equity grant to directors.  In conjunction with this increase, new target ownership guidelines were implemented that require directors to own Caterpillar common stock in the amount of two and one half times their annual retainer fee.  Directors have a five-year period to meet the new target ownership guidelines.  As of December 31, 2009, the number of shares of stock/ vested and non-vested options held by each non-employee director was:  Mr. Blount: 18,033/ 62,439 which consists of (48,000 non-qualified stock options (NQs), 12,833 SARs and 1,606 RSUs); Mr. Brazil: 8,803/ 38,439 which consists of (24,000 NQs, 12,833 SARs and 1,606 RSUs); Mr. Dickinson: 3,820/ 7,439 which consists of (5,833 SARs and 1,606 RSUs); Mr. Dillon: 23,429/ 62,439 which consists of (48,000 NQs, 12,833 SARs and 1,606 RSUs); Mr. Fife: 22,000/ 38,439 which consists of (24,000 NQs, 12,833 SARs and 1,606 RSUs);  Ms. Fosler: 8,515/ 30,439 which consists of (16,000 NQs, 12,833 SARs and 1,606 RSUs);  Mr. Gallardo: 212,756/ 62,439 which consists of (48,000 NQs, 12,833 SARs and 1,606 RSUs);  Mr. Goode: 51,800/ 54,439 which consists of (40,000 NQs, 12,833 SARs and 1,606 RSUs);  Mr. Magowan: 304,980/ 30,439 which consists of (16,000 NQs, 12,833 SARs and 1,606 RSUs);  Mr. Osborn: 26,699/ 38,439 which consists of (24,000 NQs, 12,833 SARs and 1,606 RSUs);  Mr. Powell: 6,387/ 54,439 which consists of (40,000 NQs, 12,833 SARs and 1,606 RSUs);  Mr. Rust: 4,933/ 38,439 which consists of (24,000 NQs, 12,833 SARs and 1,606 RSUs); Ms. Schwab: 1,518/0 and Mr. Smith: 16,352/ 34,439 which consists of (20,000 NQs, 12,833 SARs and 1,606 RSUs).  In addition, Mr. Owens, the only employee director serving on the Board, held the following number of shares of stock/ vested and non-vested options on December 31, 2009: 345,336/ 2,821,249 which consists of (1,290,000 NQs, 1,482,666 SARs and 48,583 RSUs).

2	All Other Compensation represents Company matching gift contributions and premium cost, plus administrative fees associated with the Directors’ Charitable Award Program.

2009 All Other Director Compensation Table
Director	Company Matching Gift Contributions 1	Director’s Charitable Award Program – Insurance Premiums and Administrative Costs 2	Total
W. Frank Blount	$4,000	$1,500	$5,500
John R. Brazil	$—	$1,500	$1,500
Daniel M. Dickinson	$2,000	$1,000	$3,000
John T. Dillon	$2,000	$1,500	$3,500
Eugene V. Fife	$—	$34,879	$34,879
Gail D. Fosler	$—	$—	$—
Juan Gallardo	$—	$25,024	$25,024
David R. Goode	$34,200	$1,500	$35,700
Peter A. Magowan	$—	$1,500	$1,500
William A. Osborn	$—	$25,024	$25,024
Charles D. Powell	$—	$34,879	$34,879
Edward B. Rust, Jr.	$4,000	$32,560	$36,560
Susan C. Schwab	$4,000	$—	$4,000
Joshua I. Smith	$—	$1,500	$1,500
1

Outside directors are eligible to participate in the Caterpillar Foundation Matching Gift Program.  The Foundation will match contributions to eligible two-year or four-year colleges or universities, arts and cultural institutions, public policy and environmental organizations, up to a maximum of $2,000 per eligible organization per calendar year.

2

The amounts listed represent the named directors’ year 2009 insurance premium and administrative fee.  For directors whose policy premiums are fully paid up, the amount shown represents only the administrative fee of $1,500.

Compensation Risk

The Compensation Committee regularly reviews the Company’s compensation policies and practices, including the risks created by the Company’s compensation plans.  In addition, the Company also conducted a review of its compensation plans and related risks to the Company.  The Company reviewed its analysis with the Compensation Committee, and the Compensation Committee concluded that the compensation plans reflected the appropriate compensation goals and philosophies.  Based on this review and analysis, the Company has concluded that any risks arising from its employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis, except one Form 4 filed with the SEC on April 14, 2009 reporting that 196 shares were surrendered to satisfy tax withholding requirements upon the vesting of restricted stock held by James B. Buda on April 1, 2009.

Director Legal Proceedings

On May 11, 2000, the First Circuit Court in Mexico City granted Grupo Azucarero México, S.A. de C.V., a public company of which Juan Gallardo is the controlling stockholder, suspension of payments protection, which was at that time a legal protection under Mexican law similar to Chapter 11 of the U.S.  Bankruptcy Code.  This protection enabled the company to continue its operations pending a debt restructuring.  In August 2006, the company and its subsidiaries reached an agreement with its creditors and such agreement was approved by the Mexican Court.  As a result of the foregoing Grupo Azucarero México, S.A. de C.V. is no longer under the suspension of payments protection. Pursuant to the agreed debt restructuring, the company paid 80 percent of its debt on August 30, 2008.

Matters Raised at the Meeting not Included in this Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this statement.  If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Under Caterpillar Bylaws, a stockholder may bring a matter to vote at the Annual Meeting by giving adequate notice to Caterpillar Inc. by mail c/o Corporate Secretary at 100 NE Adams Street, Peoria, Illinois 61629.  To qualify as adequate, the notice must contain information specified in our Bylaws and be received by us not less than 45 days nor more than 90 days prior to the Annual Meeting.  However, if less than 60 days notice of the Annual Meeting date is given to stockholders, notice of a matter to be brought before the Annual Meeting may be provided to us up to the 15th day following the date notice of the Annual Meeting was provided.

Admission and Ticket Request Procedure

Admission
Admission is limited to stockholders of record on April 12, 2010 and one immediate family member, or one individual designated as a stockholder’s authorized proxy holder or one representative designated in writing to present a stockholder proposal.  In each case, the individual must have an admission ticket and valid government issued photo identification to be admitted to the Annual Meeting.  In addition, share ownership will be verified.

Ticket Request Deadline
Ticket requests must include all information specified in the applicable table below and be submitted in writing and received by Caterpillar on or before May 28, 2010.  No requests will be processed after that date.

To Submit Request
Submit ticket requests by mail to James B. Buda, Corporate Secretary, 100 NE Adams Street, Peoria, Illinois 61629 or by facsimile to 309-494-1467.  Ticket requests by telephone will not be accepted.

Authorized Proxy Representative
A stockholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf.  The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative.  Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting.  Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Proponent of Stockholder Proposal
For each stockholder proposal included in this proxy statement, the stockholder sponsor should notify the Company in writing of the individual authorized to present the proposal on behalf of the stockholder at the Annual Meeting.  One admission ticket will be issued for the designated representative.

Media
Accredited members of the media must register with the Company prior to the Annual Meeting.  To register, please contact Jim Dugan by phone 309-494-4100 or e-mail (Dugan_Jim@CAT.com).

Analysts
Analysts must register with the Company prior to the Annual Meeting.  To register, please contact Mike DeWalt by phone 309-675-4549 or e-mail (CATir@CAT.com).

Registered Stockholders	Beneficial Holders
For ownership verification provide:	For ownership verification provide:
➢Name(s) of stockholder ➢Address ➢Phone number ➢Social security number and/or stockholder account key; or ➢A copy of your proxy card or notice showing stockholder name and address
➢A copy of your April brokerage account statement showing Caterpillar stock ownership as of the record date (4/12/10);
➢A letter from your broker, bank or other nominee verifying your record date (4/12/10) ownership; or
➢A copy of your brokerage account voting instruction card showing stockholder name and address

Also include:	Also include:
➢Name of immediate family member guest, if not a stockholder ➢Name of authorized proxy representative, if applicable ➢Address where tickets should be mailed and phone number	➢Name of immediate family member guest, if not a stockholder ➢Name of authorized proxy representative, if applicable ➢Address where tickets should be mailed and phone number

Appendix A – Proposed Amendments to 2006 Long-Term Incentive Plan

If Proposal 3 is approved by stockholders at the 2010 Annual Meeting, the following amendments to the 2006 Long-Term Incentive Plan will be adopted.

Caterpillar Inc.
2006 Long-Term Incentive Plan

(AS AMENDED AND RESTATED)

Section 1.
Establishment, Objectives and Duration

1.1.     Establishment.  ~~Subject to~~With the approval of the stockholders of Caterpillar Inc., a Delaware corporation (the “Company”), the Company ~~has~~ established the Caterpillar Inc. 2006 Long-Term Incentive Plan (the “Plan”)~~, as set forth herein.~~ effective June 14, 2006.  The Plan supersedes and replaces all prior equity and non-equity long-term incentive compensation plans or programs maintained by the Company; provided that, any prior plans of the Company shall remain in effect until all awards granted under such prior plans have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants.

1.2.     Purpose.  The Plan is intended to provide certain present and future employees and Directors cash-based incentives, stock-based incentives and other equity interests in the Company thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its Subsidiaries.

1.3.     Effective Date. The Plan ~~is~~was originally effective on June 14, 2006.  This amendment and restatement of the Plan shall be effective as of the later of (a) the date the amendment and restatement of the Plan is adopted by the Board or (b) the date the Company’s stockholders approve the amendment and restatement of the Plan (the “Effective Date”).  The amendment and restatement of the Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Certificate of Incorporation or Bylaws of the Company.

1.4.     Duration.  The Plan shall remain in effect, subject to the right of the Company’s Board of Directors to amend or terminate the Plan at any time pursuant to Section 16, until all Shares subject to the Plan shall have been purchased or granted according to the Plan’s provisions.  However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the ~~Effective Date.~~original effective date of the Plan, June 14, 2006.  Upon termination of the Plan, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with the terms of the Plan and the applicable Award Document.

Section 2.
Definitions and Construction

When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section unless a clearly different meaning is required by the context.  The following words and phrases shall have the following meanings:

2.1.      “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.2.      “Award Document” means any agreement, contract, or other written instrument that evidences an Award granted to the Participant under the Plan and sets forth the terms and provisions applicable to such Award.

2.3.     “Award Gain” means (a) with respect to a given Option exercise, the product of (X) the excess of the Fair Market Value of a Share on the date of exercise over the Option Price times (Y) the number of shares as to which the Option was exercised at that date, and (b) with respect to any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Shares paid or payable to the Participant (regardless of any elective deferral pursuant to Section 13) less any cash or the Fair Market Value of any Shares or property (other than an Award that would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection such settlement.

2.4.     “Board” means the Board of Directors of the Company.

2.5.      “Cause” means, except as otherwise provided in an Award Document, a willful engaging in gross misconduct materially and demonstrably injurious to the Company.  For this purpose, “willful” means an act or omission in bad faith and without reasonable belief that such act or omission was in or not opposed to the best interests of the Company.

2.6.      “Change of Control” means the occurrence of any of the following events: (a) any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing ~~15~~twenty percent (20%) or more of the combined voting power of the Company’s then outstanding common stock, unless the Board by resolution negates the effect of this provision in a particular circumstance, deeming that resolution to be in the best interests of Company stockholders; (b) during any period of two consecutive years, there shall cease to be a majority of the Board comprised of individuals who at the beginning of such period constituted the Board; (c) upon the ~~stockholders~~consummation of ~~the~~a Company ~~approve a~~stockholder-approved merger or consolidation ~~which would result~~that results in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (d) Company stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

2.7.     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

2.8.      “Committee” means the Compensation Committee of the Board, appointed to administer the Plan, as provided in Section 3.

2.9.      “Company” means Caterpillar Inc., a Delaware corporation, and any successor to such entity as provided in Section 18.

2.10.      “Director” means any individual who is a member of the Board.

2.11.      “Disability” means, unless otherwise provided for in an employment, change of control or similar agreement in effect between the Participant and the Company or a Subsidiary or in an Award Document, (a) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long-term disability program sponsored by the Company or Subsidiary in which the Employee participates, and (b) in the case of a Director, the inability of the Director to engage in any substantial gainful business activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence.

2.12.      “Effective Date” means the date specified in Section 1.3.

2.13.      “Employee” means any employee of the Company or any Subsidiary.

2.14.      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15.      “Fair Market Value” means, as of any given date, the fair market value of a Share on a particular date determined by such methods or procedures as may be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any date shall be the mean between the high and low prices at which the Share is traded on the New York Stock Exchange for that date or, if no prices are reported for that date, the prices on the next preceding date for which prices were reported.  Notwithstanding the foregoing, unless otherwise determined by the Committee, for purposes of Section 6.5(d) of the Plan, Fair Market Value means the actual price at which the Shares used to acquire Shares are sold.

2.16.     “Family Member” means any (a) child; (b) stepchild; (c) grandchild; (d) parent; (e) stepparent; (f) grandparent; (g) spouse; (h) former spouse; (i) sibling; (j) niece; (k) nephew; (l) mother-in-law; (m) father-in-law; (n) son-in-law; (o) daughter-in-law; (p) brother-in-law; or (q) sister-in-law of the Participant (including adoptive relationships).  Family Member also shall mean any person sharing in the Participant’s household (other than a tenant or an employee).

2.17.     “Good Reason” means, except as otherwise provided in an Award Document, the occurrence of any of the following circumstances (unless such circumstances are fully corrected by the Company before a Participant’s termination of employment):

(a)     the Company’s assignment of any duties materially inconsistent with the Participant’s position within the Company, or which have a significant adverse alteration in the nature or status of the responsibilities of the Participant’s employment; or

(b)     a material reduction by the Company in the Participant’s annual base salary, unless such reduction is part of a compensation reduction program affecting all similarly situated management employees.

2.18.     “Incentive Stock Option” or “ISO” means the right to purchase Shares pursuant terms and conditions that provide that such right will be treated as an incentive stock option within the meaning of Code Section 422, as described in Section 6.

2.19.     “Long Service Separation” means, except as otherwise provided in an Award Document, a termination of employment with the Company or a Subsidiary after the attainment of age 55 and the completion of ten or more years of service with the Company and/or its Subsidiaries.  Notwithstanding the foregoing and notwithstanding anything in an Award Document to the contrary, for purposes of determining whether a Participant has incurred a Long Service Separation, the last period of continuous service with Progress Rail Services, Inc. and/or its subsidiaries and affiliates (“Progress Rail”) prior to May 16, 2006 shall be considered service with the Company and/or its Subsidiaries, subject to such administrative rules that the Committee (or its delegate) determines are appropriate and provided such participant was employed by Progress Rail on May 16, 2006.

2.20.     “Named Executive Officer” means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor provision or statute.

2.21.      “Nonqualified Stock Option” or “NQSO” means the right to purchase Shares pursuant to terms and conditions that provide that such right will not be treated as an Incentive Stock Option, as described in Section 6.

2.22.      “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.23.      “Option Price” means the per share price of a Share available for purchase pursuant to an Option.

2.24.      “Participant” means an Employee, prospective Employee, Director, beneficiary or any other person who has outstanding an Award granted under the Plan, and includes those former Employees and Directors who have certain post-termination rights under the terms of an Award granted under the Plan.

2.25.      “Performance-Based Exception” means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.26.      “Performance Period” means the time period during which performance goals must be achieved with respect to an Award, as determined by the Committee.

2.27.      “Performance Share” means an Award granted to a Participant, as described in Section 9.

2.28.      “Performance Unit” means an Award granted to a Participant, as described in Section 9.

2.29.      “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

2.30.     “Permitted Transferee” means any one or more of the following: (a) Family Members; (b) a trust in which the Participant and/or Family Members have more than fifty percent of the beneficial interest; (c) a foundation in which the Participant and/or Family Members control the management of the assets; or (d) any other entity in which the Participant and/or Family Members own more than fifty percent of the voting interests.

2.31.      “Plan” means the Caterpillar Inc. 2006 Long-Term Incentive Plan, as set forth herein.

2.32.      “Restricted Stock” means an Award of restricted stock or restricted stock units granted to a Participant pursuant to Section 8.

2.33.     “Section 16 Officer” means any Employee who is considered an officer of the Company for purposes of Section 16 of the Exchange Act.

2.34.     “Share” or “Shares” means shares of common stock of the Company.

2.35.      “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Section 7.

2.36.      “Subsidiary” means any partnership, limited liability company, corporation, trust or other entity or association, directly or indirectly, through one or more intermediaries, controlled by the Company.  The term “control,” as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

2.37.      “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Section 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

2.38.      “Non-Tandem SAR” means a SAR that is granted independently of any Options, as described in Section 7.

Section 3.
Administration

3.1.     Plan Administration.  The Committee, or any other committee appointed by the Board, shall administer the Plan.  The Committee or other committee appointed to administer the Plan shall consist of not less than two non-Employee Directors of the Company, within the meaning of Rule 16b-3 of the Exchange Act and not less than two outside directors, within the meaning of Code Section 162(m).  The Board may, from time to time, remove members from, or add members to, the Committee.  Members of the Board shall fill any vacancies on the Committee.  Acts of a majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be valid acts of the Committee.

3.2.     Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, prospective Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan and subject to Section 16.  Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan.  As permitted by law, the Committee may delegate the authority granted to it herein.

3.3.     Electronic Administration. The Committee may, in its discretion, utilize a system for complete or partial electronic administration of the Plan and may replace any written documents described in the Plan with electronic counterparts, as appropriate.

3.4.     Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

Section 4.
Shares Subject to the Plan and Maximum Awards

 4.1.     Shares Available for Awards.

(a)     The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company.  The aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed ~~twenty~~forty million (~~20,000,000)~~40,000,000) Shares, subject to adjustment as provided in Section 4.3.  In addition, seventeen million six hundred thousand (17,600,000) Shares authorized but unissued pursuant to the Caterpillar Inc. 1996 Stock Option and Long-Term Incentive Plan shall be reserved and available for grant under the Plan.  Accordingly, the total Shares authorized and available for Awards under the Plan are fifty-seven million six hundred thousand (57,600,000) Shares.  Notwithstanding the foregoing, the aggregate number of Shares with respect to which ISOs may be granted shall not exceed the number specified above~~,~~ and provided further, that ~~up to~~no more than an aggregate of ~~twenty percent (20~~thirty-five percent (35%) of the authorized Shares under the Plan may be issued with respect to Awards of Restricted Stock and ~~up to an aggregate of twenty percent (20%) of the authorized Shares under the Plan may be issued with respect to~~ Awards of Performance Shares.

(b)     Upon:

(i)     a payout of a Non-Tandem SAR or Tandem SAR in the form of cash;

(ii)     a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award; or

(iii)     payment of an Option Price or payout of any Award with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout (excluding shares withheld for the payment of taxes), the number of Shares underlying any such Award that were not issued as a result of any of the foregoing actions shall again be available for ~~the~~ all purposes of Awards under the Plan (including, without limitation, for purposes of applying the limitations set forth in the last sentence of Section 4.1(a)).  In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

4.2.     Individual Participant Limitations.  Unless and until the Committee determines that an Award to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)     Subject to adjustment as provided in Section 4.3, the maximum aggregate number of Shares (including Options, SARs, Restricted Stock and Performance Shares to be paid out in Shares) that may be granted in any one fiscal year to a Participant shall be eight hundred thousand (800,000) Shares.

(b)     Except as otherwise provided in Section 7.5(b) regarding SAR exercise, the maximum aggregate cash payout (including Performance Units and Performance Shares paid out in cash) with respect to Awards granted in any one fiscal year that may be made to any Participant shall be ~~$5~~five million dollars ($5,000,000).

4.3.     Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, to prevent dilution or enlargement of rights.  Such adjustment shall be made in a manner determined by the Committee, in its sole discretion, to be appropriate and equitable; provided, however, that (a) no such adjustment shall cause an increase in the fair value of an Award for purposes of Statement of Financial Accounting Standards No. 123 (revised 2004) or any successor thereto; and (b) the number of Shares subject to any Award shall always be a whole number by rounding any fractional Share (up or down) to the nearest whole Share.

Section 5.
Eligibility and Participation

5.1.     Eligibility.  Persons eligible to participate in the Plan include all current and future Employees (including officers), persons who have been offered employment by the Company or a Subsidiary (provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person begins employment with the Company or Subsidiary), and Directors, as determined by the Committee.

5.2.     Participation.  Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, the Employees, prospective Employees, and Directors to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award.

5.3.     Foreign Participants.  In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4 of the Plan.

Section 6.
Stock Options

  6.1.     Grant of Options.

(a)     Option Grant.  Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee, in its sole discretion.  The Committee may grant either Nonqualified Stock Options or (in the case of Options granted to Employees) Incentive Stock Options, and shall have complete discretion in determining the number of Options of each granted to each Participant, subject to the limitations of Section 4.  Each Option grant shall be evidenced by a resolution of the Committee approving the Option grant.

(b)     Award Document.   All Options shall be evidenced by an Award Document.  The Award Document shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.  The Award Document shall also specify whether the Option is to be treated as an ISO within the meaning of Code Section 422.  If such Option is not designated as an ISO, such Option shall be a NQSO.

6.2.     Option Price.  The Committee shall designate the Option Price for each Share subject to an Option under the Plan, provided that such Option Price shall not be less than 100% of the Fair Market Value of Shares subject to an Option on the date the Option is granted~~, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3.~~.  With respect to a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least 110% of the Fair Market Value of such Shares on the ISO’s grant date.

6.3.     Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant, but in no event shall be exercisable later than the 10th anniversary of the grant date.  Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of the stock of the Company or any Subsidiary, no such ISO shall be exercisable later than the fifth anniversary of the grant date.

6.4.     Exercise of Options.  Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Document.  Notwithstanding the preceding sentence, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not exceed $100,000.  Any ISOs that become exercisable in excess of such amount shall be deemed NQSOs to the extent of such excess.  If the Award Document does not specify the time or times at which the Option shall first become exercisable, such an Option shall become fully vested and exercisable by the Participant on the third anniversary of the grant date.

6.5.     Payment.  Options granted under this Section 6 shall be exercised by the delivery of a notice of exercise to the Company (or its designated agent(s)), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The Option Price upon exercise of any Option shall be payable to the Company in full either:

(a)     in cash or its equivalent, or

(b)     by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

(c)     by cashless exercise through delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of shares having a Fair Market Value equal to the purchase price.

6.6.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment with the Company or any Subsidiary or following termination of his or her service as a Director.  Such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such provisions, the following provisions shall apply:

(a)     Long Service Separation, Death or Disability.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates by reason of Long Service Separation, death or Disability, to the extent that the Option is not exercisable, all Shares covered by his or her Options shall immediately become fully vested and shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 60 months from the date of such termination.  In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(b)     Termination for Cause.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the Options shall cease upon such termination.

(c)     Other Termination. If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for any reason other than Long Service Separation, death, Disability, or for Cause, all Options shall remain exercisable until the earlier of (i) the remainder of the term of the Option, or (ii) 60 days from the date of such termination.  In such circumstance, the Option shall only be exercisable to the extent that it was exercisable as of such termination date and shall not be exercisable with respect to any additional Shares.  Notwithstanding the foregoing or anything herein or in an Award Document to the contrary, the Committee, in its sole discretion, shall have the authority to extend the period during which an Option is exercisable pursuant to this Section 6.6(c) to a period that is no longer than the earlier of (A) the remainder of the term of the Option, or (B) 60 months from the date of the Participant’s termination of employment.

6.7.     Restrictions on Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state or foreign securities laws applicable to such Shares.

  6.8.     Transferability of Options.

(a)     Incentive Stock Options.  No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)     Nonqualified Stock Options.  NQSOs may only be transferred in accordance with this Section 6.8(b).

(i)     Except as otherwise provided in paragraph (ii) below or in an Award Document, no NQSO shall be assignable or transferable by a Participant other than by will, by the laws of descent and distribution or pursuant to a Domestic Relations Order (as such term is defined in Section 414(p)(1)(B) of the Code).

(ii)     NQSOs (whether vested or unvested) held by (A) Participants who are Section 16 Officers; (B) Participants who are Directors; or (C) any Participants who previously held the positions in clauses (A) and (B) may be transferred by gift or by domestic relations order to one or more Permitted Transferees.  NQSOs (whether vested or unvested) held by all other Participants and by Permitted Transferees may be transferred by gift or by domestic relations order only to Permitted Transferees upon the prior written approval of the Company’s Director of Compensation + Benefits.

6.9.     Prohibition on Repricing.  Except (a) as provided in Section 4.3 or (b) to the extent approved by the stockholders of the Company, the Option Price of an Option may not be changed following the date such Option is granted.  Similarly, the exchange of an Option (an “Original Option”) for cash, Shares, or other Awards at a time when the Option Price of such Original Option is equal to or greater than the Fair Market Value of a Share is prohibited.  Notwithstanding the preceding sentence, the exchange of an Original Option for a SAR or another Option (a “New Option”) shall be permitted only if: (a) the exchange is approved by the stockholders of the Company and (b) either (i) the grant price of the SAR is greater than the Option Price of the Original Option or (ii) the Option Price of the New Option is greater than the Option Price of the Original Option.

6.10.     ~~6.9.~~ Acceleration of Vesting.  Notwithstanding anything in this Section 6 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of Options at any time.

Section 7.
Stock Appreciation Rights

  7.1.     Grant of SARs.

(a)     SAR Grant.  Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Committee in its sole discretion.  The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The Committee shall designate, at the time of grant, the grant price of a Non-Tandem SAR, which grant price shall not be less than 100% of the Fair Market Value of a Share on the grant date of the SAR.  The grant price of Tandem SARs shall equal the Option Price of the related Option.  ~~Grant prices of SARs shall not subsequently be changed by the Committee, except pursuant to Section 4.3.~~

(b)     Award Document.  All SARs shall be evidenced by an Award Document.  The Award Document shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

7.2.     Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that unless otherwise designated by the Committee, such term shall not exceed ten years from the grant date.

7.3.     Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option.  A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.  Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO:  (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4.     Exercise of Non-Tandem SARs.  Non-Tandem SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.5.     Payment of SAR Amount.

(a)     Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(ii)     The number of Shares with respect to which the SAR is exercised.

(b)     Unless otherwise provided in the Award Document, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.  If, and to the extent that the payment upon SAR exercise is made in cash, such cash payment shall not be subject to the limitation of Section 4.2(b).

7.6.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which a Participant shall have the right to exercise the SAR or SARs following termination of his or her employment with the Company or any Subsidiary or following termination of his or her service as a Director.  Such provisions need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such provisions, the following provisions shall apply:

(a)     Long Service Separation, Death or Disability.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates by reason of Long Service Separation, death or Disability, to the extent that the SARs are not exercisable, all of his or her SARs shall immediately become fully vested and shall remain exercisable until the earlier of (i) the remainder of the term of the SAR, or (ii) 60 months from the date of such termination.  In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(b)     Termination for Cause.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for Cause, all SARs shall expire immediately and all rights thereunder shall cease upon such termination.

(c)     Other Termination.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director terminates for any reason other than Long Service Separation, death, Disability, or for Cause, all SARs shall remain exerciseable until the earlier of (i) the remainder of the term of the SAR, or (ii) 60 days from the date of such termination.  In such circumstance, the SAR shall only be exercisable to the extent it was exercisable as of such termination date and shall not be exercisable with respect to any additional SARs.  Notwithstanding the foregoing or anything herein or in an Award Document to the contrary, the Committee, in its sole discretion, shall have the authority to extend the period during which a SAR is exercisable pursuant to this Section 7~~6~~.6(c) to a period that is no longer than the earlier of (A) the remainder of the term of the SAR, or (B) 60 months from the date of the Participant’s termination of employment.

7.7.     Transferability of SARs.  SARs may only be transferred in accordance with this Section 7.7.

(a)     Except as otherwise provided in paragraph (b) below or in an Award Document, no SAR shall be assignable or transferable by a Participant other than by will, by the laws of descent and distribution or pursuant to a Domestic Relations Order (as such term is defined in Section 414(p)(1)(B) of the Code).

(b)     SARs held by (i) Participants who are Section 16 Officers; (ii) Participants who are Directors; or (iii) any Participants who previously held the positions in clauses (i) and (ii) may be transferred by gift or by domestic relations order to one or more Permitted Transferees.  SARs held by all other Participants and by Permitted Transferees may be transferred by gift or by domestic relations order to Permitted Transferees only upon the prior written approval of the Company’s Director of Compensation and Benefits.

(c)     Notwithstanding the foregoing, with respect to a Tandem SAR granted in connection with an ISO, no such Tandem SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7.8.     Prohibition on Repricing.  Except (a) as provided in Section 4.3 or (b) to the extent approved by the stockholders of the Company, the grant price of a SAR may not be changed following the date the SAR is granted.  Similarly, the exchange of a SAR (an “Original SAR”) for cash, Shares, or other Awards at a time when the grant price of such Original SAR is equal to or greater than the Fair Market Value of a Share is prohibited.  Notwithstanding the preceding sentence, the exchange of an Original SAR for an Option or another SAR (a “New SAR”) shall be permitted only if: (a) the exchange is approved by the stockholders of the Company and (b) either (i) the Option Price amount is greater than the grant price of the Original SAR or (ii) the grant price of the New SAR is greater than the grant price of the Original SAR.

7.9.     ~~7.8.~~ Acceleration of Vesting.  Notwithstanding anything in this Section 7 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of SARs at any time.

Section 8.
Restricted Stock

8.1.     Grant of Restricted Stock.

(a)     Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant ~~Shares of~~ Restricted Stock to Participants in such amounts as the Committee shall determine.

(b)     Award Document.  All ~~shares~~grants of Restricted Stock shall be evidenced by an Award Document.  The Award Document shall specify the Period or Periods of Restriction ~~(consistent with the next sentence)~~, the number of ~~Shares~~shares of Restricted Stock granted, and such other provisions as the Committee shall determine pursuant to Section ~~8.3~~8.2 or otherwise, and which shall not be inconsistent with the terms and provisions of the Plan.  ~~Shares of Restricted Stock not in excess of five percent of the number of shares that may be issued with respect to Awards of Restricted Stock, as provided in Section 4.1, may have a Period or Periods of Restriction as determined by the Committee in its sole discretion, and any other shares of Restricted Stock shall have a Period of Restriction, as determined by the Committee, that shall not lapse in any respect until on or after the third anniversary of the grant date.~~  If no Period of Restriction is set forth in the Award Document, the transfer and any other restrictions shall lapse (i) to the extent of one-third of the ~~Shares~~shares (rounded to the nearest whole) covered by the Restricted Stock Award on the third anniversary of the grant date, (ii) to the extent of two-thirds of the ~~Shares~~shares (rounded to the nearest whole) covered by the Restricted Stock Award on the fourth anniversary of the grant date, and (iii) to the extent of 100% of the ~~Shares~~shares covered by the Restricted Stock Award on the fifth anniversary of the grant date.

(c)     Limitation on the Committee.  Notwithstanding the preceding provisions of Section 8.1(b) and subject to the provisions of the Plan, no more than five percent (5%) of the shares that may be issued as Restricted Stock pursuant to Section 4.1) may have a Period of Restriction as determined by the Committee at the time of grant that will lapse prior to the third anniversary of the grant date.  All remaining shares that may be issued with respect to Awards of Restricted Stock pursuant to Section 4.1 shall have a Period of Restriction determined by the Committee at the time of grant that will not lapse until on or after the third anniversary of the grant date.  For the avoidance of doubt, this Section 8.1(c) shall not impair the Committee’s ability to accelerate the vesting of Restricted Stock pursuant to Section 8.6 or to make grants that provide that vesting is accelerated upon Long Service Separation, death or Disability pursuant to Section 8.5 and the shares of Restricted Stock for which such acceleration of vesting occurs shall not be considered in applying the limitations set forth in this Section 8.1(c).

8.2.     Other Restrictions.  Subject to Section 10 herein, the Committee may impose such other conditions and/or restrictions on any ~~Shares~~shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including without limitation, a requirement that Shares will not be issued until the end of the applicable Period of Restriction (i.e., a restricted stock unit), a requirement that Participants pay a stipulated purchase price for each ~~Share~~share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable Federal or state securities laws.  The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.  Except as otherwise provided in this Section 8 or in any Award Document, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.3.     Voting Rights.  Unless otherwise designated by the Committee at the time of grant, Participants to whom Shares of Restricted Stock  (but not restricted stock units) have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.4.     Dividends and Other Distributions.  Unless otherwise designated by the Committee at the time of grant, Participants holding Shares of Restricted Stock (but not restricted stock units) granted hereunder shall be credited with regular cash dividends paid with respect to the underlying Shares while they are so held during the Period of Restriction.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Shares of Restricted Stock, such that the dividends and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception.  In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.5.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which the Participant shall have the right to receive unvested ~~Shares of~~ Restricted Stock following termination of the Participant’s employment with the Company and/or its Subsidiaries or termination of service as a Director.  Such provisions need not be uniform among all ~~Shares~~shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment including; but not limited to, termination of employment for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants; provided, however that, except in the cases of terminations connected with a Change of Control and terminations by reason of death or Disability, the vesting of ~~Shares of~~ Restricted Stock that qualify for the Performance-Based Exception and that are held by Named Executive Officers shall not occur before the time they otherwise would have, but for the employment termination.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such termination provisions, the following termination provisions shall apply:

(a)     Long-Service Separation, Death and Disability.  Unless the Award qualifies for the Performance-Based Exception, if a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated due to Long Service Separation, death or Disability, all ~~Shares~~shares of Restricted Stock of such Participant shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

(b)     Other Termination.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated for any reason other than Long Service Separation, death or Disability, all ~~Shares~~shares of Restricted Stock that are unvested at the date of termination shall be forfeited to the Company.

8.6.     Acceleration of Vesting.  Notwithstanding anything in this Section 8 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of ~~Shares~~shares of Restricted Stock at any time.

8.7.     Transferability.  Except as provided in this Section 8, the ~~Shares~~shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, until the end of the applicable Period of Restriction established by the Committee and specified in the Award Document, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Document.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

Section 9.
Performance Units and Performance Shares

 9.1.     Grant of Performance Units/Shares.

(a)     Grant of Performance Unit/Shares.  Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, which shall not be inconsistent with the terms and provisions of the Plan and shall be set forth in an Award Document.

(b)     Award Document.  All Performance Units and Performance Shares shall be evidenced by an Award Document.  The Award Document shall specify the initial value of the Award, the performance goals and the Performance Period, as the Committee shall determine, and which are not inconsistent with the terms and provisions of the Plan.

9.2.     Value of Performance Units/Shares.  Each Performance Unit shall have an initial value (which may be $0) that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the grant date.  The Committee shall set performance goals in its sole discretion which, depending on the extent to which they are met will determine the number and/or value of Performance Units and/or Performance Shares that will be paid out to the Participant.  For purposes of this Section 9, the time period during which the performance goals must be met shall be called a Performance Period.  Performance Shares not in excess of five percent of the number of shares that may be issued with respect to Awards of Performance Shares, as provided in Section 4.1, may have a Performance Period as determined by the Committee in its sole discretion, and any other Performance Shares shall have a Performance Period, as determined by the Committee, of not less than one year.

9.3.     Earning of Performance Units/Shares.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units and/or Performance Shares shall be entitled to receive payout on the number and value of Performance Units and/or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved, as established by the Committee.

9.4.     Form and Timing of Payment of Performance Units/Shares.  Except as provided below, payment of earned Performance Units and/or Performance Shares shall be made in a single lump sum as soon as reasonably practicable following the close of the applicable Performance Period.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and/or Performance Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units and/or Performance Shares at the close of the applicable Performance Period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.  At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants.

9.5.     Termination of Employment or Service as a Director.  The Committee, in its sole discretion, shall set forth in the applicable Award Document the extent to which the Participant shall have the right to receive payment for Performance Units and/or Performance Shares following termination of the Participant’s employment with the Company and/or its Subsidiaries or termination of service as a Director.  Such provisions need not be uniform among all Performance Units and/or Performance Shares granted pursuant to the Plan, and may reflect distinctions based on the reasons for such termination including; but not limited to, termination for Cause or for Good Reason, or reasons relating to the breach or threatened breach of restrictive covenants.  Subject to Section 15, in the event that a Participant’s Award Document does not set forth such termination provisions, the following termination provisions shall apply:

(a)     Long Service Separation, Death or Disability.  Subject to Section 15, if a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated during a Performance Period due to Long Service Termination, death or Disability, the Participant shall receive a prorated payout of the Performance Units and/or Performance Shares, unless the Committee determines otherwise.  The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units and/or Performance Shares during the Performance Period, and shall further be adjusted based on the achievement of the ~~preestablished~~pre-established performance goals.  Unless the Committee determines otherwise in the event of a termination due to death, Disability or Long Service Separation, payment of earned Performance Units and/or Performance Shares shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

(b)     Other Termination.  If a Participant’s employment with the Company and/or any Subsidiary or service as a Director is terminated during a Performance Period for any reason other than Long Service Termination, death or Disability all Performance Units and/or Performance Shares shall be forfeited by the Participant to the Company.

9.6.     Nontransferability.  Except as otherwise provided in a Participant’s Award Document, Performance Units and/or Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Further, except as otherwise provided in a Participant’s Award Document, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

9.7.     Acceleration of Vesting.  Notwithstanding anything in this Section 9 to the contrary, the Committee, in its sole discretion, shall have the authority to accelerate the vesting of Performance Units and/or Performance Shares at any time.

Section 10.
Performance Measures

10.1.     Performance Measures.  Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Committee in writing and stated in terms of the attainment of specified levels of or percentage changes in any one or more of the following measurements: (a) revenue; (b) primary or fully-diluted earnings per Share; (c) earnings before interest, taxes, depreciation, and/or amortization; (d) pretax income; (e) cash flow from operations; (f) total cash flow; (g) return on equity; (h) return on invested capital; (i) return on assets; (j) net operating profits after taxes; (k) economic value added; (l) total stockholder return; (m) return on sales; or (n) any individual performance objective which is measured solely in terms of quantifiable targets related to the Company or the Company’s business; or any combination thereof.  In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures.

10.2.     Performance Procedures.  The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied.  The Committee shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).  In the event that applicable tax and/or securities laws change to permit Committee sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above.

Section 11.
Award Forfeitures

11.1.     Forfeiture of Options and Other Awards.  Each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees.  If any of the events specified in Section 11.2 occurs (a “Forfeiture Event”), all of the following forfeitures will result:

(a)     The unexercised portion of any Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral pursuant to Section 13 by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(b)     The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral pursuant to Section 13) that occurred on or after (i) the date that is six months before the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a Subsidiary, or (ii) the date that is six months before the date the Participant’s employment by, or service as a Director with the Company or a Subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed.

11.2.     Events Triggering Forfeiture.  The forfeitures specified in Section 11.1 will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by or service as a Director with the Company or a Subsidiary or during the one-year period following termination of such employment or service:

(a)     Non-Solicitation.  The Participant, for his or her own benefit or for the benefit of any other person, company or entity, directly or indirectly, (i) induces or attempts to induce or hires or otherwise counsels, induces or attempts to induce or hire or otherwise counsel, advise, encourage or solicit any person to leave the employment of or the service for the Company or any Subsidiary, (ii) hires or in any manner employs or retains the services of any individual employed by or providing services to the Company or any Subsidiary as of the date of his or her termination of employment, or employed by or providing services to the Company or any Subsidiary subsequent to such termination, (iii) solicits, pursues, calls upon or takes away, any of the customers of the Company or any Subsidiary, (iv) solicits, pursues, calls upon or takes away, any potential customer of the Company or any Subsidiary that has been the subject of a bid, offer or proposal by the Company or any Subsidiary, or of substantial preparation with a view to making such a bid, proposal or offer, within six months before such Participant’s termination of employment with the Company or any Subsidiary, or (v) otherwise interferes with the business or accounts of the Company or any Subsidiary.

(b)     Confidential Information.  The Participant discloses to any person or entity or makes use of any “confidential or proprietary information” (as defined below in this subparagraph (b)) for his or her own purpose or for the benefit of any person or entity, except as may be necessary in the ordinary course of employment with or other service to the Company or any Subsidiary.  Such “confidential or proprietary information” of the Company or any Subsidiary, includes, but is not limited to, the design, development, operation, building or manufacturing of products manufactured and supplied by the Company and its Subsidiaries, the identity of the Company’s or any Subsidiary’s customers, the identity of representatives of customers with whom the Company or any Subsidiary has dealt, the kinds of services provided by the Company or any Subsidiary to customers and offered to be performed for potential customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software and hardware applications and other programs, personnel information, information identifying, relating to or concerning investors in the Company or any Subsidiary, joint venture partners of the Company or any Subsidiary, business partners of the Company or any Subsidiary or other entities providing financing to the Company or any Subsidiary, real estate and leasing opportunities, communications and telecommunications operations and processes, zoning and licensing matters, relationships with, or matters involving, landlords and/or property owners, and other trade secrets.

11.3.     Agreement Does Not Prohibit Competition or Other Participant Activities.  Although the conditions set forth in this Section 11 shall be deemed to be incorporated into an Award, the Plan does not thereby prohibit the Participant from engaging in any activity, including but not limited to competition with the Company and its Subsidiaries.  Rather, the non-occurrence of the Forfeiture Events set forth in Section 11.2 is a condition to the Participant’s right to realize and retain value from his or her compensatory Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein.  This provision shall not preclude the Company and the Participant from entering into other written agreements concerning the subject matter of Sections 11.1 and 11.2 and, to the extent any terms of this Section 11 are inconsistent with any express terms of such agreement, this Section 11 shall not be deemed to modify or amend such terms.

11.4.     Committee Discretion.  The Committee may, in its sole discretion, waive in whole or in part the Company’s right to forfeiture under this Section 11, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company.  In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the Award Document.  Nothing contained herein shall require the Committee to enforce the forfeiture provisions of this Section 11.  Failure to enforce these forfeiture provisions against any individual shall not be construed as a waiver of the Company’s right to forfeiture under this Section 11.

11.5.     Clawback Provision.  Notwithstanding any other provision of the Plan to the contrary, including Section 16.1 which prohibits material and adverse changes to any outstanding Award, any Participant who is an officer of the Company whose negligent, intentional or gross misconduct contributes to the Company’s having to restate all or a portion of its financial statements, will be required to forfeit Awards granted under this Plan and repay the Company the total amount of Award Gain realized by the Participant upon the exercise of an Option or settlement of an Award,  as determined by the Board of Directors, an authorized committee, or its designee, pursuant to the Caterpillar Inc. Guidelines on Corporate Governance Issues, as adopted on February 14, 2007 and any subsequent amendments.  Any Awards granted under this Plan prior to February 14, 2007 are subject to the provisions of this Section 11.5 only with the written consent of the Participant.

Section 12.
Beneficiary Designation

12.1.     Beneficiary Designations.  Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Section 13.
Deferrals

13.1.     Deferrals.  The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares.  If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.  All such deferrals (and rules and procedures) shall be consistent with Code Section 409A and any other applicable law.

Section 14.
Rights and Obligations of Parties

14.1.     No Guarantee of Employment or Service Rights.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

14.2.     Temporary Absence.  For purposes of the Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment.

14.3.     Participation.  No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

14.4.     Right of Setoff.  The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff.  By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 14.

14.5.     Section 83(b) Election.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Document or by action of the Committee in writing before the making of such election.  In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

14.6.     Disqualifying Disposition Notification.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

Section 15.
Change of Control

15.1.     Change of Control.  If a Participant’s employment or service with the Company and/or any Subsidiary terminates either without Cause or for Good Reason within the 12 month period following a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)     Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;

(b)     Any Period of Restriction and other restrictions imposed on Restricted Stock shall lapse; and

(c)     Unless otherwise specified in an Award Document, the maximum payout opportunities attainable under all outstanding Awards of Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change of Control.  The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash to Participants within 30 days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards.

Section 16.
Amendment, Modification, and Termination

16.1.     Amendment, Modification, and Termination.  The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the written consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.  The Committee shall have no authority to waive or modify any other Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan.

Section 17.
Withholding

17.1.     Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

17.2.     Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the withholding requirement shall be satisfied by the Company withholding Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction.

Section 18.
Miscellaneous

18.1.     Unfunded Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.  No such funding shall be established that would cause an amount to be taxable under Code Section 409A before it is received by a Participant or cause an amount to be subject to additional tax under such Section.

18.2.     Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.3.     Compliance with Code Section 162(m).  The Company intends that Options and SARs granted to Named Executive Officers and other Awards designated as Awards to Named Executive Officers shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award.  Accordingly, the terms of Sections 4.2, 6, 7, 8.5, 8.6, 9 and 10, including the definitions of Named Executive Officer and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder.  The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Named Executive Officer with respect to a fiscal year that has not yet been completed, the Committee may, in its discretion, extend the terms of such Sections to any Participant that the Committee deems appropriate.  If any provision of the Plan or any Award Document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

18.4.     Gender and Number; Headings.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

18.5.     Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.6.     Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

18.7.     Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.8.     Securities Law Compliance.  With respect to “insiders,” transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act.  To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  An “insider” includes any individual who is, on the relevant date, an officer, Director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

18.9.     Governing Law.  To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Illinois without regard to the conflict of law provisions thereof.

Appendix B – Proposed Amendments to Restated Certificate of Incorporation

If Proposal 4 is approved by stockholders at the 2010 Annual Meeting, amendments to Article Sixth, subsections (b), (c), (d) and (f) will be approved.  If Proposal 5 is approved by stockholders at the 2010 Annual Meeting, amendments to Article Fifth and Article Sixth, subsection (e) and Article Eighth will be approved.

RESTATED CERTIFICATE OF INCORPORATION
OF
CATERPILLAR INC.

Caterpillar Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation is Caterpillar Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 12, 1986.

2.
This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation and has been duly adopted by the stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware. ~~by amending paragraph (a) of Article FOURTH to increase the total authorized shares and the authorized common stock.~~

3.	The text of the Certificate of Incorporation ~~as~~ is amended ~~or supplemented~~ and restated ~~heretofore is hereby further amended~~ to read as herein set forth in full:

FIRST:  The name of this corporation is Caterpillar Inc.

SECOND:  The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:  (a) The corporation is authorized to issue two classes of shares to be designated, respectively, "common stock" and "preferred stock."  The total number of such shares shall be nine hundred and five million (905,000,000), all of which shares shall have a par value of $1.00 per share.  The total number of shares of common stock authorized to be issued shall be nine hundred million (900,000,000) and the total number of shares of preferred stock authorized to be issued shall be five million (5,000,000).

(b) The shares of preferred stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to establish from time to time by resolution or resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock, and the number of shares constituting any such series and the designation thereof, or any or all of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide).  Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.  Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1(b)(ii), 1(c) and 3(e)(f)1 of Article II, and Section 1 of Article III of the bylaws shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than a majority seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that for the purposes of this Article FIFTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH).

SIXTH:  (a) The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the bylaws of the corporation, subject to the provisions of Article FIFTH herein and this Article SIXTH.

(b) ~~The Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III, which shall be as nearly equal in number as possible.  Each director shall serve~~ At each annual meeting of stockholders, directors shall be elected for a term of office to expire at the next annual meeting of stockholders, with each director to ~~ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected, provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; each initial director in Class II shall hold office until the annual meeting of stockholders in 1988; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989.  Notwithstanding the foregoing provisions of this Article, each director shall~~ serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c) ~~In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.~~  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ and until such director's successor shall have been elected and qualified.

(e) Any director may be removed from office without cause but only by the affirmative vote of the holders of not less than a majority ~~seventy-five percent (75%)~~ of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that for the purpose of this Article SIXTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH).

1
A December 2009 amendment to the Bylaws inserted an additional item into Section 3 of Article II.  This conforming change is necessary to ensure the Restated Certificate of Incorporation references the appropriate section of the Bylaws.

(f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH and the resolution or resolutions establishing such class or series adopted pursuant thereto ~~and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms~~.

SEVENTH:  (a) Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

(b) Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Chairman of the Board or the President, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, but such special meetings may not be called by any other person or persons.

(c) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of this corporation.

(d) Election of directors need not be by written ballot unless the bylaws of this corporation shall so provide.

EIGHTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.  Notwithstanding the foregoing, the affirmative vote of not less than a majority ~~seventy-five percent (75%)~~ of the total voting power of all outstanding shares of stock in this corporation entitled to vote generally in the election of directors voting together as a single class (it being understood that for the purposes of this Article EIGHTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH) shall be required to alter, amend or repeal, or adopt any provisions inconsistent with the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, and this Article EIGHTH.

NINTH:  No director shall be personally liable to the corporation or any stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or any successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation of its stockholders, (ii) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit.  Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

~~4.~~	~~This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.~~

Appendix C – Proposed Amendments to Bylaws

If Proposal 4 is approved by stockholders at the 2010 Annual Meeting, amendments to Article III, Section 1, Subsections (b), (c) and (f) will be approved.  If Proposal 5 is approved by stockholders at the 2010 Annual Meeting, the amendment to Article III, Section 1, Subsection (e) will be approved.

CATERPILLAR INC.
BYLAWS

Article I
Offices

Section 1. Registered Office.
The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices.
The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Article II
Stockholders

Section 1. Stockholder Meetings.
(a)	Place of Meetings. Meetings of stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the board of directors.

(b)	Annual Meeting.

(i)
The annual meeting of stockholders shall be held on the second Wednesday in April in each year at a time designated by the board of directors, or at such a time and date as may be designated by the board.

(ii)
At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the date on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1(b)(ii). The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(c)
Special Meetings. Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the chairman of the board or the vice chairman, or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors, but such special meetings may not be called by any other person or persons.

(d)
Notice of Meetings. Notice of every meeting of the stockholders shall be given in any manner permitted by law, and such notice shall include the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting.

(e)
Quorum. Except as otherwise required by law, the certificate of incorporation and these bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders.  If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.

Section 2. Determination of Stockholders Entitled to Vote.
To determine the stockholders entitled to notice of any meeting or to vote, the board of directors may fix in advance a record date for each as provided in Article VI, Section 1 hereof.

Section 3. Voting.
(a)
Subject to the provisions of applicable law, and except as otherwise provided in the certificate of incorporation, each stockholder present in person or by proxy shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the board of directors or by law as the record date of the determination of stockholders entitled to vote at a meeting.

(b)
Every stockholder entitled to vote may do so in person or by one or more agents authorized by proxy. Such authorization may be in writing or by transmission of an electronic communication, as permitted by law and in accordance with procedures established for the meeting.

(c)	Voting may be by voice or by ballot as the chairman of the meeting shall determine.

(d)
In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Directors shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

(e)
In advance of any meeting of stockholders the board of directors may appoint one or more persons (who shall not be candidates for office) as inspectors of election to act at the meeting. If inspectors are not so appointed, or if an appointed inspector fails to appear or fails or refuses to act at a meeting, the chairman of any meeting of stockholders may, and on the request of any stockholder or his proxy shall, appoint inspectors of election at the meeting.

(f)
Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Article III
Board of Directors

Section 1. Election of Directors.
(a)
Number. The authorized number of directors of the corporation shall be fixed from time to time by the board of directors but shall not be less than three (3). The exact number of directors shall be determined from time to time either by a resolution or bylaw duly adopted by the board of directors.

(b)
Election and Terms of Directors.  Each director shall serve for a term of office to expire at the next annual meeting of stockholders, with each director to ~~Classes of Directors. The board of directors shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; each initial director in Class II shall hold office until the annual meeting of stockholders in 1988; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989. Notwithstanding the foregoing provisions of this subsection (b), each director shall~~ serve until his successor is duly elected and qualified or until his death, resignation or removal.

(c)
Newly Created Directorships and Vacancies. ~~In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible.~~ No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ and until such director's successor shall have been elected and qualified.

(d)	Nomination of Directors. Candidates for director shall be nominated either

(i)	by the board of directors or a committee appointed by the board of directors or

(ii)
by nomination at any such stockholders' meeting by or on behalf of any stockholder entitled to vote at such meeting provided that written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

(e)
Removal. Any director may be removed from office without cause but only by the affirmative vote of the holders of not less than a majority ~~seventy-five percent (75%)~~ of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

(f)
Preferred Stock Provisions. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, nominations, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH of the certificate of incorporation and the resolution or resolutions establishing such class or series adopted pursuant thereto ~~and such directors so elected shall not be divided into classes pursuant to Article SIXTH of the certificate of incorporation unless expressly provided by such terms~~.

Section 2. Meetings of the Board of Directors.
(a)	Regular Meetings. Regular meetings of the board of directors shall be held without call at the following times:

(i)	8:30 a.m. on the second Wednesday in February, April, June, August, October and December;

(ii)	one-half hour prior to any special meeting of the stockholders, and immediately following the adjournment of any annual or special meeting of the stockholders.

Notice of all such regular meetings is hereby dispensed with.

(b)
Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, any two (2) directors or by any officer authorized by the board. Notice of the time and place of special meetings shall be given by the secretary or an assistant secretary, or by any other officer authorized by the board. Such notice shall be given to each director personally or by mail, messenger, telephone or telegraph at his business or residence address. Notice by mail shall be deposited in the United States mail, postage prepaid, not later than the third (3rd) day prior to the date fixed for the meeting. Notice by telephone or telegraph shall be sent, and notice given personally or by messenger shall be delivered, at least twenty-four (24) hours prior to the time set for the meeting. Notice of a special meeting need not contain a statement of the purpose of the meeting.

(c)
Adjourned Meetings. A majority of directors present at any regular or special meeting of the board of directors, whether or not constituting a quorum, may adjourn from time to time until the time fixed for the next regular meeting. Notice of the time and place of holding an adjourned meeting shall not be required if the time and place are fixed at the meeting adjourned.

(d)
Place of Meetings. Unless a resolution of the board of directors, or the written consent of all directors given either before or after the meeting and filed with the secretary, designates a different place within or without the State of Delaware, meetings of the board of directors, both regular and special, shall be held at the corporation's offices at 100 N.E. Adams Street, Peoria, Illinois.

(e)
Participation by Telephone. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

(f)
Quorum. At all meetings of the board one-third of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting. Less than a quorum may adjourn any meeting of the board from time to time without notice.

Section 3. Action Without Meeting.
Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board.

Section 4. Compensation of Directors.
The directors may be paid such compensation for their services as the board shall from time to time determine. Directors who receive salaries as officers or employees of the corporation shall not receive additional compensation for their services as directors.

Section 5. Committees of the Board.
There shall be such committees of the board of directors each consisting of two or more directors with such authority, subject to applicable law, as a majority of the board shall by resolution determine. Committees of the board shall meet subject to the call of the chairman of each committee and shall prepare and file with the secretary minutes of their meetings. Unless a committee shall by resolution establish a different procedure, notice of the time and place of committee meetings shall be given by the chairman of the committee, or at his request by the chairman of the board or by the secretary or an assistant secretary. Such notice shall be given to each committee member personally or by mail, messenger, telephone or telegraph at his business or residence address at the times provided in subsection (b) of Section 2 of this Article for notice of special meetings of the board of directors. One-third of a committee but not less than two members shall constitute a quorum for the transaction of business. Except as a committee by resolution may determine otherwise, the provisions of Section 3 and of subsections (c), (d) and (e) of Section 2 of this Article shall apply, mutatis mutandis, to meetings of board committees.

Article IV
Officers

Section 1. Officers.
The officers of the corporation shall be a chairman of the board, who shall be the chief executive officer, one or more group presidents, one or more vice presidents (one of whom shall be designated the chief financial officer), a secretary and a treasurer, together with such other officers as the board of directors shall determine. Any two or more offices may be held by the same person.

Section 2. Election and Tenure of Officers.
Officers shall be elected by the board of directors, shall hold office at the pleasure of the board, and shall be subject to removal at any time by the board. Vacancies in office may be filled by the board.

Section 3. Powers and Duties of Officers.
Each officer shall have such powers and duties as may be prescribed by the board of directors or by an officer authorized so to do by the board.

Section 4. Compensation of Officers.
The compensation of officers shall be determined by the board of directors; provided that the board may delegate authority to determine the compensation of any assistant secretary or assistant treasurer, with power to redelegate.

Article V
Indemnification

The corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation. The corporation shall pay or reimburse the actual and reasonable expenses (including attorneys fees) of such person incurred in defending any threatened or pending proceeding in advance of its final disposition if the corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article V or otherwise.

The foregoing provisions of this Article V shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

The board of directors in its discretion shall have power on behalf of the corporation to indemnify and advance expenses to any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the corporation.

Article VI
Miscellaneous

Section 1. Record Date.
(a)
In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions at the adjourned meeting.

(b)
In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board may fix, in advance, a record date, which shall not be more than sixty (60) days prior to any such corporate action. If not fixed by the board, the record date shall be at the close of business on the day on which the board of directors adopts resolution relating thereto.

(c)
Stockholders on a record date are entitled to notice, to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided by agreement or by applicable law.

Section 2. Stock Certificates.
(a)
Shares of the corporation may be certificated or uncertificated, as provided under the laws of the State of Delaware.  Every holder of certificated shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman of the board or the vice chairman, or by the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b)
The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Corporate Seal.
The corporation shall have a corporate seal in such form as shall be prescribed and adopted by the board of directors.

Section 4. Construction and Definitions.
Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these bylaws.

Section 5. Amendments.
Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at the meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the certificate of incorporation and these bylaws, the board of directors may by majority vote of those present at any meeting at which a quorum is present amend these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

Proxy Card

PROXY AND VOTING INSTRUCTION

ANNUAL MEETING OF STOCKHOLDERS—JUNE 9, 2010

This proxy is solicited on behalf of the Board of Directors

At the Annual Meeting of Stockholders of Caterpillar Inc. (the "Company" or "Caterpillar") on June 9, 2010, or at any adjournments thereof, the undersigned hereby (i) appoints C.C. SPEARS and J.J. FUNK, and each of them, proxies with power of substitution to vote the common stock of the undersigned and/or (ii) directs THE NORTHERN TRUST COMPANY, CIBC MELLON TRUST COMPANY or RELIANCE TRUST COMPANY, as Trustee, to appoint C.C. SPEARS and J.J. FUNK, and each of them, proxies with power of substitution to vote all shares of the Company’s stock credited to the accounts of the undersigned under any Caterpillar Inc. or subsidiary employee benefit plan at the close of business on April 12, 2010, as directed hereon on the following matters, and, in their discretion, on any other matters that may come before the meeting. For employee benefit plan participants, if the trustees have not received directions from the undersigned by 8:00 a.m. Eastern Time, on June 7, 2010, the trustees will act in accordance with the employee benefit plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

SEE REVERSE SIDE
^TO VOTE BY MAIL, PLEASE DETACH HERE^

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive next year’s proxy materials via the Internet. To sign up for this optional service, visit https://www.proxyvotenow.com/cat. Please note you must type an “s” after “http”.

X	Please mark your vote as in this example

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors' recommendations.

Directors recommend a vote "FOR"

1.	Election of Class III - Directors nominated for election this year
		FOR	WITHHOLD
			
Nominees: 01. John T. Dillon 02. Juan Gallardo 03. William A. Osborn 04. Edward B. Rust, Jr. 05. Susan C. Schwab
For, except vote withheld from the following nominee(s):

		FOR	AGAINST	ABSTAIN
2.	Ratify Auditors			

3.	Amend 2006 Long-Term Incentive Plan			

4.	Amend Articles and Bylaws to Declassify Board			

5.	Amend Articles and Bylaws to Eliminate Supermajority Vote Requirements			

Directors recommend a vote "AGAINST"

		FOR	AGAINST	ABSTAIN
6.	Stockholder Proposal—Independent Chairman of the Board			
7.	Stockholder Proposal—Review of Global Corporate Standards			
8.	Stockholder Proposal—Special Stockholder Meetings			

DATE	2010

SIGNATURE

SIGNATURE

NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^TO VOTE BY MAIL, PLEASE DETACH HERE^

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Caterpillar Inc.
common stock for the upcoming Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.
Vote by Telephone—Please call toll-free at 1-888-216-1363 on a touch-tone telephone and follow the simple recorded instructions. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts. Your vote will be confirmed and cast as you directed. (Telephone voting is available for residents of the U.S. and Canada only.)

OR
2.	Vote by Internet—Please access https://www.proxyvotenow.com/cat and follow the simple instructions on the screen. Please note you must type an “s” after “http”.

[Control Number]

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

OR
3.
Vote by Mail—If you do not wish to vote by telephone or over the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Caterpillar Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

Notice Card

Important Notice Regarding the Availability of
Proxy Materials for the Caterpillar Inc.
Annual Meeting of Stockholders to Be Held on June 9, 2010

As allowed under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials, including the 2010 proxy statement and 2009 general and financial information, for the Caterpillar Inc. 2010 Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper or e-mail copies. Information about the annual meeting, including the items to be voted on, is provided on the reverse side of this notice.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

[Control Number]

To view the proxy materials, please have this notice available and visit:  www.eproxyaccess.com/cat2010

Please have this notice available when you access the voting website. Follow the instructions on the screen to log into the website to vote. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one by following the instructions below:

▪	Internet – Go to www.eproxyaccess.com/cat2010 and follow the registration instructions.

▪	Telephone – Call us free of charge at 1-866-580-7648 from within the United States or Canada.

▪
E-mail – Send us an e-mail at cat@eproxyaccess.com, using the number in the box above as the subject line, and state whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or all future meetings.

There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before June 1, 201009 to facilitate timely delivery.

Caterpillar Inc.
Notice of Annual Meeting of Stockholders

The annual meeting of stockholders of Caterpillar Inc. will be held on Wednesday, June 10, 2009 at 1:30 p.m., Central Daylight Time, at the Northern Trust Building, 50 South LaSalle Street, Chicago, Illinois.

The matters intended to be acted upon at the meeting are listed below:

1.	Election of directors: John T. Dillon, Juan Gallardo, William A. Osborn, Edward B. Rust, Jr., and Susan C. Schwab.
2.	Proposal to ratify the appointment of the independent registered public accounting firm for the 2010 fiscal year.
3.	Amend 2006 Long-Term Incentive Plan.
4.	Amend Restated Certificate of Incorporation and Bylaws to Provide for Annual Election of Directors.
5.	Amend Restated Certificate of Incorporation and Bylaws to Eliminate Supermajority Voting Requirements.
6.	Stockholder Proposal - Independent Chairman of the Board.
7.	Stockholder Proposal - Review of Global Corporate Standards.
8.	Stockholder Proposal - Special Stockholder Meetings.
9.	To consider such other business as may properly come before the meeting.

The Board of Directors recommends that you vote FOR the election of each of the nominees for director, FOR the ratification of the appointment of the independent registered public accounting firm for the 2010 fiscal year, FOR the amendment of the 2006 Long-Term Incentive Plan, FOR the amendments to the Restated Certificate of Incorporation and Bylaws and AGAINST the three stockholder proposals.

THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice.

These items of business are more fully described in the proxy materials relating to the annual meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote via the Internet or to request a paper or e-mail copy of the proxy materials. Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

You are entitled to vote at the annual meeting only if you were a stockholder of Caterpillar Inc. as of the close of business on April 12, 2010, which is the record date for the annual meeting.

If you are a stockholder as of the record date, you are invited to attend the annual meeting and you may vote in person.

You must have an admission ticket to attend. Procedures for requesting the admission ticket are included in the proxy materials. Directions to attend the meeting will be provided along with any issued admission tickets.